                                                                  Exhibit 10.34

                             DATED 24 September 1992

                                  LDT PARTNERS

                                     - to -

                       GOLDMAN SACHS INTERNATIONAL LIMITED

                     -------------------------------------

                     COUNTERPART/
                                      LEASE

                                     - of -

                     Peterborough Court, 133 Fleet Street,
                       and Daniel House, 140 Fleet Street,
                                   London EC4

                     -------------------------------------

                        TERM COMMENCES : 25th March 1991

                               EXPIRES : 24th March 2016

                     -------------------------------------

                           LINKLATERS & PAINES, (GNR)
                                Barrington House,
                              59-67 Gresham Street,
                                London EC2V 7JA.

                                      INDEX

Clause                                                                      Page
------                                                                      ----

1.    DEFINITIONS ..........................................................   1

2.    DEMISE AND RENTS .....................................................   7

3.    TENANT'S COVENANTS ...................................................   8

       (1)  Rent ...........................................................   8
       (2)  Interest on overdue moneys .....................................   8
       (3)  Outgoings ......................................................   8
       (4)  Utilities ......................................................   9
       (5)  Common facilities ..............................................   9
       (6)  Repairs ........................................................   9
       (7)  Plant and Machinery ............................................  10
       (8)  Exterior decoration ............................................  10
       (9)  Interior decoration ............................................  11
       (10) Cleaning .......................................................  11
       (11) Permit entry ...................................................  11
       (12) Notices to repair ..............................................  11
       (13) Dangerous Substances and Insurances ............................  12
       (14) Overloading floor and services .................................  13
       (15) Conduits .......................................................  13
       (16) Disposal of refuse .............................................  14
       (17) User ...........................................................  14
       (18) Signs ..........................................................  15
       (19) Alterations ....................................................  16
       (20) Assignments ....................................................  17
       (21) Type A Underlettings ...........................................  18
       (22) Type B Underlettings ...........................................  20
       (23) Sharing ........................................................  23
       (24) Registration ...................................................  25
       (25) Collection of rents ............................................  25
       (26) Management .....................................................  25
       (27) Easements ......................................................  26
       (28) Landlord's costs ...............................................  26
       (29) Statutory requirements .........................................  27
       (30) Planning .......................................................  28
       (31) Defects and indemnity ..........................................  29
       (32) Reletting notices ..............................................  30
       (33) Applications for consent .......................................  30
       (34) Freehold covenants .............................................  30
       (35) Breaches by underlessees .......................................  30
       (36) Yielding up ....................................................  30
       (37) VAT ............................................................  31
       (38) Reimbursement of VAT ...........................................  32
       (39) VAT election ...................................................  32


                                      (i)

4.     LANDLORD'S COVENANTS ................................................  32

       (1) Quiet enjoyment .................................................  32
       (2) Insurance .......................................................  33
       (3) VAT .............................................................  35

5.     PROVISOS ............................................................  35

       (1) Forfeiture ......................................................  35
       (2) Ascertainment of Rent ...........................................  37
       (3) Underlease of Type B Premises to associates .....................  37
       (4) Assignments .....................................................  38
       (5) Deemed assignments ..............................................  39
       (6) Covenants relating to adjoining property ........................  41
       (7) Cesser of rent ..................................................  41
       (8) Effect of waiver ................................................  41
       (9) Notices .........................................................  42

FIRST SCHEDULE  - The Demised Premises .....................................  42

SECOND SCHEDULE - Documents which affect or relate to the
                  Demised Premises .........................................  43

THIRD SCHEDULE  - Rent .....................................................  44

                      Part I -- Definitions ................................  44
                          II -- Ascertainment of the Rent and balancing
                                payments ...................................  55
                         III -- Payments on account ........................  58
                          IV -- Bank accounts ..............................  60
                           V -- Facilities for verification ................  61
                          VI -- Expert determination .......................  62
                         VII -- Review of the Type A Rent ..................  62
                        VIII -- Redesignation of Type A Premises
                                on underletting ............................  67
                          IX -- Redesignation of Type B Premises
                                on occupation by Landlord ..................  70

FOURTH SCHEDULE - The Guarantor's Covenants ................................  73

ANNEXURES       - Plans
                - Approved Form of Underlease
                - Rent Review Specification
                - Review Form of Lease


                                      (ii)

                                                               [GRAPHIC OMITTED]

THIS LEASE made the 24th day of September One thousand nine hundred and ninety-two BETWEEN LDT PARTNERS of 85 Broad Street New York, New York 10004 (hereinafter called "the Landlord") of the one part and GOLDMAN SACHS INTERNATIONAL LIMITED whose registered office is at Peterborough Court 133 Fleet Street London EC4 (hereinafter called "the Tenant") of the other part

      W I T N E S S E T H as follows:-

1. DEFINITIONS

      IN this Lease unless there be something in the subject or context inconsistent therewith:-

1. (1) (a) Where there are two or more persons included in the expression "the Tenant" covenants contained in this Lease which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

1. (1) (b) Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall also include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or deriving validity therefrom;

1. (1) (c) (i) Any two companies shall be taken to be members of a group if and only if one is the subsidiary of the other or both are subsidiaries of a third company;

1. (1) (c) (ii) Any company corporation or partnership shall be taken to be "associated" with another if and only if one is a subsidiary or affiliate of another or both are subsidiaries or affiliates of a third company corporation or partnership;

1. (1) (c) (iii) In determining whether any company is a subsidiary of another company the word subsidiary bears the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted;

1. (1) (c) (iv) In determining whether any corporation (which shall be construed in accordance with Section 740 of the Companies Act 1985 as originally enacted) is a subsidiary of another corporation or of a company or whether any company is a subsidiary of a corporation the word subsidiary bears the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted but modified only so that 'company' includes 'corporation' for this purpose;

1. (1) (c) (v) A partnership (which shall be construed as including a partnership under the laws of the United Kingdom or elsewhere) shall be taken to be a subsidiary of another partnership or of a company or corporation if that other partnership or company or corporation is entitled to more than one half of the assets or more than one half of the income of the first mentioned partnership;

1. (1) (c) (vi) A company or corporation shall be deemed to be a subsidiary of a partnership if that partnership controls the composition of the board of directors of the company or corporation or holds more than half in nominal value of the issued equity share capital of the company or corporation;

1. (1) (c) (vii) An "affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person (for the purposes of this paragraph 'control' (including 'control by' or under 'common control with') shall mean the power to direct management and policies directly or indirectly whether through the ownership of voting securities or equity interests by contract or otherwise);

1. (1) (d) Any covenant by the Tenant not to do any act or thing shall include an obligation not to permit allow or suffer such act or thing to be done;

1. (1) (e) The titles or headings appearing in this Lease are for reference only and shall not affect the construction hereof;

1. (1) (f) Any reference to Value Added Tax shall include any tax of a similar nature that may be substituted for or levied in addition to it;

1. (2) The following expressions shall have the meanings hereinafter mentioned (that is to say):-

1. (2) (a) "the Landlord" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term:

1. (2) (b) (i) "the Tenant" shall include its successors in title and in the case of an individual shall include his personal representatives;

1. (2) (b) (ii) "the Guarantor" means the person or persons from time to time guaranteeing the obligations of the Tenant hereunder and in the case of an individual shall include his personal representatives Provided that for the purposes of Clause 5(1)(d)(e) and (f) hereof the expression shall mean only the guarantor(s) of the Tenant in whom this Lease is vested from time to time and not of any other Tenant who shall have assigned its interest hereunder;

and where there are two or more persons included in the expression "the Tenant" or "the Guarantor" such expression shall include each of such persons:

1. (2) (c) "the Term" means the term of years hereby granted and includes any period of holding over or any extension or continuation whether by statute or common law;

1. (2) (d) "this Lease" means this lease and any document supplemental hereto or collateral herewith or entered into pursuant to or in accordance with the terms hereof;

1. (2) (e) "Adjoining Property" means any land and/or buildings adjoining or neighbouring the Demised Premises;

1. (2) (f) "the Demised Premises" means the land and premises described in the First Schedule hereto and each and every part thereof together with the appurtenances thereto and the buildings thereon and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor and shall also include all landlord's fixtures and fittings from time to time in and about the same including but not limited to all lifts lift shafts and lift machinery escalators all boilers central heating and air conditioning plant all electrical and mechanical plant machinery equipment and apparatus and water and sanitary apparatus;

1. (2) (g) "Peterborough Court" means the part of the Demised Premises shown for the purpose of identification only edged green on the location plan marked "A" annexed hereto together with the appurtenances thereto and the courtyard and building thereon known as Peterborough Court 133 Fleet Street London E.C.4 and each and every part thereof and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor;

1. (2) (h) "Daniel House" means the part of the Demised Premises shown for the purpose of identification only edged blue on the location plan marked "A" annexed hereto together with the appurtenances thereto and the building thereon known as Daniel House 140 Fleet Street London E.C.4 and each and every part thereof and all additions alterations and improvements thereto and reinstatements thereof or buildings substituted therefor;

1. (2) (i) "Buildings" means Peterborough Court and Daniel House;

1. (2) (j) "Type A Premises" means Peterborough Court excluding the parts thereof shown for identification edged red (and at basement level coloured blue and green) on Drawing Nos. A1O1 A102 A104 A107 A108 A109 and A118 marked "B" annexed hereto;

1. (2) (k) "Type B Premises" means the whole of Daniel House and the parts of Peterborough Court shown for identification edged red (and at basement level coloured blue and green) on Drawing Nos A101 A102 A104 A107 A108 A109 and A118 marked "B" annexed hereto;

1. (2) (1) "Management Premises" means the parts of the Demised Premises shown for identification coloured purple on Drawing Nos A102 and A104 annexed hereto used in connection with the provision of management services for the Demised Premises or any part thereof;

1. (2) (m) "Lettable Unit" means any unit of accommodation other than the Management Premises forming part of the Demised Premises designed or adapted for separate occupation or letting from time to time;

1. (2) (n) "Approved Form of Underlease" means the standard form annexed hereto in relation to the Type B Premises in Peterborough Court and the same form in relation to parts of Daniel House with such amendments as the Tenant may propose from time to time and which shall be approved by the Landlord (such approval not to be unreasonably withheld);

1. (2) (o) "Related Company" means any company within the same group of companies as the Tenant as specified in Clause 1(1)(c)(i);

1. (2) (p) "the Insured Risks" means risks in respect of loss or damage by fire lightning explosion earthquake aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom impact by vehicles or animals riot and civil commotion storm tempest flood bursting or overflowing of water tanks apparatus or pipes subsidence malicious damage and such other risks or insurance as may from time to time reasonably be required by the Landlord or reasonably be required by the Tenant in the interests of good estate management subject to such exclusions and limitations as may be usual in the London insurance market and imposed by the Insurers;

1. (2) (q) "the Loss of Rent" means the loss of the aggregate of the Type A Rent and the rents from time to time reserved or in the Landlord's reasonable estimation likely to be reserved by underleases of all Lettable Units in the Type B Premises for five years (and subject to the same being available on reasonable terms in the London insurance market for an additional two years) or such longer period as may reasonably be required by the Landlord or the Tenant having regard to the likely period required for reinstatement in the event of either partial or total destruction in an amount which would take into account potential increases in rent in accordance with the rent review provisions contained in this Lease and any underlease of Type B Premises and any Value Added Tax properly chargeable in respect thereof;

1. (2) (r) "the Full Cost of Reinstatement" shall mean all costs (including the cost of shoring up demolition and site clearance architects' surveyors' and other professional fees) and Value Added Tax which would be likely to be incurred in rebuilding or reinstatement in accordance with the requirements of this Lease at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs expected or anticipated to take place at any time up to the date of completion of the rebuilding or reinstatement and shall be the amount properly specified by the Landlord or such greater amount as shall reasonably and properly be required by the Tenant;

1. (2) (s) "the Insurers" means the insurance office or underwriters with whom the insurance cover referred to in Clause 4(2) hereof is effected;

1. (2) (t) "Net Internal Area" means Net Internal Area as defined in the Code of Measuring Practice published by The Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Third Edition January 1990) as modified or superseded from time to time;

1. (2) (u) "Type A Rent" has the meaning ascribed to it in paragraph (P) of Part I of the Third Schedule hereto;

1. (2) (v) "the Rent Review Specification" means the Base Fitting-Out Specification together with the Base Building Specification and the Schedule of Agreed Additions to and Omissions from the Base Building Contract annexed hereto detailing the standard and extent of the premises to be assumed on a review of the Type A Rent;

1. (2) (w) "the Planning Acts" means Town and Country Planning Act 1990; Planning (Listed Buildings and Conservation Areas) Act 1990: Planning (Hazardous Substances) Act 1990; and Planning (Consequential Provisions) Act 1990;

1. (2) (x) "the Prescribed Rate" means a rate of interest being four per centum per annum over the base rate from time to time of Barclays Bank PLC or over such other rate as may from time to time replace the same or over such other comparable rate as the Landlord may from time to time reasonably require;

1. (2) (y) "Business Day" means any day from Monday to Friday (inclusive) other than Good Friday Christmas Day and bank and public holidays.

2. DEMISE AND RENTS

      THE Landlord HEREBY DEMISES unto the Tenant ALL THAT the Demised Premises TO HOLD the same SUBJECT to the provisions contained or referred to in the documents referred to in the Second Schedule hereto (in so far as the same are still subsisting and capable of being enforced and affect the Demised Premises but not further or otherwise) unto the Tenant on and from the Twenty-fifth day of March One thousand nine hundred and ninety-one for a TERM of years expiring on the Twenty-fourth day of March Two thousand and sixteen YIELDING AND PAYING thereof or during the Term and in proportion for any less time than a year:-

      FIRST the rent calculated payable and subject to review as provided in the Third Schedule hereto; and

      SECONDLY by way of additional rent all sums which the Landlord may from time to time properly pay in respect of insurance of the Loss of Rent and in respect of the insurance of the Demised Premises against loss or damage by the Insured Risks and the other matters referred to in Clause 4(2) such sums to be payable on demand; and

      THIRDLY by way of additional rent all sums which the Tenant shall become liable to pay pursuant to Clause 3(2) such sums to be payable on demand.

3. TENANT'S COVENANTS

      THE Tenant to the intent that the obligations hereby created shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:-

3. (1) Rent To pay the rent hereinbefore reserved at the times and in the manner aforesaid;

3. (2) Interest on overdue moneys If any sum payable by the Tenant under this Lease shall not be paid on the due date in the case of the rent first hereinbefore reserved) or shall not be paid on the date seven Business Days following demand or (if later) the ascertainment thereof (in the case of other sums) to pay on demand to the Landlord as additional rent interest thereon at the Prescribed Rate from the date when the same became due until payment thereof (as well after as before any judgment);

3. (3) Outgoings To bear pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Demised Premises or upon the owner or occupier in respect thereof other than:-

      (a) any tax assessed on the Landlord in respect of any rent received by the Landlord under this Lease (unless the statute imposing such tax shall prescribe or intend that the tax is to be payable by the Tenant); and

      (b) any tax payable only as a direct result of the grant of this Lease or any dealing by the Landlord with its reversionary interest in the Demised Premises;

      (c) any Value Added Tax (but without prejudice to Clause 3(37);

3. (4) Utilities To pay to the suppliers of and to indemnify the Landlord against all charges for water electricity gas all types of telephonic communication and other services used on or in relation to the Demised Premises (including without limitation all charges for meters and all standing charges);

3. (5) Common facilities To pay on demand a fair and reasonable contribution (to be properly determined by the Landlord) towards the cost and expense of constructing repairing rebuilding renewing lighting cleansing and maintaining all walls and fences and sewers and drains gutters water courses and external pipes and other things the use of which is common to or capable of being used in common with the Demised Premises and other premises;

3. (6) (a) Repairs To repair and to put and keep in good and substantial repair and condition the Demised Premises and as and when necessary to replace any of the landlord's fixtures and fittings which be or become beyond repair with new ones which are similar in type and quality (damage by the Insured Risks excepted save to the extent that payment of the insurance monies shall be withheld by reason of any act neglect or default of the Tenant or any undertenant or any person under its or their control);

3. (6) (b) As often as shall be necessary in order to comply with the covenant contained in sub-clause (a) of this Clause 3(6) to rebuild reinstate or replace the Demised Premises or any part or parts thereof (damage by any of the Insured Risks excepted in each case save to the extent that payment of any insurance be refused in whole or in part by reason of or arising out of any neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control)

3. (6) (c) To keep all parts of the Demised Premises which are not built upon in a good and clean condition adequately surfaced and free from weeds and all landscaped areas properly cultivated and maintained and all trees (if any) preserved;

3. (7) Plant and machinery To keep all plant machinery apparatus and equipment in the Demised Premises properly maintained and in good working order and condition and for that purpose:-

      (a) to employ reputable contractors to inspect maintain and service the same regularly;

      (b) to renew or replace all working and other parts as and when necessary;

      (c) to use all reasonable endeavours to ensure by directions to the Tenant's staff and otherwise, that such plant and machinery is properly operated;

3. (8) Exterior decoration As often as may be necessary and in any event not less frequently than once in every third year of the Term and also during the last year thereof (howsoever the same may be determined) properly to prepare and thereafter in a good and workmanlike manner to decorate all exterior parts of the Demised Premises as are usually or ought to be decorated to restore point and make good all exterior brickwork stucco concrete and stonework where necessary and to clean and treat all exterior metal and cladding as appropriate using in all cases good quality suitable materials carrying out such works in accordance with any instructions of the manufacturers of the products used in a colour or finish which if different from the existing shall be previously approved in writing by the Landlord;

3. (9) Interior decoration As often as may be necessary and in any event not less frequently than once in every fifth year during the Term and also during the last year thereof (howsoever the same may be determined) properly to prepare and decorate the interior of the Demised Premises throughout in a good and workmanlike manner in accordance with any instructions of the manufacturers of the products used such decoration and treatment in the last year of the Term to be executed in such colours and with such materials as the Landlord may reasonably approve;

3. (10) Cleaning To keep the exterior and the interior of the Demised Premises properly cleaned and tidy and clear of all rubbish and at least once in every month to clean or procure the cleaning of both sides of all windows and window frames in the Demised Premises;

3. (11) Permit entry To permit the Landlord and all persons authorised by the Landlord at all times on giving reasonable prior written notice (except in emergency) to the Tenant to enter the Demised Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed to view the state of repair and condition thereof and to take a schedule of the landlord's fixtures and of any dilapidations and to exercise the rights herein excepted and reserved Provided That the Landlord shall procure that the person entering shall cause as little damage and inconvenience to the Tenant and/or other occupiers as reasonably practicable and shall make good any physical damage caused thereby;

3. (12) Notices to repair To remedy all breaches and repair all defects of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable hereunder and to commence the same as soon as reasonably practicable after receipt of such notice (or sooner if requisite) and thereafter diligently to proceed with and complete the same as soon as reasonably practicable and if the Tenant shall fail to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter the Demised Premises to make good the same at the cost of the Tenant which cost (together with all Solicitors' and Surveyors' charges and other expenses which may be properly incurred by the Landlord in connection therewith) shall be repaid by the Tenant to the Landlord on demand and in default of payment the same shall be recoverable as rent in arrear;

3. (13) (a) Dangerous Substances and Insurances Not to bring into the Demised Premises or to place or store or permit to remain therein any article or thing which is or may become dangerous offensive combustible inflammable radioactive or explosive and not to carry on or do thereon any hazardous trade or act in consequence of which the Landlord would be likely to be prevented from insuring the Demised Premises at the ordinary rate of premium or whereby any insurance effected in respect thereof of which details have been supplied to the Tenant would be likely to be vitiated or prejudiced and not without the written consent of the Landlord (which shall not be unreasonably withheld if the Tenant pays any additional premium) to do anything whereby any additional premium becomes payable for the insurance of the Demised Premises;

3. (13) (b) In the event of the Demised Premises or any part thereof being destroyed or damaged by any peril or risk whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant;

3. (13) (c) To comply with all the proper requirements (and recommendations failure to comply with which would be likely to vitiate or prejudice any insurance on usual terms effected in respect of the Demised Premises) of the Insurers relating to the Demised Premises;

3. (13) (d) Not to effect any insurance relating to the Demised Premises which would have the effect of causing the Insurers to refuse to make payment of any claim in full;

3. (13) (e) If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which causes the Insurers to refuse to make payment of any claim of the Landlord in full then (to the extent that the claim shall not be so met) the Tenant shall apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received;

3. (13) (f) The Tenant shall notify the Landlord in writing at the time of the installation thereof of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which may be or become landlord's fixtures and fittings for the purpose of enabling the Landlord to effect adequate insurance cover for the same;

3. (13) (g) In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part by any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the irrecoverable insurance moneys;

3. (14) (a) Overloading floors and services Not to overload the floors of the Demised Premises or suspend any excessive weight from the roofs ceilings walls stanchions or structure of the Demised Premises and not to overload any supplies in or serving the Demised Premises;

3. (14) (b) Not to do anything which may subject the Demised Premises to any strain beyond that which they are designed to bear with due margin for safety;

3. (14) (c) To observe the weight limits prescribed for all lifts in the Demised Premises;

3. (15) Conduits Not to discharge into any conducting media in the Demised Premises any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the conducting media or the drainage system of the Demised Premises or any adjoining property;

3. (16) Disposal of refuse Not to deposit on any part of the Demised Premises any trade empties rubbish or refuse of any kind other than in proper receptacles and not to burn any rubbish or refuse on the Demised Premises;

3. (17) (a) User Not to carry on upon or use the Demised Premises for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor to do on the Demised Premises any act or thing whatsoever which constitutes a nuisance or causes damage (other than as a result of competition from any business carried on at the Demised Premises) to the prejudice of the Landlord or the owners or occupiers of any adjoining or neighbouring premises or any of them or which may be injurious to the character of the Demised Premises;

3. (17) (b) Not to hold on the Demised Premises any sale by auction or public exhibition or public show or spectacle or political meetings or gambling or to use the Demised Premises as a Post Office an Employment Exchange an office of the Department of Health or the Department of Social Security at which the general public call without appointment a staff or other employment agency a betting shop turf accountant's or bookmaker's office an undertaker a travel ticket or estate agency Provided always that this covenant shall not operate to prevent the provision of an executive selection service;

3. (17) (c) Without prejudice to the provisions of paragraphs (a) and (b) of this sub-clause not to use the parts of the Demised Premises shown coloured orange on Drawings Nos A104 A118 and AC/02 annexed hereto otherwise than for such retail or restaurant or wine bar or office use as shall be approved by the Landlord nor to use the remainder of the Demised Premises otherwise than as offices with storage and other accommodation ancillary to such office use; and

3. (17) (d) The Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever;

3. (18) Signs Not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior any pole flag aerial advertisement poster notice or other sign without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) except non-illuminated signs business names and business logos of a size style character and design which is in keeping with the character and appearance of the Buildings together from time to time with suitable letting boards in connection with a campaign to assign or underlet all or part of the Demised Premises in such positions as shall previously have been approved by the Landlord (such approval not to be unreasonably withheld or delayed) Provided that:-

3. (18) (a) the Tenant shall have the right to re-name the Buildings to alternative names (including ones featuring the name of the Tenant or underlessees);

3. (18) (b) the Tenant may use the flag poles on the Fleet Street elevation of Daniel House and display from them suitable flags;

Subject in every case to compliance by the Tenant with all relevant regulations in respect thereof statutory or otherwise;

3. (19) (a) Alterations Not to erect any new building or new structure on the Demised Premises or any part thereof nor to alter add to or change the height elevation or external architectural or decorative design or appearance of the Demised Premises nor to merge the Demised Premises with any adjoining property;

3. (19) (b) Not to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Demised Premises nor to make any other alteration or additions of a structural nature to the Demised Premises Provided that the Tenant may with the consent of the Landlord (which shall not be unreasonably withheld or delayed) make openings through the floor slabs dividing the floors of the Demised Premises or fix to any part of the Demised Premises or affix additional beams if there is a need for local strengthening or make minor alterations to the walls floors or columns and openings in the beams of the Demised Premises where the same do not:-

3. (19) (b) (i) adversely affect the structural stability of the Demised Premises or of either of the Buildings; or

3. (19) (b) (ii) affect the exterior (including the appearance) of the Demised Premises; or

3. (19) (b) (iii) materially and adversely affect the usage or functioning of the mechanical electrical sanitary heating ventilating life safety air-conditioning or other service systems within the Demised Premises; or

3. (19) (b) (iv) materially and adversely affect the use and enjoyment of the Type B Premises;

3. (19) (c) Not to make any material alterations or additions to the Landlord's plant and machinery or any Landlord's fixtures or to any of the conducting media in the Demised Premises without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3. (19) (d) Not (save as mentioned in sub-clause 3(19)(e)) to make any alterations or additions of a non-structural nature to the Demised Premises without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3. (19) (e) The Tenant may without obtaining the prior consent of the Landlord erect modify and remove internal demountable partitioning Provided That:-

3. (19) (e) (i) such partitioning does not materially adversely affect the efficient working of the service systems within the Demised Premises; and

3. (19) (e) (ii) such partitioning does not obstruct or block up the windows of the Demised Premises; and

3. (19) (e) (iii) such partitioning does not violate any law or any regulation or requirement of any competent authority;

3. (19) (f) The Landlord may as a condition of giving any consent required under this Clause 3(19) require the Tenant to enter into such covenants with the Landlord as the Landlord shall reasonably require regarding the execution of any such works and an absolute covenant that the Tenant will immediately prior to the end or sooner determination of the Term to the extent that the Landlord so requests remove (without cost to the Landlord) such alterations (or such part thereof as the Landlord shall specify in its request to the Tenant) and reinstate the Demised Premises to the condition they were in prior to the execution of such alterations;

3. (20) (a) Assignments Save as hereinafter provided not to assign mortgage charge grant any security interest over underlet part with possession or share the occupation of the whole or any part of the Demised Premises

3. (20) (b) Not to assign the whole of the Demised Premises without on each occasion procuring:-

3. (20) (b) (i) that any intended assignee shall covenant direct with the Landlord that during the residue of the Term then subsisting the said assignee will pay the rents reserved by and will observe and perform the covenants and conditions on the part of the Tenant contained in this Lease;

3. (20) (b) (ii) that if the Landlord shall reasonably require such persons as the Landlord may reasonably approve shall act as guarantors for any intended assignee and shall covenant with the Landlord (jointly and severally if more than one) as a primary obligation in the terms set out in the Fourth Schedule (mutatis mutandis) or in such other terms as the Landlord may from time to time reasonably and properly specify;

3. (20) (c) Subject to complying with the provisions of Clause 3(20)(b) the Tenant shall be permitted to assign the Demised Premises as a whole with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;

3. (21) (a) Type A Underlettings Not to underlet or agree to underlet the whole or any part of the Type A Premises at a fine or premium or at a rent which is less than the open market rental value of the premises to be demised (taking into account such rent free periods as reflect market practice at the time of the underletting or as may otherwise have been approved by the Landlord) nor to permit the reduction of rent paid or payable by any underlessee thereof;

3. (21) (b) Not to underlet agree to underlet nor share nor part with the possession or occupation of the whole or any part of the Type A Premises without on each occasion procuring:-

3. (21) (b) (i) that any intended underlessee shall covenant with the Landlord as from the date of the underlease to observe and perform the covenants and conditions herein contained (other than as to payment of rents and as contained in Clause 3(21)(22)(25)(26) and (39) hereof and the Third Schedule hereto or (in the case of underlettings not exceeding five years excluding Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954) to observe and perform the covenants and conditions contained in the Approved Form of Underlease;

3. (21) (b) (ii) that in any permitted mediate or immediate underlease the rent shall be payable no more than one quarter in advance and shall be subject to review in an upward direction only at such times and in such manner as to coincide with the rent review provided for under this Lease in relation to the Type A Rent;

3. (21) (b) (iii) that the Type A Premises shall at no time be in the occupation of more than 20 separate occupiers Provided that the following persons in occupation in accordance with Clause 3(23) hereof shall for the purpose of this sub-clause be treated as one:-

      (aa) the Tenant and Related Companies and any associated company corporation or partnership of the Tenant;

      (bb) any permitted undertenant and companies which are members of the same group as such permitted undertenant and any associated company corporation or partnership of such permitted undertenant;

      (cc) where this Lease or any underlease is held as a partnership asset but the Tenant or any permitted undertenant comprises some only of the members of a partnership:-

            (A) all members of such partnership; and

            (B) any associated company corporation or partnership of such partnership;

3. (21) (b) (iv) that no underletting (other than of the Management Premises) within the ground and upper floor levels of the Type A Premises shall comprise less than 5,000 square feet of Net Internal Area on any level;

3. (21) (b) (v) that no part or parts of the storage areas within the basement levels B1 to B3 inclusive nor any car parking spaces within the Type A Premises shall be underlet otherwise than as part of an underlease of part or parts of the Type A Premises at ground and upper floor levels;

3. (21) (b) (vi) that in the case of any underletting including part only of any floor level of the Type A Premises at ground floor level or above prior to the completion of any underlease and the occupation by any undertenant or proposed undertenant of the premises to be demised thereby (or any part thereof) an Order be obtained from the Court authorising the exclusion of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in respect of such underlease (a declaration to that effect being contained therein) and that a certified copy of such Order (together with a certified copy of the form of underlease which accompanied the application therefor) be supplied to the Landlord and no such underlease shall be completed or occupation allowed before such Order has been obtained and produced to the Landlord;

3. (21) (c) Subject to compliance in all respects with Clauses 3 (21)(a) and (b) the Tenant shall be permitted to underlet the Type A Premises as a whole or a permitted part or parts thereof with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;

3. (22) (a) Type B Underlettings Not to underlet or agree to underlet the Type B Premises or any part or parts thereof;

3. (22) (b) If the Landlord shall permit the Tenant to underlet the Type B Premises or any part or parts thereof then the Tenant shall do so in accordance with the directions of the Landlord from time to time and so as to maximize the income of the Type B Premises and to exploit the Type B Premises in accordance with the principles of good estate management:-

3. (22) (b) (i) the proposed term of the underlease and the proposed undertenant shall previously be approved by the Landlord;

3. (22) (b) (ii) details of the plans and specifications of all fitting out works by or for and on behalf of any intended undertenant shall be supplied by the Tenant to and approved by the Landlord such approval to be subject to the provisions of Clause 3(19);

3. (22) (b) (iii) the rent (at the date of the underlease or agreement for underlease) payable for the premises to be underlet shall be not less than the open market rental value then reasonably obtainable therefor without taking a fine or premium;

3. (22) (b) (iv) each underlease shall contain provisions requiring the rent thereby reserved to be reviewed in an upwards only direction to the open market rental value of the premises underlet no less frequently than at the expiration of each period of five years of the term thereby granted or on such other review periods as shall be approved by the Landlord;

3. (22) (b) (v) no floor of the Type B Premises in Peterborough Court shall at any time be in the occupation of more than four persons and no floor in Daniel House shall at any time be in the occupation of more than one person Provided as set out in Clause 3(21)(b)(iii) and no underlease of any part of Daniel House (other than the retail shop unit and the office premises on the ground floor) shall comprise or include part only of a floor;

3. (22) (b) (vi) no storage space or car parking spaces within the Type B Premises shall be underlet or occupied otherwise than as part of an underlease of any part or parts of the office or retail space in the Type B Premises;

3. (22) (b) (vii) the underlease shall be on full repairing and insuring terms secured by means of service charges where appropriate; and

3. (22) (b) (viii) the underlease shall otherwise be in the Approved Form of Underlease;

3. (22) (b) (ix) each underlessee shall be a respectable and responsible person whose obligations shall (if reasonably required by the Landlord) be guaranteed by a guarantor of sufficient financial standing;

3. (22) (b) (x) in the case of any permitted underletting comprising part only of any floor level of the Type B Premises at ground floor level or above (but without prejudice to the provisions of Clause 3(22)(b)(v)) prior to the completion of any underlease and the occupation by any undertenant or proposed undertenant of the premises to be demised thereby (or any part thereof) an Order be obtained from the Court authorising the exclusion of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in respect of such underlease (a declaration to that effect being contained therein) and that a certified copy of such Order (together with a certified copy of the form of underlease which accompanied the application therefor) be supplied to the Landlord and no such underlease shall be completed or occupation allowed before such Order has been obtained and produced to the Landlord;

3. (22) (c) Notwithstanding anything herein contained not to create nor knowingly permit the creation of any interest derived out of the Term howsoever remote or inferior upon the payment of a fine or premium or at a rent less than the open market rental value reasonably obtainable at the time of such creation (without taking a fine or premium) for the premises thereby demised and not to create nor knowingly permit the creation of any such derivative interest as aforesaid save by instrument in writing containing such absolute prohibition as aforesaid on the part of the underlessee and those that may derive title under such underlease;

3. (22) (d) Not without the prior consent of the Landlord to include in any underlease of the whole or any part of the Type B Premises or any agreement therefor any provision for (nor otherwise agree with any undertenant) any rent free period or reduced rent period or abatement of rent (except cesser of rent during any period covered by any loss of rent insurance effected by the Tenant);

3. (22) (e) Not to agree or arrange or permit or suffer to be agreed or arranged any commutation in whole or part of any rent reserved and made payable under any underlease or sub-underlease at any time relating to the Type B Premises or any part thereof whether for any consideration or not;

3. (22) (f) Not to accept a surrender of any underlease or tenancy at any time relating to the Type B Premises or any part thereof nor waive any rights annexed or incident to the reversion to any underlease thereof;

3. (22) (g) In the event of any undertenant of Type B Premises committing any breach of the covenants conditions or provisions contained in an underlease promptly to take and institute such steps and proceedings (including proceedings for forfeiture of such underlease) as shall be appropriate for the recovery of arrears of rent or other monies due and the remedying of such breach and to enforce all orders or judgments of any Court obtained or obtainable as a result of such proceedings;

3. (22) (h) Not without the prior consent of the Landlord to negotiate or agree any rent on any review or revision of rent with any underlessee of Type B Premises;

3. (22) (i) To give all notices and to do all such other acts and things as shall be necessary to ensure that the rents receivable by the Tenant in respect of the Type B Premises or any part thereof shall be not less than the open market rental value thereof as between a willing landlord and a willing tenant under the terms of the relevant underlease;

3. (22) (j) Not to agree with any undertenant or occupier of the Type B Premises or any part thereof any variations of the terms of such underletting or occupation;

3. (23)(a) Sharing Save as aforesaid not to part with possession of the whole or part only of the Demised Premises Provided that any of the persons referred to in Clause 3(23)(b) may occupy or share occupation of any part of the Demised Premises on condition that:-

3. (23) (a) (i) such occupation or sharing of occupation does not create any relationship of landlord and tenant between the Tenant or the permitted undertenant (as the case may be) and such occupier; and

3. (23) (a) (ii) such occupation or sharing of occupation shall not continue after the date upon which the said occupier ceases to be a member of the same group of companies as or an associate of the Tenant or the permitted undertenant (as the case may be); and

3. (23) (a) (iii) the Landlord is notified of such sharing and the identity of those sharing occupation with the Tenant and/or any permitted undertenant;

3. (23) (b) The following are the persons who may occupy or share occupation in accordance with Clause 3(23)(a) hereof:-

3. (23) (b) (i) Related Companies and any associated company corporation or partnership of the Tenant;

3. (23) (b) (ii) Companies which are members of the same group as such permitted undertenant or sub-undertenant and any associated company corporation or partnership of such permitted undertenant or sub-undertenant;

3. (23) (b) (iii) Where this Lease or any underlease or sub-underlease is held as a partnership asset but the Tenant or any permitted undertenant or sub-undertenant comprises some only of the members of a partnership:-

      (A) all members of such partnership; and

      (B) any associated company corporation or partnership of such partnership;

3. (24) (a) Registration Within twenty-one days after the date of any assignment of this Lease or the grant of any underlease of the Demised Premises or any assignment of such an underlease or the execution of any mortgage or charge (other than a floating charge) affecting this Lease or any transfer of any such mortgage or charge or any devolution of the Term or of any such underlease as aforesaid by assent or operation of law or any surrender or variation of any such underlease to give written notice and to deliver a certified copy to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same and to pay or cause to be paid to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty pounds for the registration thereof;

3. (24) (b) Within twenty-one days after the creation of any floating charge affecting this Lease to give written notice to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with details of the chargee(s) and within twenty-one days after the crystallization of any floating charge to give written notice to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with a certified copy of the instrument creating the floating charge and details of the circumstances of crystallization and to pay to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty Pounds for the registration thereof;

3. (25) Collection of rents To use all reasonable endeavours to ensure that all rents and payments for services due to the Tenant in respect of the Type B Premises are collected regularly and in accordance with the principles of good estate management;

3. (26) Management At all times during the Term to manage or procure the management of the Demised Premises in a good and efficient manner in accordance with the principles of good estate management and the Tenant shall first obtain the consent in writing of the Landlord to the identity and terms of appointment of any person (other than Goldman Sachs Property Management Limited company registration number 2432555) whom the Tenant proposes to employ or otherwise engage either directly or indirectly as a property manager in relation to the Demised Premises or any part or parts thereof;

3. (27) Easements Not by building or otherwise to stop up or darken any window or light in the Demised Premises nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Demised Premises and in case any such easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and to permit the Landlord and its agents to enter the Demised Premises for the purpose of ascertaining the nature of any such easement right privilege or encroachment and to adopt such means as may be reasonably necessary for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment;

3. (28) Landlord's costs To pay to the Landlord on demand all costs charges and expenses (including but without prejudice to the generality of the foregoing Solicitors' costs Counsels' Architects' and Surveyors' and other professional fees and commission payable to a bailiff) properly (and in the case of sub-clause (d) of this Clause) reasonably incurred by the Landlord:-

3. (28) (a) incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or in or in reasonable contemplation of any proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice;

3. (28) (b) incidental to or in reasonable contemplation of the preparation and service of a Schedule of Dilapidations at any time during or within six months after the expiration or earlier determination of the Term but relating in all cases only to wants of repair arising not later than the expiration or sooner determination of the Term;

3. (28) (c) in connection with or in procuring the remedying of any breach of covenant on the part of the Tenant or any person deriving title under the Tenant contained in this Lease;

3. (28) (d) in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not unreasonably to withhold consent and the withholding of consent is held to be unreasonable) or the application be withdrawn;

3. (29) (a) Statutory requirements At all times and from time to time and at its own expense to execute all works as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed be directed or required to be done or executed upon or in respect of the Demised Premises or the Tenant's user thereof whether by the owner and/or the Landlord and/or the Tenant thereof or any person deriving title thereunder and to comply with all notices relating to the Demised Premises which are served by the public local or statutory authority and not to do on the Demised Premises any act or thing whereby the Landlord will become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act as aforesaid;

3. (29) (b) Without prejudice to the foregoing at all times during the Term at the Tenant's expense to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire or other emergency and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type suitable in all respects to the type of user of or business or trade carried on upon the Demised Premises such apparatus and appliances to be open to inspection and to be adequately maintained and also not to obstruct the access to or means of working such apparatus and appliances by its operations at or connected with the Demised Premises;

3. (29) (c) To comply with the requirements and regulations of the respective supply authorities in relation to the use of water electricity gas all types of telephonic communication and other services at the Demised Premises;

3. (30) Planning In relation to the Planning Acts:-

3. (30) (a) At all times during the Term to comply in all respects with the Planning Acts;

3. (30) (b) Not to apply for nor implement any planning permission in respect of the Demised Premises (save as necessary to comply with Clause 3(36)) unless the application and permission shall have been approved by the Landlord (whose approval shall not be unreasonably withheld or delayed where under the other relevant provisions of this Lease the consent of the Landlord is not required or cannot be unreasonably withheld or delayed);

3. (30) (c) Unless the Landlord shall otherwise direct to carry out before the expiration or determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to and commenced to have been implemented by the Tenant;

3. (30) (d) If called upon so to do to produce to the Landlord all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause have been complied with;

3. (30) (e) Not without the consent of the Landlord (which shall not be unreasonably withheld or delayed) to enter into any agreement under Section 106 of the Town and Country Planning Act 1990 relating to the Demised Premises;

3. (30) (f) Not without the consent of the Landlord to serve any notice under
Part VI of the Town and Country Planning Act 1990 in respect of the Demised Premises;

3. (30) (g) Within fourteen (14) days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request of the Landlord to make (at a cost which shall be borne by the Landlord and the Tenant equally) or join with the Landlord in making (at the cost of the Tenant) such proper objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient;

3. (31) Defects and indemnity To inform the Landlord immediately upon the same coming to the Tenant's attention in writing of any defect in the Demised Premises which would be likely to give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person and to indemnify the Landlord in respect of all actions proceedings costs claims and demands which might be made by any tenant occupier adjoining owner or any other person whatsoever or any competent authority which may be incurred by reason of:-

3. (31) (a) any use of the Demised Premises or any defect in the Demised Premises or in the execution or existence of any alterations or additions to the Demised Premises for which the Tenant is responsible hereunder;

3. (31) (b) any breach by the Tenant or by any person deriving title under the Tenant of any covenant on the part of the Tenant or any condition contained in this Lease;

3. (32) Reletting Notices To permit the Landlord at all reasonable times during the last six (6) months of the Term to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Demised Premises (but not so as materially to affect the access of light and air to the Demised Premises) notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been made;

3. (33) Applications for consent Upon making an application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require;

3. (34) Freehold covenants By way of indemnity only to observe and perform the agreements covenants and stipulations contained or referred to in the documents referred to in the Second Schedule hereto so far as any of the same are still subsisting and capable of taking effect and relate to the Demised Premises;

3. (35) Breaches by underlessees In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any underlessee or other person deriving title under the Tenant forthwith upon discovering the same to take and institute (without expense to the Landlord) all appropriate steps and proceedings to remedy such breach non-performance or non-observance;

3. (36) (a) Yielding up At the expiration or sooner determination of the Term (howsoever the same be determined) to yield up to the Landlord the Demised Premises in such condition as shall be in accordance with the covenants on the part of the Tenant contained in this Lease;

3. (36) (b) Without prejudice to the provisions of paragraph (a) above immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:-

3. (36) (b) (i) to remove from the Demised Premises any moulding sign writing or painting of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects (including any demountable partitioning) and to make good all damage caused to the Demised Premises by such removal;

3. (36) (b) (ii) to the extent that the Landlord so requests to remove such parts of the Demised Premises and such fixtures and fittings therein to carry out such works and to renew replace or install such items as are necessary to put the Demised Premises in no lower standard of condition than shall accord with the description thereof in the Rent Review Specification (or such part thereof as the Landlord shall specify in its request to the Tenant);

3. (36) (b) (iii) for the avoidance of doubt and without prejudice to the generality of the foregoing the Landlord shall be entitled in making any such request to require the Tenant to remove or (as the case may be) add to and put back the Demised Premises without the "Additions" but with the "Omissions" (save where the contrary is specified) in the Schedule of Agreed Additions to and Omissions from the Base Building Contract included in the Rent Review Specification;

3. (37) (a) VAT Except where Clause 3(37)(b) applies to pay to the Landlord by way of additional rent any Value Added Tax at the rate for the time being in force properly chargeable in respect of any rent or other payment made by or other supplies provided to the Tenant under the terms of or in connection with this Lease and in every case where the Tenant covenants to pay an amount of money under this Lease such amount shall be regarded as being exclusive of all Value Added Tax which may from time to time be legally payable thereon;

3. (37) (b) If any supplies made by the Landlord to the Tenant under or in connection with this Lease are subject to Value Added Tax by reason of an election to waive exemption under Schedule 6A of the Value Added Tax Act 1983 other than an election made in the circumstances specified in Clause 4(3)(b) but would not be subject to Value Added Tax if such an election had not been made any payment or other consideration covenanted to be provided by the Tenant under this Lease for such supplies shall be regarded as inclusive of all Value Added Tax which may be legally payable thereon;

3. (37) (c) For the avoidance of doubt supplies made by the Landlord in connection with this Lease which are subject to Value Added Tax by reason of an election made in the circumstances specified in Clause 4(3)(b) shall be subject to the provisions of Clause 3(37)(a) and shall be exclusive of Value Added Tax;

3. (38) Reimbursement of VAT In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease that the Tenant shall also reimburse any Value Added Tax paid by the Landlord on such payment save to the extent to which the same is recoverable by the Landlord as input tax;

3. (39) VAT election Not without the consent of the Landlord to make an election to waive exemption from Value Added Tax in relation to the Demised Premises or any part thereof under paragraph 2 of Schedule 6A to the Value Added Tax Act 1983 unless the Landlord or a relevant associate (as defined by paragraph 3(8) of the said Schedule 6(A) has made an election to waive exemption from Value Added Tax in relation to the Demised Premises or the Tenant is obliged by law to make such an election.

4. LANDLORD'S COVENANTS

      THE Landlord HEREBY COVENANTS with the Tenant as follows:-

4. (1) Quiet enjoyment That the Tenant paying the rents hereby reserved and performing and observing the covenants and agreements on the part of the Tenant hereinbefore contained shall and may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person rightfully claiming through under or in trust for it;

4. (2) Insurance That the Landlord will:-

4. (2) (a) At all times during the Term (save to the extent that such insurance shall be vitiated in whole or in part by any act neglect default or omission of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) insure and keep insured

(i) the Demised Premises (except items in the nature of tenant's and trade fixtures and fittings installed by the Tenant and other tenants and occupiers of the Demised Premises) in such insurance office or with such underwriters of repute and through such agency as the Landlord may from time to time reasonably decide (the interests of the Tenant and others having an interest in the Demised Premises being noted on the policy) at reasonably competitive rates against loss or damage by the Insured Risks in the Full Cost of Reinstatement thereof;

(ii) the Loss of Rent;

(iii) explosion of any engineering plant and machinery to the extent that the same is not covered under sub-paragraph (i) above; and

(iv) property owners public liability and such other insurances as the Landlord may from time to time deem necessary to effect;

4. (2) (b) (i) If reasonably required by the Tenant produce to the Tenant sufficient details of the terms of the policy or policies of such insurance and evidence of the fact that the policy or policies is or are subsisting and in effect; and

4. (2) (b) (ii) If and so long as the same can be procured at reasonable cost in the London insurance market to procure that the

Insurers shall waive their rights of subrogation against the Tenant and underlessees and that the policy shall be written on terms such that it would not be vitiated by the act or omission beyond the control of the insured;

4. (2) (c) In case of destruction of or damage to the Demised Premises (except as aforesaid) by any of the Insured Risks then (save to the extent that payment of the insurance moneys shall be refused in whole or in part by reason of or arising out of any act neglect or default of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) with all reasonable speed subject to obtaining all necessary planning consents and all other necessary licences approvals and consents (which the Landlord will use all reasonable endeavours to obtain) and subject to the necessary labour and materials being and remaining available the Landlord shall cause all moneys received in respect of the insurance referred to in Clause 4(2)(a)(i) to be paid out in the rebuilding and reinstatement of the same substantially as prior to any such destruction or damage and make good any deficiency in the insurance moneys from its own funds Provided that:-

4. (2) (c) (i) any liability of the Landlord hereunder to rebuild and reinstate shall be deemed to have been satisfied if the Landlord provides accommodation substantially as convenient and (so far as the Landlord is able) in approximately the same location as but not necessarily identical to that previously existing;

4. (2) (c) (ii) if during the last ten years of the Term the Demised Premises shall be so destroyed or damaged by any of the Insured Risks as to render the Demised Premises unfit for occupation and use the Landlord or the Tenant may determine this Lease by giving to the other not less than four months' notice in writing in that behalf and upon the expiration of such notice the Term shall determine without prejudice to any rights or remedies of the Landlord or the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease;

4. (2) (c) (iii) if the Term is determined pursuant to Clause 4 (2)(c)(ii) hereof the Landlord shall retain absolutely out of the monies payable by virtue of any such insurance a sum equal to the Full Cost of Reinstatement of the works comprised in the Rent Review Specification (less a sum equal to any deficiency in the insurance moneys for which the Landlord is liable hereunder) and the balance of such monies shall be paid to and retained by the Tenant and all proceeds of the loss of rent insurance shall be paid to and retained absolutely by the Landlord;

4. (3) (a) VAT That save as provided in sub-clause (b) of this Clause no election will be made during the Term which would render liable to Value Added Tax any supplies made by the Landlord to the Tenant under this Lease;

4. (3) (b) Such an election as is referred to in paragraph (a) hereof may be made at any time when such an election is required by law to be made;

4. (3) (c) That the Landlord will not convey or assign the reversion to the Demised Premises or grant any concurrent lease thereof without procuring that the person acquiring the reversion or being granted such lease enters into a direct covenant with the Tenant to observe and perform the covenants in sub-clauses (a) and (b) of this Clause.

5. PROVISOS

5. (1) Forfeiture

5. (1) (a) IF the rents hereby reserved or any part thereof shall at any time be in arrear for fourteen days after the same shall have become due (whether formally demanded or not); or

5. (1) (b) If there shall be any breach non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained in this Lease; or

5. (1) (c) If the Tenant shall suffer any distress or other execution to be levied on the Demised Premises or any part thereof or any contents therein; or

5. (1) (d) If the Tenant and/or the Guarantor (if any) (being a body corporate) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than in connection with a members' voluntary winding-up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord) or calls a meeting of its creditors for the purposes of considering a resolution that it be wound up voluntarily or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors or shareholders of the Tenant or the Guarantor resolve to present a petition for an administration order in respect of the Tenant or the Guarantor (as the case may be) or an Administrative Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant or the Guarantor; or

5. (1) (e) If the Tenant and/or the Guarantor (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 or submits to its creditors or any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise); or

5. (1) (f) If the Tenant and/or the Guarantor (if any) (being an individual or if more than one individual then any one of them) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or

5. (1) (g) If the Tenant is struck off the Register of Companies or is dissolved or (being a corporation or company incorporated outside Great Britain) is dissolved or ceases to exist under the laws of the country or state of its incorporation; or

5. (1) (h) If the Tenant being a company is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if the Tenant being an individual appears to be unable to pay his debts within the meaning of
Section 268 of the Insolvency Act 1986;

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Demised Premises or any part thereof in the name of the whole and to have again repossess and enjoy the Demised Premises as in their former estate and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies of the Landlord or the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease;

5. (2) Ascertainment of Rent It is hereby agreed and declared that the provisions of the Third Schedule shall have effect in relation to the ascertainment and payment of the rent hereunder and connected matters;

5. (3) (a) Underleases of Type B Premises to associates The provisions of this Clause apply in any case where any underlease of the whole or any part or parts of the Type B Premises is granted to or is during any period held by a Related Company or any other associated company corporation or partnership of the Tenant or (where this Lease is held as a partnership asset but the Tenant comprises some only of the members of a partnership) any member(s) of such partnership or any associated company corporation or partnership of such partnership;

5. (3) (b) The Landlord (notwithstanding the grant hereof) shall in substitution for the Tenant have the conduct of:-

5. (3) (b) (i) the negotiation and settlement of the terms of the grant of any underlease or the renewal of any underlease;

5. (3) (b) (ii) the procedures for and conduct of any review of rent arising under any underlease;

5. (3) (b) (iii) the variation or waiver of the terms of any underlease;

5. (3) (b) (iv) the surrender of any underlease or any part;

5. (3) (b) (v) the consideration of any application for or the grant of any permission consent or approval under the terms of any underlease or the exercise of any discretion vested in the Landlord by the underlease;

5. (3) (b) (vi) the settlement of any sum due under any underlease;

5. (3) (b) (vii) any other matter arising under or pursuant to the provisions of Clause 3(22) hereof;

5. (3) (c) The Tenant hereby undertakes with and to the Landlord that it will execute all documents and do such acts matters and things to give effect to the provisions of this Clause and on the default of the Tenant the Landlord shall have power of attorney to exercise the powers herein set out as agent for the Tenant and for such purpose the Tenant (by way of security) hereby irrevocably appoints the Landlord and any officers of the Landlord severally to be its attorney and in its name and on its behalf to execute and complete any documents or deeds and to do all such acts and things as may be required for the exercise of such power and the Tenant covenants to ratify any such deed document act or thing and all transactions which the attorney may lawfully execute and do;

5. (3) (d) All expenditure reasonably and properly paid by the Landlord shall be treated as a Receipt for the purposes of the Third Schedule hereto;

5. (4) Assignments The Landlord will upon or as soon as practicable after any assignment of this Lease by Goldman Sachs International Limited in accordance with Clause 3(20) to an assignee who in the opinion of a prudent institutional landlord would be considered of good and sufficient financial standing execute and deliver to Goldman Sachs International

Limited a full release from liability for any breach of covenant or condition under this Lease occurring after the date of such assignment (but without prejudice to any liability in respect of breaches occurring before that date and to any future liability of the person who is for the time being the Tenant under this Lease);

5. (5) (a) Deemed assignments The provisions of this Clause 5(5) shall apply for so long only as Goldman Sachs International Limited ("GSIL") or any Related Company or any company corporation or partnership associated with Goldman Sachs & Co is the Tenant under this Lease;

5. (5) (b) In this clause 5(5) the expression "the Tenant" shall mean (as the case may be) GSIL or such other company corporation or partnership referred to in paragraph (a) above as is from time to time the Tenant under this Lease the expressions "associated" and "control" shall have the meanings ascribed to them in Clause 1(1)(c) of this Lease and the expression "Net Worth" shall mean:-

      (i) (in the case of GSIL or other company) the aggregate amount in pounds sterling of the amounts paid up or credited as paid up on the issued share capital of the Tenant and its capital and revenue reserves (including any share premium account capital redemption reserve fund and any credit balance on its profit and loss account) less the aggregate amount in pounds sterling of any debit balance on its profit and loss account any amounts shown in its accounts in respect of deferred taxation and any amounts shown in its accounts in respect of intangible assets;

      (ii) (in the case of a partnership) the sum of the capital accounts of the general partners of the partnership the capital contributions of the limited partners realised and unrealised undistributed profits (net of applicable tax reserves) and the aggregate principal amount of any outstanding indebtedness that is expressly subordinated to other indebtedness for borrowed money;

      (iii) (in the case of a corporation) the sum of shareholders' equity of the corporation plus the aggregate principal amount of any outstanding indebtedness that is expressly subordinated to other indebtedness for borrowed money;

5. (5) (c) The amalgamation or merger of the Tenant or any transfer issue or division of any share capital of the Tenant or any transfer of the assets of the Tenant or of any Related Company or of any company corporation or partnership associated with Goldman Sachs & Co which in any such case results in a change of control of the Tenant and in the Tenant ceasing to be associated with Goldman Sachs & Co shall be deemed to be an assignment of this Lease (a "Deemed Assignment");

5. (5) (d) The Landlord's prior written approval shall be required for a Deemed Assignment where the Net Worth of the Tenant or of the Tenant and the company corporation or partnership which would become or is entitled to the control of the Tenant in either case following any Deemed Assignment is materially less than the Net Worth of the Tenant immediately prior to the Deemed Assignment such that the Tenant would not be acceptable to a reasonable and prudent institutional landlord as a tenant of the whole of the Demised Premises if the Demised Premises were then being re-let on the terms of this Lease and if such prior written approval is not obtained the Deemed Assignment shall constitute a breach of the covenant on the part of the Tenant contained in Clause 3(20);

5. (5) (e) The transfer of shares in the Tenant for the purposes of this Clause 5(5) shall not include (i) the sale of shares (other than those unlawful activities prescribed by the Companies' Securities (Insider Dealing) Act 1985) which sale is effected through any recognised stock exchange or over the counter market or (ii) the sale of shares in connection with a public offer of the Tenant;

5. (5) (f) In determining whether the Net Worth of the Tenant following a Deemed Assignment is materially less than the Net Worth of the Tenant immediately prior to the Deemed Assignment regard shall be had to any previous or subsequent transaction or series of transactions which

(taken as a whole) are connected with the Deemed Assignment;

5. (5) (g) The Tenant shall make available to the Landlord and its representatives upon request for inspection at all reasonable times such information or records as may be necessary in order to ascertain whether or not there has been a change of control of the Tenant;

5. (6) Covenants relating to adjoining property Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease;

5. (7) Cesser of Rent In case the Type A Premises or any part thereof or the means of access thereto shall at any time during the Term be so damaged or destroyed by any of the Insured Risks as to render the Type A Premises unfit or inaccessible for occupation and use in accordance with the terms and provisions of this Lease then (save to the extent that the insurance money payable under any policy of insurance effected or caused to be effected by the Landlord shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or any of its servants agents licensees or invitees) the Type A Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Type A Premises or the relevant part thereof shall again be rendered fit and accessible for occupation and use or until the loss of rent insurance effected by the Landlord in respect of the Type A Rent shall be exhausted (whichever shall first occur) and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979;

5. (8) Effect of Waiver Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily such covenant

5. (9) (a) Notices The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended by the deletion of the final words of Section 196(4) "... and that service be delivered" and the substitution of the words: "... and that service shall be deemed to be made on the third Business Day after the registered letter has been posted";

5. (9) (b) Any notice or document shall also be sufficiently served if sent by telex to the party to be served and such service shall be deemed to be made on the day of transmission if transmitted before four p.m. on a Business Day but otherwise on the next following Business Day;

5. (9) (c) For so long as LDT Partners shall be the Landlord hereunder all notices served by the Tenant on the Landlord shall also be copied to Goldman Sachs & Co at 85 Broad Street New York New York 10004 (for the attention of P. Sheridan Schechner) and to Meiji Mutual Life Insurance Company at 1-1 Marunouchi 2-Chome Chiyoda-Ku Tokyo (for the attention of K. Shimoyakawa) and to the United Kingdom agents of the Landlord from time to time notified to the Tenant;

      I N W I T N E S S whereof the parties have duly executed this Lease as a deed the day and year first before written.

                               THE FIRST SCHEDULE

                              The Demised Premises

The land and buildings known as Peterborough Court 133 Fleet Street and Daniel House 140 Fleet Street London EC4 as registered at H.M. Land Registry under Title Numbers NGL495895 and NGL495896 shown for the purpose of identification only edged blue and green on the location plan marked "A" annexed.

                                    SITE PLAN

                              [FLOOR PLAN OMITTED]

                               GENERAL ARRANGEMENT
                                  GROUND FLOOR

                              [FLOOR PLAN OMITTED]

                                     AC/02

                                 LEVEL B-3 PLAN

                                      PLANT

                              [FLOOR PLAN OMITTED]

                                 LEVEL B-2 PLAN

                                  COMPUTER ROOM

                              [FLOOR PLAN OMITTED]

                                GROUND LEVEL PLAN

                                     OFFICE

                              [FLOOR PLAN OMITTED]

                                  LEVEL 3 PLAN

                                DEALING EXPANSION

                              [FLOOR PLAN OMITTED]

                                  LEVEL 4 PLAN

                                     OFFICE

                              [FLOOR PLAN OMITTED]

                                  LEVEL 5 PLAN

                                     OFFICE

                              [FLOOR PLAN OMITTED]

                                 MEZZANINE PLANS

                              [FLOOR PLAN OMITTED]

                               THE SECOND SCHEDULE

            Documents which affect or relate to the Demised Premises

Date              Document                      Parties
----              --------                      -------

                  The entries in the
                  property and charges
                  registers of Title Nos.
                  NGL495895 and NGL495896
                  as at 30 July 1990

31.8.1989         Deed                          MEPC plc (1) Town Investments
                                                Limited (2) LDT Partners (3)

24.11.1989        Agreement                     LDT Partners (1) Astonwade
                                                Properties Limited (2) Wheatland
                                                Limited (3)

02.02.1990        Licence                       Guardian Assurance plc JC No.3
                                                (UK) Limited Fleet Street Square
                                                Management Limited and Fleet
                                                Street Financing Limited (1)
                                                Express Newspapers plc (2) LDT
                                                Partners (3) Taylor Woodrow
                                                Construction Limited (4)

31.5.1990         Agreement                     LDT Partners (1) Allied
                                                Breweries Limited (2) Guildford
                                                Holdings Limited (3)

05.07.1990        Agreement                     LDT Partners (1) Ye Olde
                                                Cheshire Cheese (2)

02.05.1991        Licence                       LDT Partners (1) Caisse National
                                                de Credit Agricole (2) Barclays
                                                Bank PLC (3)

02.10.1991        Sub-station Licence           LDT Partners (1) Goldman Sachs
                  (Peterborough Court)          International Limited (2) London
                                                Electricity plc (3)

                                                LDT Partners (1)
08.05.1992        Sub-station Licence           Goldman Sachs International
                  (Daniel House)                Limited (2) Caisse National de
                                                Credit Agricole (3) London
                                                Electricity plc (4)

                               THE THIRD SCHEDULE
                                      Rent

                                     PART I
                                  Definitions

In this Lease the following expressions shall have the following meanings:-

      (A) "Account Day" shall mean the 24th day of March in each year of the Term;

      (B) "Accounting Year" shall mean as appropriate (i) the period from and including the date hereof and ending on the next succeeding Account Day and (ii) each intervening period of twelve calendar months ending on an Account Day; and (iii) the period from the Account Day preceding the expiration or sooner determination of the Term and ending on such expiration or sooner determination

      (C) "Additional Rent Payment Days" shall mean the tenth Business Day after each Quarter Day;

      (D) "Quarter Days" shall mean the 25th March the 24th June 29th September and 25th December in each year;

      (E) "Quarterly Period" shall mean as appropriate (i) the period from and including the date hereof and ending on the next succeeding Quarter Day
      (ii) each intervening quarterly period ending on a Quarter Day and (iii) the period from the Quarter Day preceding the expiration or sooner determination of the Term and ending on such expiration or sooner determination; and

      (F) "Occupation Lease" shall mean any lease underlease agreement for underlease occupation agreement or licence or other arrangement whatsoever for the use enjoyment or occupation of the Type B Premises or of any part or parts thereof;

      (G) "Receipts" shall mean the gross aggregate of all sums of money (whether of a capital or income nature) received or derived by or on behalf of the Tenant in respect of or from its interest under this Lease in the Type B Premises or any part or parts thereof including (but not limited to) the following:-

            (a) gross rents licence fees and other moneys received by or on behalf of the Tenant from or in respect of every Occupation Lease any insurance proceeds in respect of loss of rent and consequential loss (if any) and all rental which would have been received by or on behalf of the Tenant from every such

            Occupation Lease but for an assignment mortgage or charge of or other divestment of the right to receive such income or any part thereof or but for a mortgage or charge of the Demised Premises or any part or parts thereof;

            (b) all gross sums received by or on behalf of the Tenant by way of payment of premiums for insurances or payment for services provided for in or upon the Type B Premises by the Tenant or payment for the costs and expenses of observing and performing its obligations under this Lease;

            (c) all consideration for or in respect of the grant waiver release variation or surrender of any obligations contained in any Occupation Lease or any other licence easement right liberty privilege or any other covenant or other obligations relating to the Type B Premises

            (d) an amount equal to any expenditure paid by the Landlord under Clause 5(3) hereof and any other expenditure reasonably and properly paid by the Landlord in discharge of its obligations under this Lease;

            (e) any other consideration (whether in the nature of income or capital) and any interest thereon received in respect of the Type B Premises;

            (f) compensation damages expenses and costs awarded by a court arbitrator expert or other person or body exercising a judicial or quasi judicial function against any person (other than the Tenant) in respect of any breach of covenant in any Occupation Lease agreement for Occupation Lease or other permitted agreement for the use or occupation of the Type B Premises or any part thereof or in respect of anything done or omitted or permitted by any such person (other than the Tenant) relating to the Type B Premises or any part thereof and any moneys in compromise or settlement of any actual or proposed or threatened proceedings or claim in respect of such breach or thing;

            (g) the proceeds of realising any security (whether or not a legal or equitable charge) for or guarantee of any of the above mentioned items;

            (h) consideration (including forfeited deposits) in relation to any option or pre-emption rights granted by or pursuant to any Occupation Lease;

            (i) consideration for or in respect of the grant by the Tenant of any licence concession agreement or other agreement not constituting a sub-demise including but not limited to payments and fees for advertising panels or stations kiosks vending machines and car parking;

            (j) mesne profits and damages for trespass;

            (k) interim payments under Order 29 Rule 18 of the Rules of the Supreme Court (or any Rule amending or replacing the same) and damages for breach of covenant or other obligation;

            (l) interest or sums equivalent to interest (whether payable by contract or by virtue of the Judgments Act 1838 the Law Reform (Miscellaneous Provisions) Act 1934 the Arbitration Acts 1950 to 1979 or otherwise howsoever) on any of the foregoing items including interest on late payment of rent and interest on increased rent following a rent review which is agreed or determined after the review date;

            (m) interest on sums held in respect of reserves for future expenditure or any sinking fund or in respect of depreciation or amortisation of expenditure in respect of plant machinery or other landlord's fixtures or fittings (save only to the extent (if any) that such interest is held on trust to pay or credit the same to tenants under Occupation Leases);

            (n) distributions in the liquidation bankruptcy or insolvency of any company or individual in respect of claims founded on any entitlement or alleged entitlement to any of the foregoing items;

            (o) any payment by any tenant under an Occupation Lease on account of or in reimbursement of or otherwise for or in respect of any other items of Receipts to the extent that it is not included in any of the foregoing

            (p) any sum deducted or deductible from any of the above mentioned items by way of defence counterclaim or set off against the Tenant and arising in relation otherwise than to the Type B Premises or any part thereof or the terms of any Occupation Lease agreement for Occupation Lease or other permitted agreement for the use and occupation of the Type B Premises or part thereof;

            (q) all Value Added Tax deducted as a Permitted Deduction to the extent that it is recovered by the Tenant from or paid to the Tenant by H.M. Customs and Excise or other Government Department or to the extent that the Tenant is allowed credit for the same against sums otherwise payable to HM Customs and Excise or other Government Department;

            (r) all amounts received by the Tenant by way of reimbursement of Value Added Tax on any payment made by the Tenant under or in connection with any Occupation Lease;

            (s) any item included as a Permitted Deduction to the extent that it is subsequently recovered by the Tenant;

      BUT EXCLUDING the following:-

            (1) any sums accruing to the Tenant arising on a transfer assignment mortgage surrender or other disposal (other than a subletting) of the Tenant's interest under this Lease;

            (2) any sums received as rent or notional rent in respect of the Management Premises;

            (3) any contribution to sinking fund or reserve fund for future expenditure on the Demised Premises;

            (4) Value Added Tax received by the Tenant in respect of any rent licence fee or other payment made or other consideration provided to the Tenant under or in connection with any Occupation Lease;

      PROVIDED THAT:

      (i) no Receipt counted under one head shall be counted to that extent under another;

      (ii) if any sum receivable by the Tenant in respect of any year and falling within the definition of Receipts has not actually been received by the Tenant in that year notwithstanding the use by the Tenant of all reasonable endeavours (including if appropriate the commencement and diligent prosecution of legal proceedings) to obtain payment thereof the amount not so received shall not be brought into account in calculating the Receipts for that particular year but if any such sum is subsequently received by the Tenant in whole or in part the amount received shall form part of the Receipts in respect of the year in which the same is received;

      (H) "Permitted Deductions" shall mean expenditure properly incurred by the Tenant in respect of the following matters to the extent only that such expenditure (i) is consistent with the Tenant's obligations under this Lease and (ii) is not such as would have arisen but for any negligent act or omission on the part of the Tenant:-

            (a) all reasonable and proper costs and expenses properly paid by the Tenant in observing and performing its obligations under this Lease (other than the payment of any rents reserved hereby and interest on late payment thereof and damages and costs awarded as a result of any breach by the Tenant of the obligations in this Lease) and (in its capacity as landlord) under any Occupation Lease and any other reasonable and proper costs as are properly paid by the Tenant in respect of the provision of the services and expenses set out in
            Part II of the Sixth Schedule to the Approved Form of Underlease;

            (b) the actual costs of all insurance premiums reasonably paid by the Tenant in respect of the Demised Premises or for loss of rent and other costs paid by the Tenant in relation to the valuation for insurance purposes of the Demised Premises (provided such valuations occur no more frequently than once in every year);

            (c) payments made by the Tenant for the grant variation surrender or determination (in accordance with this Lease) of any Occupation Lease agreement for Occupation Lease or other permitted agreement for the use or occupation of the Type B Premises or any part or parts thereof;

            (d) all reasonable fees costs and expenses paid by the Tenant relating to the underletting of the Type B Premises or any part thereof throughout the Term or the renewal by the Tenant of any Occupation Lease (including but not limited to promotional and advertising expenses and independent letting agents' fees and unrecovered legal costs and disbursements but excluding initial letting costs to the extent that the same are incurred in respect of the period from the date hereof to the end of the Accounting Year ending in 1996) agreeing a new rent receivable by the Tenant on any rent review under any such Occupation Lease obtaining payment of any sums receivable by the Tenant from any Occupation Lease and enforcement by the Tenant of any tenant's or licensee's covenant or obligation in any Occupation Lease;

            (e) compensation paid with the approval of the Landlord (which shall not be unreasonably withheld or delayed) by the Tenant pursuant to the Landlord and Tenant Act 1927 in respect of improvements made by any undertenant to any part of the Type B Premises (or incurred in carrying out improvements for any undertenant pursuant to notices served under the said Act in order to avoid the said obligation to pay compensation) or pursuant to the Landlord and Tenant Act 1954
            Part II in respect of the termination without renewal of any Occupation Lease;

            (f) any proper management fee actually charged to the Tenant for the management and administration of the Demised Premises (including any management fee by a Related Company) save to the extent that:-

                  (i) it exceeds a fair and reasonable management fee which would be payable on the open market as between parties acting at arm's length and in good faith; and

                  (ii) if any Related Company is an undertenant of any Type B Premises it has not contributed under its underlease thereof proportionately and fairly to the management fee having regard to the extent of its possession or use and enjoyment (as the case may be) of the Type B Premises or any part;

            (g) all sums paid with the consent of the Landlord in connection with defending or preserving title to the Demised Premises and any appurtenances thereof;

            (h) any other proper costs outgoings or expenses of whatsoever nature paid by the Tenant which shall be for the joint benefit of the Landlord and the Tenant incurred with the consent of the Landlord (which shall not be unreasonably withheld or delayed);

            (i) interest at a reasonable commercial rate and other reasonable finance charges on moneys reasonably and properly borrowed with the consent of the Landlord (which consent shall not be unreasonably withheld) by the Tenant in order to meet the costs of its obligations under this Lease;

            (j) the legal and other costs of obtaining and the granting of any approval of the Landlord required by the Tenant under this Lease if the Tenant shall be unable to recover such costs from any underlessee but only to the extent that any such costs are incurred as a result of conduct of the Landlord which is held to be unreasonable;

            (k) Value Added Tax paid by the Tenant on the foregoing items;

            (l) any item previously included as a Receipt to the extent that it is for any proper reason repaid by the Tenant;

            (m) all sums paid by the Tenant in its capacity as underlessee of the retail premises in Daniel House by way of service charge and payment of insurance premiums in respect of such retail premises in Daniel House;

      BUT EXCLUDING the following:-

            (1) the rents payable hereunder;

            (2) any taxes (other than Value Added Tax) payable by any party;

            (3) expenditure or disbursements paid in connection with the grant of this Lease or any assignment of the Demised Premises for the residue of the Term;

            (4) any costs to the extent that they are met from any sinking fund or reserve fund for future expenditure on the Demised Premises;

            (5) costs and expenses paid by the Tenant in observing and performing its obligations under these presents recoverable under a policy or policies of insurance of which the proceeds shall not constitute Receipts (or which would have been recoverable under a policy or policies of insurance but for such policy or policies being rendered void or voidable in whole or in part by the Tenant its servants or agents);

            (6) any compensation payable under Part II of the Landlord and Tenant Act 1954 in circumstances where in consequence of the determination of the relevant tenancy the Tenant or a Related Company occupies the whole or part of the premises demised thereby;

            (7) any of the said sums which would otherwise be a Permitted Deduction to the extent that it is incurred or increased as a result of a breach non-observance or non-performance of an obligation of the Tenant under this Lease save where such default was with the prior written approval of the Landlord;

            (8) the costs (including court fees and solicitors surveyors and agents fees) incurred by the Tenant in pursuing or defending (as the case may be) any claim or proceedings brought against the Tenant by the Landlord or by the Tenant against the Landlord whether in a court or by arbitration or otherwise in respect of an alleged or proven breach of this Lease;

      PROVIDED ALWAYS that:-

            (i) any such sums referred to in items (a) to (1) of this definition paid in relation to the Demised Premises as a whole shall be included in the Permitted Deductions only as to forty decimal point three one per centum (40.31%)(as varied from time to time in accordance with Parts VIII and IX of this Schedule);

            (ii) the cost of the services and expenses set out in Part II of the Sixth Schedule to the Approved Form of Underlease shall be included as to a fair proportion in respect of the Type B Premises taking into account the use made of and the benefit received from the Services specified therein and to be calculated by reference to metering or similar means of direct allocation where reasonably practicable (and for the avoidance of doubt different proportions may be applied to the various Services) and any other such sums paid exclusively in relation to Peterborough Court as a whole shall be included in the Permitted Deductions only as to thirty two decimal point one four per centum (32.14%) (as varied from time to time in accordance with Parts VIII and IX of this Schedule);

            (iii) no such sums paid exclusively in relation to the Type A Premises shall be included in the Permitted Deductions;

            (iv) no Permitted Deduction counted under one head shall be counted to that extent under another;

      (J) "Net Income" shall mean for any Accounting Year the amount by which the Receipts for that year shall exceed the Permitted Deductions for that year;

      (K) "Quarterly Net Income" shall mean for any Quarterly Period the amount by which the Receipts for that Period shall exceed the Permitted Deductions for that Period;

      (L) "Net Deficiency" shall mean for any Accounting Year the amount by which the Permitted Deductions for that year shall exceed the Receipts for that Year;

      (M) "Quarterly Net Deficiency" shall mean for any Quarterly Period the amount by which the Permitted Deductions for that Period shall exceed the Receipts for that Period;

      (N) "Tenant's Statement" shall mean the statement to be delivered in respect of each Quarterly Period under paragraph 1 of Part III of this Schedule;

      (O) "Accountant's Statement" shall mean the certified statement to be delivered in respect of each Accounting Period under paragraph 2 of Part II of this Schedule;

      (P) "Type A Rent" shall mean TEN MILLION FIVE HUNDRED AND THIRTY THOUSAND ONE HUNDRED AND NINETY-FOUR POUNDS ((pounds)10,530,194) per annum (subject to increase in accordance with Part VII of this Schedule).

                                    PART II

                          Ascertainment of the Rent and
                               balancing payments

1. The rent payable by the Tenant for each Accounting Year shall be either (a) the aggregate of the Type A Rent and the Net Income during the relevant Accounting Year OR (b) (if Receipts fall short of Permitted Deductions for the relevant Accounting Year) the amount of the Type A Rent less the Net Deficiency during the relevant Accounting Year Provided that for each of the Accounting Years ending on the 24th March 1992 1993 1994 1995 and 1996 the rent shall be the annual sum of NINE MILLION THREE HUNDRED AND SEVENTY-FIVE THOUSAND POUNDS ((pounds)9,375,000) if greater than the sum calculated in accordance with paragraph (a) or (b) above (as the case may be) such rent to be payable in the manner set out below.

2. As soon as practicable and in any event not later than three months after the end of each Accounting Year the Tenant shall deliver to the

Landlord a written statement ("the Accountant's Statement") certified by an accountant previously approved in writing by the Landlord (such approval not to be unreasonably withheld) being a member of the Institute of Chartered Accountants in England and Wales and being a member of a leading firm of Chartered Accountants qualified to act as an auditor of a registered company under the Companies Act 1989 ("an Accountant") giving full details of the Receipts and the Permitted Deductions received and paid during such Accounting Year and stating (a) the Net Income or the Net Deficiency (as the case may be) for such Accounting Year (b) the amounts paid on account thereof under paragraph 2 of Part III of this Schedule (including any amount other than interest set off under paragraph 6 of that Part) and (c) the balance due from the Tenant to the Landlord or due from the Landlord to the Tenant (as the case may be) in accordance with paragraph 1 of this Part of this Schedule.

3. If the Accountant's Statement shall state a balance due from the Tenant to the Landlord the Tenant shall when delivering the Accountant's Statement to the Landlord (subject as hereinafter provided) pay to the Landlord an amount equal to that balance together with the interest earned on such balance in the Deposit Account for the period from the end of the Accounting Year in question to the date of payment Provided Always that if at the time such payment is to be paid any moneys shall be due from the Landlord to the Tenant under this Lease the balance shall be reduced by such sum due in full or partial discharge of the moneys so due from the Landlord as the case may be.

4. If the Accountant's Statement shall state a balance due from the Landlord to the Tenant at the Landlord's option either the Landlord shall (subject as hereinafter provided) within ten Business Days of receipt of the Accountant's Statement by the Landlord pay to the Tenant an amount equal to that balance or the amount of such balance shall be carried forward and credited (together with an amount equivalent to interest thereon at a rate four per centum below the Prescribed Rate from the date of the Accountant's Statement until the date credited) against subsequent payments due from the Tenant hereunder or at the end of the Term paid (together with an amount equivalent to interest as aforesaid until the date of payment) to the Tenant Provided Always that if at the time such balance is due to be made any moneys shall be due from the Tenant to the Landlord under this Lease the balance shall be reduced by such sum due in full or partial discharge of the moneys so due from the Tenant as the case may be.

5. Interest at the Prescribed Rate shall be payable on the amount of any balance payable by the Tenant under paragraph 3 above if payment is not made on delivery of the Accountant's Statement from the date of the Accountant's Statement to the date of actual payment on the amount of any balance payable or by the Landlord under paragraph 4 above if payment is not made within ten Business Days after the receipt of the Accountant's Statement by the Landlord from the date of such receipt until the date of actual payment.

6. Nothing contained in this Part of this Schedule shall prejudice the rights of either party against the other for failure to pay any amounts as and when they become due and payable.

7. No objection shall be taken to the inclusion in an Accounting Year of any amount which constituted a Receipt or Permitted Deduction for a previous Accounting Year but which was not taken into account in the Accountant's Statement for such previous Accounting Year.

8. In making payment under paragraph 3 or 4 above the paying party may set off any unpaid sum due from the other party under those paragraphs or paragraph 2 of
Part III of this Schedule and interest thereon at the appropriate rate (without prejudice to any other rights in respect thereof) but payments under the said paragraph 3 or 4 shall otherwise be made clear of all deductions save as required by law.

9. For the avoidance of doubt the provisions of this Schedule shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination the rent payable during the Accounting Year in question being apportioned (if appropriate) on a daily basis.

                                    PART III

                              Payments on account

1. As soon as practicable and in any event not later than ten Business Days after the end of each Quarterly Period the Tenant shall deliver to the Landlord a statement ("the Tenant's Statement") containing a fair summary of the Receipts and the Permitted Deductions receivable and actually received and paid during such Quarterly Period and stating the Quarterly Net Income or the Quarterly Net Deficiency as the case may be for such Quarterly Period and giving details of any amount taken into account under paragraph 5 of this Part of this Schedule.

2. Pending the ascertainment of the rent in respect of any Accounting Year:-

      (a) the Tenant shall pay the Type A Rent to the Landlord quarterly in advance on the Quarter Days;

      (b) the Tenant shall pay to the Landlord from the Current Account (as hereinafter defined) on each Additional Rent Payment Day an amount equal to any Quarterly Net Income for the preceding Quarterly Period together with the interest earned on the Deposit Account (as hereinafter defined) since the preceding Additional Rent Payment Day;

      (c) at the Landlord's option either

            (i) the amount of any Quarterly Net Deficiency shall be carried forward and credited (together with an amount equivalent to interest thereon at a rate four per centum below the Prescribed Rate from the date of the Tenant's Statement until the date credited) against subsequent payments due from the Tenant hereunder or at the end of the Term paid (together with an amount equivalent to interest as aforesaid until the end of the Term) to the Tenant; or

            (ii) the Landlord shall within ten Business Days of receipt of the Tenant's Statement by the Landlord pay to the Tenant an amount equal to the Quarterly Net Deficiency for the preceding Quarterly Period;

      (d) if the amounts due to the Landlord under paragraphs 2(a) and (b) on or before the successive Quarter Days in the Accounting Years ending in 1992 1993 1994 1995 or 1996 are less than the amounts set out below the Tenant shall on the relevant Quarter Day pay to the Landlord the amount of the shortfall (and the amount of moneys which would otherwise be due to the Landlord under paragraph 2(a) or (b) in respect of the same Accounting Year shall be reduced by the amount of such shortfall):-

            25 March          -     (pounds)2,343,750

            24 June           -     (pounds)4,687,500

            29 September      -     (pounds)7,031,250

            25 December       -     (pounds)9,375,000

3. (a) The first payment of Type A Rent in respect of the period from the date hereof to the next following Quarter Day shall be made on the date hereof.

      (b) The first payment of Quarterly Net Income or Quarterly Net Deficiency (as the case may be) shall be in respect of the Quarterly Period commencing on the date hereof.

4. Interest at the Prescribed Rate shall be payable on the amount of any sum due under paragraph 2(c) above if payment is not made within fifteen Business Days after the due date until the date of actual payment.

5. If it comes to the notice of the Tenant or the Landlord that any Receipt or Permitted Deduction which should have been included in an earlier Tenant's Statement was omitted (and if for a preceding Accounting Year was not taken into account in the Accountant's Statement relating thereto) then the omitted item shall be deemed to constitute a Receipt or a Permitted Deduction for the Quarterly Period in which the omission comes to the notice of the Tenant or the Landlord and shall be detailed in the Tenant's Statement relating thereto and in the Accountant's

Statement for the Accounting Year in which the omission comes to the notice of the Tenant or the Landlord.

6. In making payment under paragraph 2 above the paying party may set off any unpaid sum due from the other party under that paragraph or paragraph 3 or 4 of
Part II of this Schedule and interest thereon at the appropriate rate (without prejudice to any other rights in respect thereof) but payments under the said paragraph 2 shall otherwise be clear of all deductions save as required by law.

                                    PART IV

                                 Bank accounts

1. During the Term the Tenant shall procure that all Receipts are paid into an account (hereinafter called "the Current Account") in the joint names of the Tenant and the Landlord but (as the Landlord hereby agrees and shall instruct) (for so long as the Tenant remains solvent and has not materially defaulted in the payment of any rent due hereunder and is not materially in default under any other provision of this Lease in respect of which the Landlord shall have served a notice under Section 146 of the Law of Property Act 1925) requiring only the Tenant's signature as authority for any dealing other than a dealing in excess of (pounds)100,000 (which shall require the signatures of both the Tenant and the Landlord) with a London Clearing Bank or such other bank or financial institution in the United Kingdom as may from time to time be approved in writing by the Landlord (such approval not to be unreasonably withheld).

2. Except to the extent that any such items are pursuant to an obligation imposed on the Tenant by any Underlease paid from any reserve fund referred to in this Schedule the Tenant shall pay (or if already paid reimburse) the Permitted Deductions for any Accounting Year incurred by the Tenant or the Landlord from the Current Account to the extent of any credit balances thereon.

3. Pending the distribution of the credit balances on the Current Account to the Landlord by way of rent all credit balances on the Current Account exceeding the amount reasonably and properly required for Permitted Deductions which fall to be paid in the relevant Quarterly Period shall be transferred without delay for full value on the date of transfer into a deposit account ("the Deposit Account") which the Tenant shall identify following an appropriate review and consultation between the parties before the commencement of each Accounting year as bearing the highest rate of interest reasonably obtainable in the joint names of the Tenant and the Landlord and requiring both parties' signatures as authority for any dealing at the same bank or financial institution as that which holds the Current Account or such other bank or financial institution in the United Kingdom as may from time to time be approved in writing by the Landlord (such approval not to be unreasonably withheld) or invested in any other manner which the Landlord shall in its absolute discretion approve until the next following Additional Rent Payment Day when the amount standing to the credit of the Deposit Account (including all interest earned thereon) shall be transferred for full value on that day to the Current Account.

4. The Current Account shall not be caused or permitted to become overdrawn without the prior written authority of both the Landlord and the Tenant.

                                     PART V

                          Facilities for Verification

The Tenant shall afford to the Landlord all reasonable facilities and information for verification of all receipts payments calculations estimates and expenditure referred to in this Schedule by production of books accounts vouchers receipts counterpart Occupation Leases and other deeds and documents and shall afford to the Landlord access at all reasonable times to all such documents as are reasonably necessary to ascertain the Rent and the Net Income and the Landlord shall be entitled to require from the Tenant such information and explanation as the

Landlord shall reasonably deem necessary for that purpose and shall be entitled (at its own expense) to copy all such documents and other information

                                    PART VI

                              Expert determination

Any dispute or difference arising under this Schedule (other than a question of law and other than under Part VII of this Schedule) shall be referred to expert determination and the provisions of paragraph 3 of Part VII of this Schedule shall apply (mutatis mutandis) save that in all cases the expert shall be an Accountant being a senior member of a leading firm of Chartered Accountants and if the parties are unable to agree upon who should be appointed he shall be appointed by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales and save that the person appointed shall act as an expert not as an arbitrator.

                                    PART VII

                           Review of the Type A Rent

1. Definitions In this Part of this Schedule the following expressions have the following meanings:-

1. (A) "Completed Premises" means the Demised Premises on the assumptions (if not facts) that:-

      (a) the Demised Premises had been constructed and completed by the Landlord in accordance with the Rent Review Specification (but for the avoidance of doubt disregarding the "Additions" and "Omissions" set out in the Schedule of Agreed Additions to and Omissions from the Base Building Contract included in the Rent Review Specification) immediately prior to the date of this Lease;

      (b) all mechanical and electrical plant and machinery comprised in the Rent Review Specification (but for the avoidance of doubt disregarding the "Additions" and "Omissions" set out in the Schedule of Agreed Additions to and Omissions from the Base Building Contract included in the Rent Review Specification) had been tested and commissioned and the air-conditioning system therein had been balanced tested and commissioned;

      (c) all improvements or other alterations to the Demised Premises or any part thereof carried out by or on behalf of the Tenant or Goldman Sachs Property Management Limited or any sub-tenant or other lawful occupier before or after the date of this Lease had not been so carried out (other than such of the works referred to in sub-paragraph (a) above as have been carried out by any of them) and that all tenant's fixtures have been removed and all damage caused to the Demised Premises in so doing had been made good; and

      (d) the seventh floor of Peterborough Court contains 102 square feet of usable office space more than it actually contains;

1 (B) "Review Unit" means each of the following parts of the Completed Premises to the extent that it is included within the Type A Premises (having regard to the operation of Parts VIII and IX of this Schedule) at the relevant Review Date:-

            (i) the Type A Premises as at the date hereof;

            (ii) the third and fourth floor and part B3 and B2 levels of Peterborough Court shown edged red and at basement level coloured blue on Drawing Nos A101 A102 A107 and A108 marked "B" annexed hereto;

            (iii) the fifth floor and part B3 and B2 levels of Peterborough Court shown edged red and at basement level coloured green on Drawing Nos A101 A102 and A109 marked "B" annexed hereto;

            (iv) Daniel House;

1.    (C)   "Review Unit Rental Value" means the Rack Rental Market Value (as defined in the Review Form of Lease subject however to the proviso contained in this paragraph) of the relevant Review Unit at the relevant Review Date as if:-

            (1) the Review Form of Lease had been granted on the date hereof for a term of years on and from 25th March 1991 expiring on 24th March 2016;

            (2) the Review Unit had comprised the Premises demised by the Review Form of Lease;

            PROVIDED THAT in ascertaining such Rack Rental Market Value the following shall be additionally disregarded:-

            (a) all or any part of the rent free period originally granted to the Tenant hereunder on the grant of this Lease;

            (b)   the amount of the rent first hereby reserved;

            (c) any effect on rental value of the fact that the Tenant or any sub-tenant had or their predecessors in title have been in occupation of all or any part of the Demised Premises;

            (d) any goodwill attached to all or any part of the Demised Premises by reason of the business then carried on at the Demised Premises by the Tenant or any sub-tenant or any of their predecessors in title;

            (e) any improvement or other alteration to the Completed Premises or any part thereof carried out by the Tenant or Goldman Sachs Property Management Limited or any sub-tenant or their predecessors in title or other lawful occupier before or during the Term (other than such of the works comprised in the Completed Premises as have been carried out by any of them);

            (f) any effect on rent of any of the obligations and covenants of the Tenant under this Lease in relation to the Type B Premises.

1.    (D)   "Review Form of Lease" means the form of lease so entitled annexed hereto;

1. (E) "the Revised Rent" means the aggregate of the Review Unit Rental Values of all of the Review Units at the relevant Review Date.

2. Review With effect from the 25th day of March in the years 1996 2001 2006 and 2011 (each a "Review Date") the Type A Rent shall be such an amount as shall be the greater of (a) the yearly amount of the Type A Rent immediately before such Review Date and (b) the Revised Rent agreed or determined in accordance with the following provisions of this Part of this Schedule.

3. (a) Determination For the purposes of this paragraph 3 "Surveyor" shall mean a Chartered Surveyor of at least ten years' standing and established experience in letting premises in the City of London and Central London of a similar nature and size to the Demised Premises who shall be agreed upon by the parties hereto or in the event of failure so to agree to be nominated by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors upon the application of either party and who shall act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979.

3. (b) If the Landlord and the Tenant shall not agree on the amount of any Rack Rental Market Value or the Revised Rent by the relevant Review Date then at the election of the Landlord or the Tenant the amount thereof shall be determined by the Surveyor PROVIDED THAT any reference to a Surveyor shall not prevent the Landlord and the Tenant from agreeing any Rack Rental Market Value or the Revised Rent at any time and from withdrawing the reference to the Surveyor subject to payment of the Surveyor's proper charges up to the date of withdrawal.

3. (c) If the Surveyor shall die or become unwilling or unable to act before giving his determination the Rack Rental Market Value and the Revised Rent shall be decided by a further Surveyor and the process shall be repeated as often as necessary until a determination is made.

4. Upwards only In no event shall the Type A Rent after any Review Date be less than the Type A Rent immediately before such Review Date.

5. (a) Payment after Review Date In the event that by any Review Date the amount of the Revised Rent has not been agreed between the parties hereto or determined as aforesaid then in respect of the period of time (hereinafter called "the Interval") beginning with such Review Date and ending on the quarter day immediately following the date upon which the amount of the Revised Rent is agreed or determined as aforesaid (which date is hereinafter called "the Late Payment Date") the Tenant shall continue to pay to the Landlord in manner hereinbefore provided the Type A Rent at the yearly rate thereof payable immediately before the relevant Review Date.

5. (b) On the Late Payment Date there shall be due as a debt payable by the Tenant to the Landlord (without any requirement for any demand therefor by the Landlord) as arrears of rent an amount equal to the shortfall between the amount which would have been payable on each quarter day had the Revised Rent been determined by the relevant Review Date and the amount payable by virtue of paragraph 5(a) above during the Interval apportioned on a daily basis in respect of the Interval together with interest at a rate four per centum below the Prescribed Rate on the amount of such shortfall on and from the quarter day upon which each instalment thereof would have been due had the Revised Rent been agreed before the relevant Review Date.

6. Statutory restrictions If at any Review Date the Landlord shall be obliged to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord's right to revise the Type A Rent in accordance with the terms of this Lease or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the Type A Rent then the Landlord shall on each occasion that any such enactment is removed relaxed or modified be entitled on giving notice in writing to the Tenant expiring after the date of each such removal relaxation or modification to specify such date as an intermediate review date (hereinafter called "the Intermediate Review Date") and the Type A Rent from an Intermediate Review Date to the next succeeding Review Date or Intermediate Review Date (whichever shall first occur) shall be determined in like manner as the rent payable from each Review Date as hereinbefore provided.

7. Memorandum As soon as the amount of Type A Rent payable after each Review Date has been agreed or ascertained in accordance with the terms hereof (and if required by the Landlord so to do) the parties hereto (including any guarantor) will at the expense of the Tenant forthwith sign a memorandum thereof specifying the yearly amount of the Revised Rent.

8. Time of the essence Time shall not be of the essence for the purposes of this Part of this Schedule.

                                   PART VIII

                Redesignation of Type A Premises on underletting

1 The Tenant may in connection with any application to the Landlord for consent to underlet the whole or part of the Type A Premises on terms which satisfy the criteria set out in paragraph 2 below give notice in writing to the Landlord of its wish that with effect from the completion of the underletting the premises underlet ("the Underlet Premises") shall be deemed for all the purposes of this Lease to have been excluded from the definition of "Type A Premises" and included within the definition of "Type B Premises" herein;

2 The criteria which a proposed underletting must satisfy for the purposes of paragraph 1 above are:-

      (a) the premises to be underlet must comprise the whole of the Type A Premises or any complete floor or floors of the Type A Premises at ground floor level or above (but not part only of any such floor or floors);

      (b) the rent under the proposed underlease must not be less than the rent then payable in respect of the Type A Premises or (in the case of an underletting of a complete floor or floors) pro rata on a Net Internal Area basis;

      (c) any proposed undertenant of the premises to be underlet must be acceptable to the Landlord whose acceptance shall not be unreasonably withheld or delayed in the case of an undertenant who in the opinion of a prudent institutional landlord would be acceptable having regard inter alia to the effect of paragraph 1 above and of the following paragraphs of this Part of this Schedule;

      (d) the Tenant shall remain liable for all of its obligations hereunder in respect of the premises to be underlet (other than the obligations to pay the due proportion of the Type A Rent in respect thereof ascertained in accordance with paragraph 5 or 6 below);

      (e) the proposed underletting must otherwise be in accordance with the provisions of Clause 3(22);

3 On and from the date of completion of an underletting permitted by and complying with the terms of paragraph 2 above in relation to which the Tenant shall have given written notice to the Landlord pursuant to paragraph 1 above (the date of completion of such underletting being hereinafter referred to as "the Underletting Date") the deeming provisions referred to in paragraph 1 above shall take effect.

4 On and with effect from the Underletting Date the percentage figures specified in provisos (i) and (ii) to the definition of "Permitted Deductions" in Part I of this Schedule shall be increased as follows:-

      (a) the percentage from time to time applicable under proviso (i) shall be increased by:-

            D x 100
            -
            E

      (b) the percentage from time to time applicable under proviso (ii) shall be increased by:-

            D x 100
            -
            F

      where D is the Net Internal Area of the Underlet Premises;

            E is the Net Internal Area of the Demised Premises;

            F is the Net Internal Area of Peterborough Court

5 (a) On and from the Underletting Date the Type A Rent shall be decreased in accordance with the following formula:-

            X = Y + Z

            where       X     is the amount of the decrease

                        Y is the Net Internal Area of the Underlet Premises at ground floor level and above multiplied by the amount of the Type A Rent per square foot applicable to the respective floors thereof.

                        Z is the Net Internal Area of the Underlet Premises at basement level multiplied by the amount of the Type A Rent per square foot applicable to the respective floors thereof

      (b) For the purposes of paragraph 5(a) above the Type A Rent means the yearly amount of rent per square foot applied in relation to the relevant floor in calculating the Type A Rent upon the latest review of rent hereunder or (if there shall have been no review of rent hereunder) upon the grant of this Lease.

      (c) Provided that if any such Type A Rent was not calculated by reference to separate amounts per square foot for the respective floors the Type A Rent shall be decreased by that proportion which the Net Internal Area of the Underlet Premises bears to the Net Internal Area of the Type A Premises as a whole immediately before the Underletting Date.

6 As soon as the amount of Type A Rent payable after the Underletting Date has been agreed or ascertained in accordance with paragraph 5 above the parties hereto (including any guarantor) will forthwith sign a memorandum thereof specifying the yearly amount.

                                    PART IX

            Redesignation of Type B Premises on occupation by Tenant

1     In this Part of this Schedule a "Conversion Unit" means:-

      (a) the part of the Type B Premises as at the date hereof shown edged red and at basement level coloured green on Drawing Nos A101

      A102 and A109 marked "B" annexed hereto (being the fifth floor and storage area allocated thereto);

      (b) the part of the Type B Premises as at the date hereof shown edged red and at basement level coloured blue on Drawing Nos A101 A102 A107 and A108 marked "B" annexed hereto (being the third and fourth floors and storage area allocated thereto) or the third or fourth floor level thereof together with an appropriate part of such storage area first approved in writing by the Landlord (whose approval shall not be unreasonably withheld);

      (c) the whole of each area redesignated as Type B Premises pursuant to part VIII of this Schedule or any complete floor thereof at ground floor level or above together with an appropriate part of the storage area included in the relevant redesignation first approved in writing by the Landlord (whose approval shall not be unreasonably withheld);

      (d) the whole of Daniel House;

2 The Tenant shall notify the Landlord of its intention to occupy or to permit a Related Company to occupy a Conversion Unit and shall further notify the Landlord forthwith upon commencement of any such occupation.

3 If at any time the Tenant or (otherwise than pursuant to an underlease dealt with under the provisions of Clause 5(3) hereof) any Related Company shall occupy the whole or any part of a Conversion Unit then from and including the date on which such occupation commences ("the Occupation Date") the relevant Conversion Unit shall for the remainder of the Term (but subject to Part VIII of this Schedule) be deemed for all the purposes of this Lease to have been excluded from the definition of "Type B Premises" and included within the definition of "Type A Premises".

4 On and from the Occupation Date the percentage figures specified in provisos
(i) and (ii) to the definition of "Permitted Deductions" in Part I of this Schedule shall be decreased as follows:-

      (a) the percentage from time to time applicable under proviso (i) shall be decreased by:-

            D x 100
            -
            E

      (b) the percentage from time to time applicable under proviso (ii) shall be decreased by:-

            D x 100
            -
            F

      where       D     is the Net Internal Area of the Conversion Unit;

                  E     is the Net Internal Area of the Demised Premises;

                  F     is the Net Internal Area of the Peterborough Court

5 (a) On and from the Occupation Date the Type A Rent shall be increased in accordance with the following formula:-

      X = Y + Z

      where       X     is the amount of the increase

                  Y is the Net Internal Area of the Conversion Unit at ground floor level and above multiplied by the amount of the then current Type A Rent per square foot applicable to the ground floor level and above.

                  Z is the Net Internal Area of the Conversion Unit at basement level multiplied by the amount of the then current Type A Rent per square foot applicable to the basement level

      (b) Provided that if any such Type A Rent was not calculated by reference to separate amounts per square foot for the respective floors the Type A Rent shall be increased by that proportion which the Net Internal Area of the Underlet Premises bears to the Net Internal Area of the Type A Premises as a whole immediately before the Occupation Date.

6 Neither the Tenant nor (otherwise than pursuant to an underlease dealt with under the provisions of Clause 5(3) hereof) any Related Company shall go into occupation of any storage area of the Type B Premises save where such storage area is part of a Conversion Unit.

7 As soon as the amount of Type A Rent payable after the Underletting Date has been agreed or ascertained in accordance with paragraph 5 above the parties hereto (including any guarantor) will forthwith sign a memorandum thereof specifying the yearly amount thereof.

                              THE FOURTH SCHEDULE

                           Covenants by the Guarantor

1. Covenant and Indemnity by the Guarantor

The Guarantor hereby covenants with the Landlord as a primary obligation that the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Lease) duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents and all other sums payable under this Lease in the manner and at the times herein specified.

2. Waiver by Guarantor

The Guarantor hereby waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord before proceeding against the Guarantor.

3. Postponement of claims by Guarantor against Tenant

The Guarantor hereby further covenants with the Landlord that the Guarantor shall not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

4. Postponement of participation by Guarantor in security

The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord under this Lease have been performed or discharged.

5. No release of Guarantor

None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Lease or otherwise prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee:-

      (a) any neglect delay or forbearance of the Landlord in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

      (b) any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises;

      (c) any extension of time given by the Landlord to the Tenant;

      (d) any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease;

      (e) any change in the constitution structure or powers of either the Tenant the Guarantor or the Landlord or the liquidation administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

      (f) any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant;

      (g) any other act omission matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord).

6. Disclaimer or forfeiture of Lease

(a)   The Guarantor hereby further covenants with the Landlord that:-

      (i) if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease; or

      (ii) if this Lease shall be forfeited; or

      (iii) if the Tenant shall cease to exist

THEN the Guarantor shall if the Landlord by notice in writing given to the Guarantor within three (3) months after such disclaimer or other event so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease.

(b) If the Landlord shall not require the Guarantor to take a new Lease the Guarantor shall upon demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of three (3) months therefrom or until the Landlord shall have granted a Lease of the Demised Premises to a third party (whichever shall first occur).

7. Benefit of guarantee

This guarantee shall enure for the benefit of the successors and assigns of the Landlord under this Lease without the necessity for any assignment thereof.

[SEAL OMITTED]                          ON COUNTERPART

                                        THE COMMON SEAL of GOLDMAN SACHS
                                        INTERNATIONAL LIMITED was hereunto
                                        affixed in the presence of:

                                                    Director

                                                          /s/ [ILLEGIBLE]

                                                    Secretary

                                                          /s/ [ILLEGIBLE]

                           APPROVED FORM OF UNDERLEASE

                          [APPROVED FORM OF UNDERLEASE]

                     DATED                             19
                     ---------------------------------------

                       GOLDMAN SACHS INTERNATIONAL LIMITED

                                     - and -

                  GOLDMAN SACHS PROPERTY MANAGEMENT LIMITED

                                    - to -
                        [                            ]

                     ------------------------------------

                               U N D E R L E A S E

                                    -- of --

                     premises on the [   ] and [   ] floors
                    and part basement levels [   ] and [   ]
                      Peterborough Court, 133 Fleet Street,
                                   London EC4

                     ------------------------------------

                         TERM COMMENCES :          19

                          EXPIRES       :  21st March 2016

                     ------------------------------------

             Note: This form to be read as modified mutatis mutandis
                       for use in relation to Daniel House

                           LINKLATERS & PAINES, (RGF)
                                Barrington House,
                              59-67 Gresham Street,
                                London EC2V 7JA.

                                       I N D E X
Clause                                                                 Page
                                                                       -----
1.    DEFINITIONS .....................................................  1

2.    DEMISE AND RENTS ................................................  9

3.    TENANT'S COVENANTS .............................................. 11

       (1) Rent ....................................................... 11
       (2) Interest on overdue moneys ................................. 11
       (3) Outgoings .................................................. 11
       (4) Utilities .................................................. 12
       (5) Repair ..................................................... 12
       (6) Plant and Machinery ........................................ 13
       (7) Decoration ................................................. 13
       (8) Cleaning ................................................... 13
       (9) Permit entry ............................................... 14
      (10) Notices to repair .......................................... 14
      (11) Dangerous Substances and Insurances., ...................... 14
      (12) Overloading floors and services ............................ 16
      (13) Conduits ................................................... 16
      (14) Disposal of refuse ......................................... 17
      (15) Not to cause obstruction ................................... 17
      (16) User ....................................................... 17
      (17) Regulations ................................................ 18
      (18) Signs ...................................................... 18
      (19) Alteration ................................................. 18
      (20) Alienation ................................................. 21
      (21) Registration ............................................... 24
      (22) Easements .................................................. 25
      (23) Landlord's costs ........................................... 25
      (24) Statutory requirements ..................................... 26
      (25) Planning ................................................... 28
      (26) Notices affecting the Premises ............................. 28
      (27) Defects and indemnity ...................................... 29
      (28) Reletting notices .......................................... 29
      (29) Applications for consent ................................... 29
      (30) Observe covenants .......................................... 29
      (31) Breaches by underlessees ................................... 30
      (32) Yield up ................................................... 30
      (33) VAT  ....................................................... 31
      (34) Reimbursement of VAT ....................................... 32

4.LANDLORD'S COVENANTS ................................................ 32

       (1) Quiet enjoyment ............................................ 32
       (2) Insurance .................................................. 32
       (3) Superior Lease ............................................. 34

                                     - (i) -

C1ause                                                                Page
                                                                      -----
5.    PROVISOS ........................................................ 35

      (1) Forfeiture .................................................. 35
      (2) Implied easements ........................................... 36
      (3) Restrictions on adjoining property .......................... 37
      (4) Variation of and liability for  Services .................... 37
      (5) Cesser of rent .............................................. 37
      (6) Abandoned property .......................................... 38
      (7) Notices ..................................................... 38
      (8) Superior Lease .............................................. 39

6.    SERVICES AND SERVICE CHARGE ..................................... 39

      (1) Management Company's covenant ............................... 39
      (2) Landlord's covenant ......................................... 39
      (3) Services by Landlord ........................................ 39
      (4) Service Charge .............................................. 40

FIRST SCHEDULE    -  The Premises ..................................... 41

SECOND SCHEDULE   -  Rights granted to the Tenant ..................... 42

THIRD SCHEDULE    -  Exceptions and reservations ...................... 44

FOURTH SCHEDULE  I - The Superior Lease ............................... 46
                II - Documents which affect or relate to the
                     Premises ......................................... 46

FIFTH SCHEDULE    -  Review of rent First reserved .................... 47

SIXTH SCHEDULE    -  Service Charge ................................... 53

SEVENTH SCHEDULE  -  Guarantor's covenants ............................ 62

                                    - (ii) -

T H I S    U N D E R L E A S E made the   day of   One thousand nine hundred and
       BETWEEN GOLDMAN SACHS INTERNATIONAL LIMITED whose registered office is at Peterborough Court 133 Fleet Street London EC4 (hereinafter called "the Landlord") of the first part GOLDMAN SACHS PROPERTY MANAGEMENT LIMITED whose registered office is also at Peterborough Court aforesaid (hereinafter called "the Management Company") of the second part and [ ] (hereinafter called the Tenant") of the third part.

      W I T N E S S E T H as follows:-

1. DEFINITIONS

      IN this Underlease unless there be something in the subject or context inconsistent therewith:-

1. (1) (a) Where there are two or more persons included in the expression "the Tenant" covenants contained in this Underlease which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

1. (1) (b) Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall also include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or deriving validity therefrom;

1. (1) (c) Any two companies shall be taken to be members of a group if and only if one is the subsidiary of the other or both are subsidiaries of a third company where subsidiary has the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted;

1. (1) (d) Any covenant by the Tenant not to do any act or thing shall include an obligation not to permit allow or suffer such act or thing to be done;

1. (1) (e) References to any right of the Landlord to have access to the Premises shall be construed as extending to the Superior Landlord and to all persons properly authorised by the Landlord and the Superior Landlord;

1. (1) (f) Whenever the consent or approval of the Landlord is required or requested in relation to this Underlease such provisions shall be construed as also requiring the consent or approval of the Superior Landlord where the same shall be required pursuant to the Superior Lease;

1. (1) (g) The titles or headings appearing in this Underlease are for reference only and shall not affect the construction hereof;

1. (1) (h) Any reference to Value Added Tax shall include any tax of a similar nature that may be substituted for or levied in addition to it;

1. (2) The following expressions shall have the meanings hereinafter mentioned (that is to say):-

1. (2) (a) "the Building" means the land shown for the purpose of identification only edged green on the location plan marked "A" annexed hereto together with the courtyard and building thereon known as Peterborough Court 133 Fleet Street London EC4 and each and every part thereof and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor;

1. (2) (b) "Business Day" means any day from Monday to Friday (inclusive) other than Good Friday Christmas Day and bank and public holidays;

1. (2) (c) "the Car Parking Spaces" means the car parking spaces in the Building which the Tenant is entitled to use from time to time pursuant to paragraph 2 of the Second Schedule;

1. (2) (d) "Common Parts" means:-

1. (2) (d) (i) the main entrance hall through 133 Fleet Street;

1. (2) (d) (ii) the courtyard of Peterborough Court and the accessways linking the same to Fleet Street;

1. (2) (d) (iii) the galleries on the northern and eastern sides of the said courtyard and all other pedestrian entrances and lobbies linking them to Shoe Lane and Wine Office Court;

1. (2) (d) (iv) the main reception foyer and the escalators and stairs leading from it;

1. (2) (d) (v) the lift lobbies and all passenger and goods lifts (including firemen's and disabled lifts but excluding any within a Lettable Unit);

1. (2) (d) (vi) any lavatory and washroom facilities at ground floor and basement levels from time to time designated by the Landlord for common use;

1. (2) (d) (vii) the loading dock lorry berths refuse collection and/or compaction and other servicing areas the car parking areas all vehicle entrances accessways ramps and circulation areas;

1. (2) (d) (viii) all other entrances corridors passages stairs escalators landings balconies escape routes pavements landscaped or open areas within or serving the Building (excluding any within a Lettable Unit);

1. (2) (e) "Conduits" means all ducts shafts channels cisterns tanks radiators sewers drains watercourses gulleys gutters pipes wires cables meters valves and all other conducting media plant equipment and apparatus for the provision or supply of services serving the Building or any part thereof and where applicable serving in common any adjoining or neighbouring building or premises (other than any belonging to a relevant supply authority);

1. (2) (f) "Daniel House" means the land shown for the purpose of identification only edged blue on the location plan marked "A" annexed hereto together with the building thereon comprising numbers 131-141 Fleet Street London EC4 and each and every part thereof and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor;

1. (2) (g) "the Full Cost of Reinstatement" shall mean all costs (including the cost of shoring up demolition and site clearance Architects' Surveyors' and other professional fees) and Value Added Tax which would be likely to be incurred in rebuilding or reinstatement in accordance with the requirements of this Underlease at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs expected or anticipated to take place at any time up to the date of completion of the rebuilding or reinstatement and shall be properly determined by the Superior Landlord or the Landlord;

1. (2) (h) "the Insured Risks" means risks in respect of loss or damage by fire lightning explosion earthquake aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom impact by vehicles or animals riot and civil commotion storm tempest flood bursting or overflowing of water tanks apparatus or pipes subsidence malicious damage and such other risks or insurance as may from time to time reasonably be required by the Superior Landlord or the Landlord subject to such exclusions and limitations as may be usual in the London insurance market and imposed by the Insurers;

1. (2) (i) "the Insurers" means the insurance office or underwriters of good repute with whom the insurance cover referred to in C1ause 4(2) hereof is effected;

1. (2) (j) "the Landlord" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1. (2) (k) "the Landlord's Plant" means:-

1. (2) (k) (i) all escalators and passenger goods and emergency lifts;

1. (2) (k) (ii) the whole of the sprinkler system including sprinkler heads;

1. (2) (k) (iii) the whole of the fire alarm and detection systems (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (iv) the whole of the permanent fire fighting system (other than portable extinguishers in the Lettable Units);

1. (2) (k) (v) the whole of the chilled water system (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (vi) the whole of the perimeter heating system;

1. (2) (k) (vii) the whole of the Building Management System (other than any independent stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (viii) the central electrical supply system from mains supply up to and including the electrical riser busbars connecting to distribution boards to Lettable Units at each level;

1. (2) (k) (ix) the emergency standby generator and electrical system (but not any generator and/or uninterrupted power supply system serving exclusively the Lettable Units) up to and including riser busbars connecting to distribution boards to Lettable Units at each level;

1. (2) (k) (x) the air handling system limited at each level of office accommodation to air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units to the point where such ducts enter the Lettable Units (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (xi) the closed circuit television and intruder alarm systems at all points of entry into the Building and other security systems to the Retained Areas;

1. (2) (k) (xii) the window cleaning/maintenance cradles carriages gantries and runways;

1. (2) (k) (xiii) all loading dock equipment;

1. (2) (k) (xiv) all mechanically or electrically operated doors barriers gates and shutters;

1. (2) (k) (xv) all refuse compactors and refuse disposal systems;

1. (2) (k) (xvi) all other plant machinery and equipment provided in connection with the provision of the Services;

1. (2) (k) (xvii) all other Conduits lying within the Building (up to and including the point of connection to but otherwise excluding Conduits exclusively serving Lettable Units);

1. (2) (1) "Landlord's Surveyors" means the surveyors or managing agents employed directly or indirectly by the Landlord (who may be an employee of the Landlord or a company within the same group of companies as the Landlord);

1. (2) (m) "Lettable Unit" means any unit of accommodation forming part of the Building which is designed or adapted for separate occupation or letting from time to time (excluding such elements as are excluded by paragraphs (i)-(v) of the First Schedule and excluding the Management Premises);

1. (2) (n) "the Loss of Rent" means the loss of rent First and Fourthly reserved by this Underlease and for the time being payable hereunder for five years (and subject to the same being available on reasonable terms in the London insurance market for an additional two years) or such longer period as may reasonably be required by the Landlord having regard to the likely period required for reinstatement in the event of either partial or total destruction in an amount which would take into account the Superior Landlord's or the Landlord's reasonable estimate of the potential increases in rent in accordance with the rent review provisions hereinafter contained and any Value Added Tax properly chargeable in respect thereof;

1. (2) (o) "Management Premises" means the management premises and the mail and messenger room at B2 and ground floor levels of the Building shown edged purple on drawing numbers A102 and A104 annexed hereto;

1. (2) (p) "Net Internal Area" means Net Internal Area as defined in the Code of Measuring Practice published by The Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Third Edition January 1990) as modified or superseded from time to time;

1. (2) (q) "Office Hours" means the hours of eight a.m. to eight p.m. on Mondays to Fridays except in any case Good Friday Christmas Day and bank and public holidays;

1. (2) (r) "Permitted Letting Unit" means:-

1. (2) (r) (i) the whole of each floor level of the Premises

1. (2) (r) (ii) any part of a single floor level of the Premises comprising not less than five thousand square feet of Net Internal Area where such part is reasonably located having regard to the provision of lavatory and washroom facilities lifts services cores and other common parts to be used in connection therewith;

together in each case with such part of the basement level of the Premises and the right to use such number of Car Parking Spaces as shall reasonably be required therewith;

1. (2) (s) "the Planning Acts" means the Town and Country Planning Act 1990; Planning (Listed Building and Conservation Areas) Act 1990; Planning (Hazardous Substances) Act 1990; and Planning (Consequential Provisions) Act 1990;

1. (2) (t) "the Premises" means the premises described in the First Schedule hereto and each and every part thereof together with all additions alterations and improvements thereto;

1. (2) (u) "the Prescribed Rate" means a rate of interest being four per centum per annum over the Base Rate from time to time of Barclays Bank PLC or over such other rate as may from time to time replace the same or over such other comparable rate as the Landlord may from time to time reasonably require;

1. (2) (v) "the Rent Review Specification" means the Base Fitting-Out Specification together with the Base Building Specification annexed hereto detailing the standard of the Premises to be assumed on a review of the rent first reserved hereby;

1. (2) (w) "Retained Areas" means the Common Parts all structural and exterior parts of the Building all boundary and party walls of the Building and all other parts of the Building save for the Lettable Units;

1. (2) (x) "Review Date" means the Twenty-fourth day of June in the years One thousand nine hundred and ninety six Two thousand and one Two thousand and six and Two thousand and eleven;

1. (2) (y) "the Services" means the services set out in Part II(A) of the Sixth Schedule hereto;

1. (2) (z) "the Service Charge" means the service charge as provided in the Sixth Schedule hereto;

1. (2) (aa) "the Superior Landlord" means the person or persons for the time being entitled to the reversion immediately expectant on the determination of the Superior Lease;

1. (2) (bb) "the Superior Lease" means the lease referred to in Part I of the Fourth Schedule hereto being the lease under which the Landlord holds inter alia the Premises;

1. (2) (cc) (i) "the Tenant" shall include its successors in title and in the case of an individual shall include his personal representatives;

1. (2) (cc) (ii) "the Guarantor(s)" means the person(s) from time to time guaranteeing the obligations of the Tenant hereunder and in the case of an individual shall include his personal representatives Provided that for the purposes of C1ause 5(1)(c)(d) and (e) hereof the expression shall mean only the guarantor(s) of the Tenant in whom this Underlease is vested from time to time and not of any other Tenant who shall have assigned its interest hereunder;

and where there are two or more persons included in the expression "the Tenant" or "the Guarantor" such expression shall include each of such persons;

1. (2) (dd) "the Term" means the term of years hereby granted together with any continuation thereof (whether under an Act of Parliament or by the Tenant holding over or for any other reason);

1. (2) (ee) "this Underlease" means this Underlease and any document supplemental hereto or collateral herewith or entered into pursuant to or in accordance with the terms hereof;

2. DEMISE AND RENTS

      THE Landlord HEREBY DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and other rights contained or referred to in the Second Schedule hereto EXCEPT AND RESERVING as mentioned in the Third Schedule hereto TO HOLD the same SUBJECT to the provisions contained or referred to in the documents referred to in Part II the Fourth Schedule hereto (in so far as the same are still subsisting and capable of being enforced and affect the
Premises but not further or otherwise) unto the Tenant on and from the       day
of      One  thousand nine hundred and       for a term of years expiring on the
[                                      ] YIELDING AND PAYING therefor during the
Term and in proportion for any less time than a year

      FIRST the clear YEARLY RENTS of [        ] POUNDS ((pounds)) to be paid in
      advance by equal quarterly payments on the usual quarter days (namely the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December) clear of all deductions whatsoever (except for deductions which the Tenant is by law bound to make) the first of such payments in respect of the period on and
      from the        day of    One thousand nine hundred and       to the
      quarter day next following to be made on the    day of      One thousand
      nine hundred and                    ;

      SECONDLY by way of additional rent on demand the whole of the additional cost to the Landlord of providing any of the Services at the request of the Tenant outside Office Hours (or in the event of Services being provided outside Office Hours for the use of the Tenant and any other tenant(s) or occupier(s) of the Building a fair proportion thereof) as determined by the Landlord's Surveyors;

      THIRDLY by way of additional rent on demand all sums which the Landlord may from time to time properly pay in respect of insurance of the Loss of Rent and a fair proportion determined by the Landlord's Surveyors of the sums which the Landlord may from time to time pay in respect of insurance of the Building against loss or damage by the Insured Risks;

      FOURTHLY by way of additional rent the Service Charge payable to the Landlord pursuant to C1ause 6(4) hereof;

      FIFTHLY by way of additional rent on demand the moneys referred to in C1ause 3(2) hereof.

3. TENANT'S COVENANTS

      THE Tenant to the intent that the obligations hereby created shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:-

3. (1) Rent To pay the rents hereinbefore reserved at the times and in the manner aforesaid;

3. (2) Interest on overdue moneys If any sum payable by the Tenant under this Underlease shall not be paid on the due date to pay on demand to the Landlord interest thereon at the Prescribed Rate from the date when the same became due until payment thereof (as well after as before any judgment);

3. (3) Outgoings To bear pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Premises or the Car Parking Spaces or upon the owner or occupier in respect thereof other than:-

3. (3) (a) any tax assessed on the Landlord (other than Value Added Tax if applicable) in respect of any rent received by the Landlord under this Underlease (unless the statute imposing such tax shall prescribe or intend that the tax is payable by the Tenant); and

3. (3) (b) any tax payable only as a direct result of the grant of this Underlease or any dealing by the Landlord with its reversionary interest in the Premises;

Provided that if any assessment is made in relation to the Premises or the Car Parking Spaces together with other premises or areas the Tenant shall pay to the Landlord a fair proportion thereof to be determined by the Landlord's Surveyors;

3. (4) Utilities To pay to the suppliers of and to indemnify the Landlord against all charges for water electricity gas all types of telephonic communication and other services used on or in relation to the Premises (including without limitation all charges for meters and all standing charges) Provided that if and in case the water electricity gas or other services shall be metered or charged jointly in respect of the Premises and other premises to pay to the Landlord on demand a fair proportion thereof to be determined by the Landlord's Surveyors;

3. (5) (a) To repair To repair and to put and keep the Premises and the Conduits to the extent that they serve exclusively the Premises (but excluding such of the Landlord's Plant as is within the Premises and the point of connection to Conduits serving also other premises) in good and substantial repair and condition and as and when necessary to replace any of the landlord's fixtures and fittings in the Premises which are or become beyond repair with new ones which are similar in type and quality (damage by the Insured Risks excepted in each case save to the extent that payment of any insurance moneys be refused in whole or in part by reason of or arising out of any act omission neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control);

3. (5) (b) As often as shall be necessary in order to comply with the covenant contained in sub-clause (a) of this C1ause 3(5) to rebuild reinstate or replace the Premises or any part or parts thereof (damage by any of the Insured Risks excepted in each case save to the extent that payment of any insurance be refused in whole or in part by reason of or arising out of any neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control);

3. (6) (a) Plant and Machinery To keep all plant machinery apparatus and equipment in the Premises (excluding Landlord's Plant) properly maintained and in good working order and condition and for that purpose:-

3. (6) (a) (i) to employ reputable contractors to inspect maintain and service the same regularly;

3. (6) (a) (ii) to renew or replace all working and other parts as and when necessary;

3. (6) (a) (iii) to use all reasonable endeavours to ensure by directions to the Tenant's staff and otherwise that such plant and machinery is properly operated;

3. (6) (b) When reasonably required by the Landlord following any alterations to the electrical circuits by the Tenant to produce to the Landlord a certificate issued by an electrical contractor (who shall first be approved in writing by the Landlord (such approval not to be unreasonably withheld)) that the electrical circuits within the Premises comply in all respects with the regulations of the Institute of Electrical Engineers current when the electrical circuits were installed or other amended standards (approved by the Landlord such approval not to be unreasonably withheld) or recommended current codes of practice (approved by the Landlord such approval not to be unreasonably withheld);

3. (7) Decoration As often as may be necessary and in any event not less frequently than once in every fifth year during the Term but so as to comply with the requirements of the Superior Lease and also during the last year thereof (howsoever the same may be determined) properly to prepare and decorate the interior of the Premises throughout in a good and workmanlike manner in accordance with any instructions of the manufacturers of the products used and such decoration and treatment in the last year of the term to be executed in such colours and with such materials as the Landlord may reasonably approve;

3. (8) C1eaning To keep the interior of the Premises properly cleaned and tidy and clear of all rubbish and to clean at least once in every month the inside of the window panes and frames of the Premises and all glass (if any) in the entrance doors thereto;

3. (9) Permit entry To permit the Landlord and all persons authorised by the Landlord at all times on giving reasonable prior written notice (except in emergency) to the Tenant to enter the Premises for the purpose of ascertaining that the covenants and conditions of this Underlease have been observed and performed to view the state of repair and condition thereof and to take a schedule of the Landlord's fixtures and of any dilapidations and to exercise the rights herein excepted and reserved the persons entering causing as little damage and inconvenience to the Tenant and/or other occupiers as reasonably practicable and making good any damage caused to the Premises thereby;

3. (10) Notices to repair To remedy all breaches and repair all defects of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable hereunder and to commence the same as soon as reasonably practicable after receipt of such notice (or sooner if requisite) and thereafter diligently to proceed with and complete the same within two calendar months and if the Tenant shall fail to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter the Premises to make good the same at the cost of the Tenant which cost (together with all Solicitors' and Surveyors' charges and other expenses which may be properly incurred by the Landlord in connection therewith) shall be repaid by the Tenant to the Landlord on demand and in default of payment the same shall be recoverable as rent in arrear;

3. (11) (a) Dangerous Substances and Insurances Not to bring into the Premises or the Building or to place or store or permit to remain therein any article or thing which is or may become dangerous offensive combustible inflammable radioactive or explosive and not to carry on or do thereon any hazardous trade or act in consequence of which the Landlord would be likely to be prevented from insuring the Premises or the Building at the ordinary rate of premium or whereby any insurance effected in respect thereof of which details have been supplied to the Tenant would be likely to be vitiated or prejudiced and not without the written consent of the Landlord (which shall not be unreasonably withheld if the Tenant pays any additional premium) to do anything whereby any additional premium becomes payable for the insurance of the Premises or the Building;

3. (11) (b) In the event of the Premises or any part of the Building bounding the Premises or any part thereof being destroyed or damaged by any peril or risk whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant;

3. (11) (c) To comply with all the proper requirements (and recommendations failure to comply with which would be likely to vitiate or prejudice any insurance on usual terms effected in respect of the Premises or the Building) of the Insurers relating to the Premises (save to the extent that the Landlord or the Management Company is obliged to comply with the same hereunder);

3. (11) (d) Not to effect any insurance relating to the Premises which would have the effect of causing the Insurers to refuse to make payment of any claim in full;

3. (11) (e) The Tenant shall notify the Landlord and the Superior Landlord in writing at the time of the installation thereof of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which may be or become landlord's fixtures and fittings for the purpose of enabling the Landlord or the Superior Landlord (as the case may be) to effect adequate insurance cover for the same;

3. (11) (f) If the Tenant shall become entitled to the benefit of any insurance on the Premises which causes the Insurers to refuse to make payment of any claim of the Landlord or the Superior Landlord in full then to the extent that the claim shall not be so met the Tenant shall apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received;

3. (11) (g) In the event of the Premises or the Building or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the irrecoverable insurance moneys;

3. (12) (a) Overloading floors and services Not to overload the floors of the Premises or suspend any excessive weight from the ceilings walls stanchions or structure of the Premises or the Building and not to overload the electrical wiring or installation or any other services or any supplies in or serving the Premises;

3 (12) (b) Not to do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear with due margin for safety and in the event of alterations being carried out by the Tenant to pay to the Landlord on demand all costs reasonably incurred by the Landlord or the Superior Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Premises or the Building is being or is about to be overloaded by reason of any act neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control;

3 (12) (c) To observe the weight limits prescribed for all lifts in the Building with due margin for safety;

3 (13) Conduits Not to discharge into any Conduits in or serving the Premises any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conduits or the drainage system of the Building or any adjoining property and not to do or omit any act or thing whereby the Landlord's Plant or any Conduits might be damaged;

3 (14) Disposal of refuse Not to deposit on any part of the Premises any trade empties rubbish or refuse of any kind other than in proper receptacles and not to burn any rubbish or refuse on the Premises;

3. (15) (a) Not to cause obstructions Not to use the courtyard of Peterborough Court or the accessways linking the same to Fleet Street for any purpose whatsoever other than by private cars or taxis for the purpose of setting down and picking up passengers and in particular not to park or wait thereon;

3. (15) (b) Not to park load or unload any goods or materials on to or from vehicles save in the loading bay or any other parts of the Building as shall have been designated by the Landlord for such purpose and not to cause any other obstruction of the Common Parts;

3. (16) (a) User Not to hold on the Premises any sale by auction or public exhibition or public show or spectacle or political meetings or gambling; and

3. (16) (b) Not to carry on or use the Premises for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor to sleep on the Premises nor to use the Premises for residential purposes nor to do on the Premises any act or thing whatsoever which in the opinion of the Landlord may be or tend to become a nuisance damage disturbance or inconvenience to the prejudice of the Landlord or to the owners or occupiers of any adjoining or neighbouring premises or any of them or which may be injurious to the value tone amenity or character of the Premises; and

3. (16) (c) Not to use the Premises as a Post Office an Employment Exchange an office of the Department of Health or the Department of Social Security at which the general public call without appointment a staff or other employment agency a betting shop turf accountant's or bookmaker's office an undertaker a travel ticket or estate agency; and

3. (16) (d) Without prejudice to the provisions of paragraphs (a) to (c) of this sub-clause not to use the Premises otherwise than as offices with storage and other accommodation ancillary to such office use; and

3. (16) (e) The Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Underlease without any compensation recompense or relief of any kind whatsoever;

3. (17) Regulations To observe all rules and regulations for the proper management and security of the Building laid down by the Landlord or the Landlord's Surveyors from time to time and notified in writing to the Tenant including (without limitation) any such regulations controlling admission to the Building by means of a system of personal identity cards;

3. (18) Signs Not to erect or display in or upon any part of the Premises any pole flag aerial advertisement poster notice or other sign which shall be visible from the outside of the Premises or elsewhere in the Building except as permitted by paragraph 3 of the Second Schedule hereto without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3. (19) (a) Alterations Not to make any new aperture in any floor or ceiling slab or exterior wall of the Building or otherwise to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Building or other parts of the Building which bound the Premises nor to make any other alterations or additions of a structural nature to the Premises Provided that the Tenant may with the consent of the Landlord (which shall not be unreasonably withheld or delayed) make minor alterations to the walls floors or columns of the Building bounding the Premises where the same do not:-

3. (19) (a) (i) adversely affect the structural stability of the Building; or

3. (19) (a) (ii) affect the exterior (including the appearance) of the Building; or

3. (19) (a) (iii) materially and adversely affect the usage or functioning of the mechanical electrical sanitary heating ventilating life safety air-conditioning or other service systems within the Building; or

3. (19) (a) (iv) materially and adversely affect the use and enjoyment of the Premises;

3. (19) (b) Not to fix anything to any part of the Building bounding the Premises in such manner as to affect adversely the structure thereof or the functioning of any exterior walls doors door frames windows or window frames thereof;

3 (19) (c) (i) Not to make any alteration or addition to the Landlord's Plant or to lay any new Conduits outside the Premises other than in accordance with clause 3(19)(c)(ii) hereof;

3 (19) (c) (ii) Not to make any connection with the Landlord's Plant or to make any other material variation to the Conduits without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3 (19) (c) (iii) Not to make any other alteration or addition to the Premises which would materially adversely affect the operation of the Landlord's Plant or unreasonably increase the demands thereon;

3. (19) (d) Not (save as mentioned in sub-clause 3(19)(f) hereof) to make any alterations or additions of a non-structural nature to the Premises or to fix anything to any part of the Building bounding the Premises without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3.(19) (e) The Landlord may as a condition of giving any consent required under this C1ause 3(19) require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require as regards the execution of any such works and an absolute covenant that the Tenant will immediately prior to the end or sooner determination of the Term to the extent that the Landlord so requests remove (without cost to the Landlord) such alterations (or such part thereof as the Landlord shall specify in its request to the Tenant) and reinstate the Premises and the Building to the condition they were in prior to the execution of such alterations;

3. (19) (f) Subject to C1ause 3(19)(c)the Tenant may without obtaining the prior consent of the Landlord erect modify and remove internal demountable partitioning Provided That:-

3. (19) (f) (i) such partitioning does not materially adversely affect the efficient working of the service systems within the Building; and

3. (19) (f) (ii) such partitioning does not obstruct or block up the windows of the Premises; and

3. (19) (f) (iii) such partitioning does not violate any law or any regulation or requirement of any competent authority;

3. (19) (g) In relation to any alterations or additions to the Premises which the Landlord would be obliged by C1ause 4(2) to insure once completed (whether or not the consent of the Landlord is required for such works) to give notice to the Landlord of the anticipated reinstatement cost thereof before commencement and also to notify the Landlord on completion of the same;

3. (19) (h) In the event of the Tenant failing to observe C1ause 3(18) or (19) in any respect it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter the Premises and remove any unauthorised alterations or additions or signs and execute such works as may be appropriate to restore the Building and the Premises to their former state at the cost of the Tenant which cost (together with all Solicitors' and Surveyors' charges and other expenses which may be properly incurred by the Landlord in connection therewith) shall be repaid by the Tenant to the Landlord on demand as a debt and on a full indemnity basis;

3. (20) (a) Alienation Not to assign mortgage charge or grant any security interest over part only of the Premises or (save as hereinafter provided) to share or part with the possession or occupation of the whole or part only of the Premises Provided that any company which is for the time being in the same group as the Tenant may occupy or share occupation of any part of the Premises which is not then sub-let by the Tenant on condition that:-

3. (20) (a) (i) such occupation or sharing of occupation does not create any relationship of landlord and tenant; and

3. (20) (a) (ii) such occupation or sharing of occupation shall not continue after the date upon which the occupying company ceases to be in the same group as the Tenant;

3. (20) (a) (iii) the Landlord is notified of such sharing and the identity of the company sharing occupation with the Tenant;

3. (20) (b) Not to underlet or agree to underlet the Premises or any part thereof at a fine or premium or at a rent which is less than the open market rental value of the premises to be demised nor to permit the reduction of rent paid or payable by any underlessee;

3. (20) (c) Not to assign the whole of the Premises without on each occasion procuring:-

3. (20) (c) (i) that any intended assignee shall covenant direct with the Landlord and the Management Company (in respect of the respective obligations owed to them) that during the residue of the Term then subsisting the said assignee will pay the rent reserved by and will observe and perform the covenants and conditions on the part of the Tenant contained in this Underlease;

3. (20) (c) (ii) that if the Landlord shall reasonably so require the obligations of the assignee shall be guaranteed by a person or persons approved by the Landlord (whose approval shall not be unreasonably withheld) who shall covenant with the Landlord (jointly and severally if more than one) as a primary obligation in the terms set out in the Seventh Schedule hereto (mutatis mutandis) or such other terms as the Landlord shall from time to time reasonably specify;

3. (20) (d) Not to underlet or agree to underlet the whole of the Premises or any Permitted Letting Unit without on each occasion procuring:-

3. (20) (d) (i) that any intended underlessee shall covenant with the Landlord as from the date of the underlease either to observe and perform the covenants and conditions herein contained in so far as the same relate to the underlet premises (excluding the covenants to pay the rents hereinbefore reserved and the sums due to the Management Company or the Landlord under C1ause 6(4) hereof);

3. (20) (d) (ii) that in any permitted mediate or immediate underlease the rent shall be payable no more than one quarter in advance and shall be subject to review in an upward direction only at such times and in such manner as to coincide with the rent review provided for under this Underlease;

3. (20) (d) (iii) that in the case of a Permitted Letting Unit including part only of any single floor level of the Premises prior to the completion of any underlease and the occupation by any undertenant or proposed undertenant of the premises to be demised thereby (or any part thereof) an Order be obtained from the Court authorising the exclusion of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in respect of such underlease (a declaration to that effect being contained therein) and that a certified copy of such Order (together with a certified copy of the form of underlease which accompanied the application therefor) be supplied to the Landlord and no such underlease shall be completed or occupation allowed before such an order has been obtained and produced to the Landlord;

3. (20) (d) (iv) that any underlease including part only of any single floor level of the Premises shall contain an absolute prohibition against mortgaging charging underletting or parting with possession of part only of the premises to be demised thereby;

3. (20) (d) (v) that there shall at no time be more than five separate units of occupation within any single floor level of the Premises (including any part from time to time not underlet) and that none shall comprise less than five thousand square feet of Net Internal Area on either level Provided that the following persons in occupation in accordance with C1ause 3(20) hereof shall for the purpose of this sub-clause be treated as one:-

3. (20) (d) (v) (aa) the Tenant and any associated company or partnership of the Tenant;

3. (20) (d) (v) (bb) any permitted undertenant and any associated company corporation or partnership of such permitted undertenant;

3. (20) (d) (v) (cc) where this Underlease or any underlease is held as a partnership asset but the Tenant or any permitted undertenant comprises some only of the members of a partnership:-

3. (20) (d) (v) (cc) (A) all members of such partnership; and

3. (20) (d) (v) (cc) (B) any associated company or partnership of such partnership;

3. (20) (e) Subject as aforesaid the Tenant shall be permitted to assign or underlet the Premises as a whole and to underlet any Permitted Letting Unit with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;

3. (20) (f) Not to vary the terms of any underlease of the Premises or any part thereof in a manner inconsistent with this Clause 3(20);

3. (20) (g) To procure in any permitted underlease that the rent is reviewed under such underlease in accordance with the terms thereof but not to agree any reviewed rent with the undertenant nor any rent payable on any renewal thereof pending determination of the rent payable hereunder with effect from the relevant Review Date without the prior written consent of the Landlord (such consent not to be unreasonably withheld) save where the rent under any underlease is determined by an independent valuer acting as an expert or arbitrator or by the Court;

3. (21) (a) Registration Within twenty-one days after the date of any assignment of this Underlease or the grant of any underlease of the Premises or any assignment of such an underlease or the execution of any mortgage or charge affecting this Underlease or any transfer of any such mortgage or charge or any devolution of the Term or of any such underlease as aforesaid by assent or operation of law or any surrender or variation of any such underlease to give written notice and to deliver a certified copy to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same (and including in the case of an assignment notice of the amount of any premium paid) and to pay or cause to be paid to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty pounds for the registration thereof;

3. (21) (b) Within twenty-one days after the creation of any floating charge affecting this Underlease to give written notice to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with details of the chargee(s) and within twenty-one days after the crystallisation of any floating charge to give written notice to the

Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with a certified copy of the instrument creating the floating charge and details of the circumstances of crystallisation and to pay to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty Pounds for the registration thereof;

3. (22) (a) Easements Not by building or otherwise to stop up or darken any window or light in the Premises nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Premises and in case any such easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and to permit the Landlord and its agents to enter the Premises for the purpose of ascertaining the nature of any such easement right privilege or encroachment and at the request and cost of the Landlord to join the Landlord in adopting such means as may be reasonably necessary for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment;

3. (22) (b) Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the Landlord forthwith upon the same coming to the attention of the Tenant;

3. (23) Landlord's costs To pay to the Landlord on demand all costs charges and expenses (including but without prejudice to the generality of the foregoing Solicitors' costs Counsels' Architects' and Surveyors, and other professional fees and commission payable to a bailiff) incurred by the Landlord:-

3. (23) (a) incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or in or in contemplation of any proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice;

3. (23) (b) incidental to or in contemplation of the preparation and service of a Schedule of Dilapidations at any time during or within six months after the expiration or earlier determination of the Term but relating in all cases only to wants of repair arising not later than the expiration or earlier determination of the Term;

3. (23) (c) in connection with or in procuring the remedying of any breach of covenant on the part of the Tenant or any person deriving title under the Tenant contained in this Underlease;

3. (23) (d) in relation to any application for consent required or made necessary by this Underlease (such costs to include reasonable management fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not unreasonably to withhold consent and the withholding of consent is held to be unreasonable) or the application is withdrawn;

3. (24) (a) Statutory requirements At all times and from time to time and at its own expense to execute all works as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed be directed or required to be done or executed upon or in respect of the Premises or the Tenant's user thereof whether by the owner and/or the Landlord and/or the Tenant thereof or any person deriving title thereunder and to comply with all notices relating to the Premises which are served by the public local or statutory authority and not to do on the Premises any act or thing whereby the Landlord may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act as aforesaid;

3. (24) (b) Without prejudice to the foregoing at all times during the Term at the Tenant's expense to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Premises in case of fire or other emergency and at the expense of the Tenant to keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type suitable in all respects to the type of user of or business or trade carried on upon the Premises such apparatus and appliances to be open to inspection and to be adequately maintained and also not to obstruct the access to or means of working such apparatus and appliances by its operations at or connected with the Premises;

3. (24) (c) To comply with the requirements and regulations of the respective supply authorities in relation to the use of water electricity gas all types of telephonic communication and other services at the Premises;

3. (24) (d) Not to operate equipment connected to the Landlord's Plant otherwise than in accordance with the manufacturers' instructions which have been notified to the Tenant;

3. (24) (e) Within fourteen days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Premises or the occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request of the Landlord to make (at a cost which shall be borne by the Landlord and the Tenant equally) or join with the Landlord in making (at the cost of the Tenant) such proper objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient;

3. (25) Planning In relation to the Planning Acts:-

3. (25) (a) At all times during the Term to comply in all respects with the Planning Acts;

3. (25) (b) Not to apply for nor implement any planning permission in respect of the Premises unless the application and permission shall have been approved by the Landlord;

3. (25) (c) Unless the Landlord shall otherwise direct to carry out before the expiration or determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to and commenced to have been implemented by the Tenant;

3. (25) (d) If called upon so to do to produce to the Landlord all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this C1ause have been complied with;

3. (25) (e) Not without the consent of the Landlord to enter into any agreement under Section 106 of the Town and Country Planning Act 1990 relating to the Premises;

3. (25) (f) Not without the consent of the Landlord to serve any notice under
Part VI of the Town and Country Planning Act 1990 in respect of the Premises;

3. (26) Notices affecting the Premises Upon the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which adversely affects the Landlord's interest in the Premises the Tenant shall forthwith at its own expense deliver full particulars or a copy thereof to the Landlord;

3. (27) Defects and indemnity To inform the Landlord in writing immediately upon the same coming to the Tenant's attention of any defect in the Premises or in the parts of the Building which bound the Premises which would be likely to give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person and to indemnify the Landlord in respect of all actions proceedings costs claims and demands which might be made by any tenant occupier adjoining owner or any other person whatsoever or any competent authority which may be incurred by reason of:-

3. (27) (a) any use of the Premises or any defect in the Premises or in the execution or existence of any alterations or additions to the Premises for which the Tenant is responsible hereunder;

3. (27) (b) the use of cars or other vehicles in the Common Parts by the Tenant or any person deriving title under the Tenant or their respective servants agents licensees and invitees;

3. (27) (c) any breach by the Tenant or by any person deriving title under the Tenant of any covenant on the part of the Tenant or any condition contained in this Underlease;

3. (28) Reletting notices To permit the Landlord at all reasonable times during the last six months of the Term to enter upon the Premises and affix and retain without interference upon any suitable part of the Premises (but not so as materially to affect the access of light and air to the Premises) notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Premises at all reasonable hours in the daytime;

3. (29) Applications for consent Upon making an application for any consent or approval which is required under this Underlease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require;

3. (30) Observe covenants By way of indemnity only to observe and perform the agreements covenants and stipulations:-

3. (30) (a) on the part of the lessee contained in the Superior Lease (other than as to payment of rents and as contained in C1ause 3(1) (21) (22) (25) (26) and (39) thereof and the Third Schedule thereto); and

3. (30) (b) contained or referred to in the documents referred to in Part II of the Fourth Schedule hereto;

so far as any of the same are still subsisting and capable of taking effect and relate to the Premises;

3. (31) Breaches by underlessees In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Underlease by any underlessee or other person deriving title under the Tenant forthwith upon discovering the same to take and institute without expense to the Landlord all appropriate steps and proceedings to remedy such breach non-performance or non-observance;

3. (32) (a) Yielding up Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:-

3. (32) (a) (i) to remove from the Premises any moulding sign writing or painting of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects (including any demountable partitioning) and to make good all damage caused by such removal; and

3. (32) (a) (ii) to the extent that the Landlord so requests to remove such parts of the Premises and such fixtures and fittings therein to carry out such works and to renew replace or install such items as are necessary to put the Premises in no lower standard of condition than shall accord with the description thereof in the Rent Review Specification (or such part of the Rent Review Specification as the Landlord shall specify in its request to the Tenant); and

3. (32) (a) (iii) upon removal of any such tenant's fixtures and fittings or plant and equipment as are connected to or take supplies from any Conduits to seal off such Conduits so as not to interfere with the continued functioning of the remainder of the Conduits;

3. (32) (b) All removal works replacement and installation required under C1ause 3(32)(a) shall be carried out in a good and workmanlike manner in compliance with all (if any) requisite consents (which the Tenant shall first obtain) without causing any nuisance or disturbance to the Landlord or other the owners tenants and occupiers of the Building and reinstating the Premises and the Building to the satisfaction of the Landlord's Surveyors and the relevant supply authorities;

3. (32) (c) At the expiration or sooner determination of the Term (howsoever the same be determined) to yield up to the Landlord the Premises in such condition as shall be in accordance with the covenants on the part of the Tenant contained in this Underlease and in the event of the Tenant failing so to yield up the Premises to pay to the Landlord on demand by way of liquidated damages:-

3. (32) (c) (i) the cost of putting the Premises into the state of repair condition and decoration in which they should have been had the Tenant complied with the terms of this Underlease;

3. (32) (c) (ii) a sum equivalent to the rent at the rate payable at the expiration of the Term for such period as is reasonably necessary to put the Premises into the state of repair condition and decoration in which they should have been;

3. (32) (c) (iii) on an indemnity basis all costs and expenses (including Surveyors' and other professional fees) incurred by the Landlord in connection with the matters referred to in this sub-clause(c);

3. (33) VAT To pay to the Landlord by way of additional rent any Value Added Tax at the rate for the time being in force properly chargeable in respect of any rent or other payment made or other supplies provided to the Tenant under the terms of or in connection with this Underlease and in every case where the Tenant covenants to pay an amount of money under this Underlease such amount shall be regarded as being exclusive of all Value Added Tax which may from time to time be legally payable thereon;

3. (34) Reimbursement of VAT In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Underlease that the Tenant shall also reimburse any Value Added Tax properly paid by the Landlord on such payment save to the extent to which the same is reasonably recoverable by the Landlord as input tax.

4. LANDLORD'S COVENANTS

      THE Landlord HEREBY COVENANTS with the Tenant as follows:-

4. (1) Quiet enjoyment That the Tenant paying the rents hereby reserved and performing and observing the covenants and agreements on the part of the Tenant hereinbefore contained shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming through under or in trust for it;

4. (2) Insurance That the Landlord will:-

4. (2) (a) At all times during the Term (save to the extent that such insurance shall be vitiated in whole or in part by any act neglect default or omission of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) insure or procure the insurance of the Building (except items in the nature of tenant's and trade fixtures and fittings installed by the Tenant and other tenants and occupiers of the Building) and the main entrance hall through 133 Fleet Street in such insurance office or with such underwriters and through such agency as the Landlord may from time to time decide against loss or damage by the Insured Risks in the Full Cost of Reinstatement thereof and the Loss of Rent; and

4. (2) (b) If reasonably required by the Tenant produce to the Tenant sufficient details of the policy or policies of such insurance and evidence of the fact that the policy or policies is or are subsisting and in effect; and

4. (2) (c) In case of destruction of or damage to the Building (except as aforesaid) or the main entrance hall through 133 Fleet Street by any of the Insured Risks then (save to the extent that payment of the insurance moneys shall be refused in whole or in part by reason of or arising out of any act neglect or default of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) with all reasonable speed subject to obtaining all necessary planning consents and all other necessary licences approvals and consents (which the Landlord shall use its reasonable endeavours to procure are obtained) and subject to the necessary labour and materials being and remaining available the Landlord shall cause all moneys received in respect of such insurance (other than in respect of rent and fees) to be paid out in the rebuilding and reinstatement of the same substantially as prior to any such destruction or damage and make up any deficiency in the insurance moneys from its own funds Provided that:-

4. (2) (c) (i) any liability of the Landlord hereunder to rebuild and reinstate shall so far as the Premises are concerned be deemed to have been satisfied if the Landlord provides accommodation substantially as convenient and (so far as the Landlord is able) in approximately the same location as but not necessarily identical to that previously existing and shall as regards the rest of the Building and/or the main entrance hall through 133 Fleet Street be deemed to have been satisfied if the Landlord rebuilds and reinstates the same to a standard reasonably equivalent to those parts which have been destroyed or damaged;

4. (2) (c) (ii) if during the last five years of the Term the Premises or the essential means of access to the Premises shall be so destroyed or damaged by any of the Insured Risks as to render the Premises unfit for occupation and use the Landlord may determine this Underlease by giving to the Tenant not less than three months' notice in writing in that behalf and upon the expiration of such notice the Term shall determine without prejudice to any rights or remedies of the Landlord or the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Underlease;

4. (2) (c) (iii) if the Term is determined pursuant to C1ause 4(2)(c)(ii) hereof the Landlord shall be absolutely entitled to retain the moneys payable by virtue of any such insurance;

4. (3) (a) Superior Lease To pay the rent reserved by the Superior Lease and to perform (in so far as the Tenant is not liable for any such performance under the covenants on its part contained in this Underlease other than in C1ause 3(30) hereof) all the lessee's covenants therein contained;

4. (3) (b) On the request of the Tenant to use all reasonable endeavours to enforce the covenants on the part of the lessor contained in the Superior Lease;

4. (3) (c) To use all reasonable endeavours to obtain the consent of any Superior Landlord required under the Superior Lease when:-

4. (3) (c) (i) the Tenant has applied for consent under this Underlease;

4. (3) (c) (ii) the Landlord gives that consent or could not reasonably refuse it or gives the consent subject to consent being obtained from any Superior Landlord;

4. (3) (c) (iii) consent is required under the Superior Lease;

5. PROVISOS

5. (1) Forfeiture

5. (1) (a) If the rents hereby reserved or any part thereof shall at any time be in arrear for fourteen days after the same shall have become due (whether formally demanded or not); or

5. (1) (b) If there shall be any breach non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained in this Underlease; or

5. (1) (c) If the Tenant and/or the Guarantor (if any) (being a body corporate) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than in connection with a members' voluntary winding-up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord) or calls a meeting of its creditors for the purposes of considering a resolution that it be wound up voluntarily or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors or shareholders of the Tenant or the Guarantor resolve to present a petition for an administration order in respect of the Tenant or the Guarantor (as the case may be) or an Administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant or the Guarantor; or

5. (1) (d) If the Tenant and/or the Guarantor (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 or submits to its creditors and any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise); or

5. (1) (e) If the Tenant and/or the Guarantor (if any) (being an individual) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or

5. (1) (f) If the Tenant is struck off the Register of Companies or is dissolved or (being a corporation or company incorporated outside Great Britain) is dissolved or ceases to exist under the laws of the country or state of its incorporation; or

5. (1) (g) If the Tenant being a company is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if the Tenant being an individual is unable to pay his debts within the meaning of Section 268 of the Insolvency Act 1986;

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and to have again repossess and enjoy the Premises as in their former estate and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies of the Landlord and the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Underlease;

5. (2) Implied easements Neither the granting of this Underlease nor anything herein contained shall by virtue of Section 62 of the Law of Property Act 1925 or otherwise by implication of law or in any other way operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever save as expressly hereby granted and any additional privileges in fact enjoyed from time to time shall be and be deemed to be by the consent of the Landlord only;

5. (3) Restrictions on adjoining property Neither the granting of this Underlease nor anything herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or premises not comprised in this Underlease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in this Underlease or prevent or restrict in any way the development extension or alteration of any land or premises not comprised in this Underlease;

5. (4) (a) Variation of and liability for Services The Management Company or the Landlord may extend vary or make any alteration in the rendering of the Services or any of them from time to time if the Management Company or the Landlord (as the case may be) deems it desirable so to do for the more efficient conduct and management of the Building and for the general benefit of all occupiers thereof;

5. (4) (b) Notwithstanding anything contained in this Underlease neither the Management Company nor the Landlord shall be liable to the Tenant nor shall the Tenant have any claim against the Management Company or the Landlord in respect of any temporary interruption in any of the Services or any loss or damage in consequence thereof by reason of inspection testing maintenance servicing repair renewal or replacement of any Landlord's Plant or damage thereto or destruction thereof by any cause beyond the Management Company's or the Landlord's reasonable control or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour;

5. (5) Cesser of rent In case the Premises or any part thereof or the means of access thereto shall at any time during the Term be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit or inaccessible for occupation and use in accordance with the terms and provisions of this Underlease then (save to the extent that the insurance money payable under any policy of insurance effected or caused to be effected by the Landlord shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or any of its servants agents licensees or invitees) the rents first and fourthly hereinbefore reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit and accessible for occupation and use or until the loss of rent insurance effected or caused to be effected by the Landlord shall be exhausted (whichever shall be the earlier) and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979;

5. (6) Abandoned property If at such time as the Tenant has vacated the Premises on the determination of the Term (either by effluxion of time or otherwise) any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within fourteen days after being requested by the Landlord so to do the Landlord may as agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) dispose of such property by way of sale (unless the sale proceeds would be unlikely to meet the costs of selling) and shall then hold the proceeds of sale (if any) after deducting the proper costs and expenses of removal storage and sale incurred by it and any other moneys due from the Tenant to the Landlord to the order of the Tenant Provided always that if such proceeds of sale shall be insufficient to meet the costs and expenses as aforesaid the Tenant shall pay the amount of the deficiency on demand;

5. (7) (a) Notices The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Underlease except that Section 196 shall be deemed to be amended by the deletion of the final words of Section 196(4) "... and that service ... be delivered" and the substitution of the words: "... and that service shall be deemed to be made on the third Business Day after the registered letter has been posted";

5. (7) (b) Any notice or document shall also be sufficiently served if sent by facsimile transmission to the party to be served and such service shall be deemed to be made on the day of transmission if transmitted before four p.m. on a Business Day but otherwise on the next following Business Day;

5. (8) Superior Lease If there shall be any conflict between the terms of the Superior Lease and the terms of this Underlease then the terms of the Superior Lease shall pro tanto prevail;

6.    SERVICES AND SERVICE CHARGE

6. (1) Management Company's covenant The Management Company hereby covenants with the Tenant and as a separate covenant with the Landlord that subject to the Tenant paying the moneys due under Clause 6(4) hereof the Management Company will use its reasonable endeavours to provide the Services (unless and until the Landlord assumes responsibility for providing the Services in accordance with Clause 6(3) hereof);

6. (2) Landlord's covenant The Landlord hereby covenants with the Tenant that subject to the Tenant paying the moneys due under Clause 6(4) hereof the Landlord will use its reasonable endeavours to provide the Services:-

6. (2) (a) in so far as the Management Company is in breach of its obligations under this Underlease to provide the Services or any of them; and

6. (2) (b) if the Landlord assumes responsibility for providing the Services in accordance with Clause 6(3) hereof;

6. (3) Services by Landlord The Landlord may assume responsibility for the provision of the Services at any time and if and when the Landlord does so the Landlord shall forthwith give written notice thereof to the Tenant;

6. (4) (a) Service Charge The Tenant hereby covenants with the Management Company and as a separate covenant with the Landlord to pay the Service Charge in respect of any Financial Year during which the Management Company is responsible for providing the Services hereunder to the Management Company clear of all deductions (save for deductions which the Tenant is by law bound to make) at the times and in the manner set out in the Sixth Schedule hereto Provided always that if the Tenant shall not pay any sum in respect of Service Charge within ten Business Days after the due date for payment thereof the Landlord shall be entitled (but not obliged) to pay the same to the Management Company in which case the Tenant shall repay the same to the Landlord on demand;

6. (4) (b) The Tenant hereby covenants with the Landlord to pay the Service Charge Proportion of any Service Expenditure incurred by the Landlord pursuant to Clause 6(2)(a) hereof;

6. (4) (c) The Tenant hereby covenants with the Landlord to pay the Service Charge in respect of any Financial Year during which the Landlord is responsible for providing the Services hereunder (other than under Clause 6(2)(a) hereof) clear of all deductions at the times and in the manner set out in the Sixth Schedule hereto;

6. (4) (d) The definitions in Part I of the Sixth Schedule hereto shall apply for the purposes of this Clause 6.

      IN WITNESS whereof the parties hereto have duly executed this Underlease as a deed the day and year first before written.

                               THE FIRST SCHEDULE

                                  The Premises

Those premises on the [     ] and [     ] floors and basement levels [     ] and
[     ] of the Building shown for the purpose of identification only edged red
on the plans reference [         and     ] annexed hereto (in this Schedule
called "the said premises") including:-

      (a) All walls wholly within the said premises;

      (b) The plaster and surface finish of the structural columns within the said premises and of all walls separating the said premises from the Retained Areas;

      (c) One half (severed vertically) of all walls separating the said premises from other Lettable Units within the Building;

      (d) The airspace above the floor slab below the said premises and the raised floors and the floor covering;

      (e) The airspace below the floor slab above the said premises and all suspended ceilings and all lighting in the said premises;

      (f) All landlord's fixtures and fittings within the said premises;

      (g) All Conduits which lie within and exclusively serve the said premises;

BUT EXCLUDING:-

      (i) all structural columns within the said premises (other than the plaster and surface finish thereof);

      (ii) all walls separating the said premises from the Retained Areas (other than the plaster and surface finish thereof);

      (iii) the exterior walls of the Building including the doors and door frames and window frames and window glass therein;

      (iv) the floor and ceiling slabs;

      (v) any part of the heating system serving the Building.

                               THE SECOND SCHEDULE

                          Rights granted to the Tenant

1. Subject to compliance with any reasonable applicable regulations laid down in writing by the Landlord from time to time for observance by occupiers of the Building generally the rights (in common with the Landlord and all other persons having the like rights):-

      (a) to pass and repass on foot only over and along the courtyard of the Building and the passageways linking the same to Fleet Street Shoe Lane and Wine Office Court the entrance halls foyers corridors lobbies and landings and the passenger lifts escalators and staircases of the Common Parts (other than the routes designated as fire escape routes only) leading to and from the Premises and the Car Parking Spaces;

      [(b) to pass on foot only over and along the fire escape corridors
      landings stairs and exits of the Building at any time between [     ] and
      [     ] floor levels and in case of emergency only (to the extent that rights are not granted by paragraph 1(a) of this Schedule) over other levels;]

      (c) to pass and repass with private motor vehicles over the vehicle entrances ramps and circulation areas of the Common Parts leading between Shoe Lane and the Car Parking Spaces;

      (d) to use the lorry berths in the Common Parts and the goods handling equipment in the lorry berths and loading bay for the purposes of delivery and collection of goods to and from the Premises together with the rights for lorries to pass and repass over the vehicle entrances and circulation areas leading between Shoe Lane and such lorry berths and the right to use the goods lifts and service corridors and stairs (but not the public areas) of the Common Parts to convey goods to and from the Premises PROVIDED THAT the Tenant shall not cause any vehicle to park in or otherwise obstruct such entrances and circulation areas or to remain in the lorry berths longer than is necessary for loading or unloading or cause any goods to be left in the goods reception or goods handling areas the goods lifts or service corridors longer than necessary;

      (e) to use the refuse collection areas and refuse compactors in the Common Parts;

      (f) to enter the Common Parts and other areas in the Building (upon prior appointment (which will not be unreasonably withheld) with the Landlord and any lessee of any other Lettable Unit (except in case of emergency)) for the purpose of complying with the covenants on the Tenant's part contained in this Underlease and for the purpose of exercising the rights enjoyed by the Tenant PROVIDED THAT the Tenant shall cause as little damage and inconvenience as reasonably possible and comply with all conditions imposed by the Landlord in relation to such entry and make good all damage caused in exercise of such right;

      (g) to use such lavatory and washroom facilities at ground floor and basement levels as the Landlord shall from time to time designate for common use.

2. The right to park [     ] private motor cars in the Car Parking Spaces shown
edged purple on drawing No [     ] annexed hereto Provided Always that the
Landlord shall have the right to designate alternative Car Parking Spaces in the Building in place of those shown on the said drawing which are reasonably accessible and no smaller than those shown on the said drawing.

3. The right to display the name of the Tenant and its permitted underlessees of the Premises on a lessees' directory board in the main entrance hall from Fleet Street in such style and size as the Landlord shall from time to time reasonably prescribe.

4. The right (in common with the Landlord and all others having the like rights) of free passage and running of water soil gas electricity telephone heating fuel exhaust gases and other services to and from the Premises through the Conduits now or during the period of eighty years from the date hereof (which shall be the perpetuity period "the Perpetuity Period" applicable to this Underlease) in or under the Building or Daniel House PROVIDED THAT the Landlord may at any time during the Perpetuity Period alter the route of any such Conduits but adequate services to the Premises shall be maintained at all times.

5. The right of support and protection for the Premises from the other parts of the Building.

                               THE THIRD SCHEDULE

                           Exceptions and reservations

In favour of the Landlord and all persons from time to time authorised by the Landlord and all others entitled thereto:-

      1. The rights of free passage and running of water soil gas electricity telephone heating and other services through the Conduits now or during the Perpetuity Period passing through the Premises to and from other parts of the Building

      2. The right upon reasonable prior notice (except in emergency) to enter or (during the Tenant's absence in emergency only) to break and enter the Premises:-

            (a) to inspect the Premises and prepare a schedule of any dilapidations or other breaches of covenants and conditions to be observed or performed by the Tenant under the terms of this Underlease;

            (b) to inspect cleanse maintain repair replace relay or connect to any Conduit;

            (c) to carry out work to any other part of the Building and any adjoining or neighbouring land or buildings;

            (d) to perform the obligations on the part of the Landlord and the Management Company contained in this Underlease;

            (e) for any purpose that in the opinion of the Landlord is necessary to enable it to comply with the covenants on its part contained in the Superior Lease (notwithstanding that the obligation to comply therewith may be imposed on the Tenant hereunder); and

            (f) for any purpose connected with the safety and management of the Building or other lawful purpose;

      the person or persons exercising such rights causing as little physical damage and inconvenience as reasonably possible and making good all physical damage caused in exercise of such rights;

      3. The right from time to time to alter restrict close or divert any part of the Common Parts in connection with the carrying out of any works thereto or to any other part of the Building or Daniel House or any adjoining or neighbouring property or for any other purpose consistent with the proper management of the Building provided that reasonable means of access and delivery of goods to the Premises and means of escape from the Premises sufficient to comply with fire requirements remain available at all times;

      4. The right to build rebuild or execute any works upon any adjoining or neighbouring land or buildings (including other parts of the Building) and to maintain scaffolding and cranes and other equipment thereon for such purposes in such manner as the Landlord or the person exercising such right shall see fit.

                               THE FOURTH SCHEDULE
                                     PART I
                        Particulars of the Superior Lease

Date       Parties                 Term                Premises
----       -------                 ----                --------
           LDT Partners(1)         From 25.03.1991     The Building
           the Landlord (2)        to 24.03.2016       and Daniel House

                                     PART II

               Documents which affect or relate to the Premises

Date                     Document                      Parties
----                     --------                      -------
                         The property and charges
                         registers of Title Nos.
                         NGL495895 and NGL495896
                         as at 30 July 1990

31.08.1989               Deed                          MEPC plc (1) Town
                                                       Investments Limited
                                                       (2) LDT Partners (3)

24.11.1989               Agreement                     LDT Partners (1)
                                                       Astonwade Properties
                                                       Limited (2)
                                                       Wheatland Limited
                                                       (3)

02.02.1990               Licence                       Guardian Assurance
                                                       plc JC No.3 (UK)

                                                       Limited Fleet
                                                       Street Square
                                                       Management Limited
                                                       and Fleet Street
                                                       Financing Limited
                                                       (1) Express
                                                       Newspapers plc (2)
                                                       LDT Partners (3)
                                                       Taylor Woodrow
                                                       Construction
                                                       Limited (4)

31.5.1990                Agreement                     LDT Partners (1)
                                                       Allied Breweries
                                                       Limited (2)
                                                       Guildford Holdings
                                                       Limited (3)

5.7.1990                 Agreement                     LDT Partners (1) Ye
                                                       Olde Cheshire
                                                       Cheese (2)

                               THE FIFTH SCHEDULE
                                   Rent Review
                          Review of rent FIRST reserved

1. Definitions In this Schedule the following expressions have the following meanings:-

1. (A) "Rack Rental Market Value" means the yearly rent at which the Premises as a whole might reasonably be expected to be let in the open market with vacant possession at the relevant Review Date by a willing landlord to a willing tenant and without any fine or premium for a term equal to the residue of the Term remaining unexpired on the relevant Review Date or fifteen years (if longer) commencing on the relevant Review Date and otherwise on the terms and conditions of this Underlease (other than the amount of rent but including these provisions for the review of rent); and

      (a) on the assumptions (if not facts) that:-

            (i) the Premises are fit and available for immediate occupation and use for the uses permitted by this Underlease or by any licence granted at the request of the Tenant pursuant hereto;

            (ii) any rent free period concessionary rent or other inducement whether by means of a capital payment or otherwise which it might be the practice in open market lettings for a landlord to give to an incoming tenant to facilitate the fitting-out of the Premises but not otherwise on the grant of a lease of the Premises at the relevant Review Date has been made and any such rent free period has expired prior to the relevant Review Date;

            (iii) no work has been carried out to the Premises whether before the commencement of or during the Term which has diminished the rental value of the Premises;

            (iv) if the Premises have been destroyed or damaged they have been fully rebuilt and reinstated;

            (v) the covenants on the part of the Tenant herein contained have been fully performed and observed;

      (b) but disregarding:-

            (i) any effect on the rental value of the Premises of the fact that the Tenant or any sub-tenant has or their predecessors in title or other lawful occupier have been in occupation of the Premises;

            (ii) any goodwill attached to the Premises by reason of the business then carried on at the Premises by the Tenant or any sub-tenant or any of their predecessors in title or other lawful occupier;

            (iii) any improvement or other alteration to the Premises or any part thereof carried out by the Tenant or any sub-tenant or their predecessors in title or other lawful occupier before or during the Term (other than such of the works comprised in the Premises as have been carried out by any of them);

            (iv) all or any part of any rent free period originally granted to the Tenant hereunder on the grant of this Underlease;

            (v) any rent free period concessionary or other inducement whether by means of a capital payment or otherwise which it might be the practice in open market lettings for a landlord to give to an incoming tenant to facilitate the fitting-out of the Premises but not otherwise on the grant of a lease of the Premises at the relevant Review Date;

1.(B) "the Revised Rent" means the Rack Rental Value of the Premises at the relevant Review Date.

2. Review With effect from each Review Date the FIRST yearly rent hereby reserved shall be such an amount as shall be the greater of (a) the yearly amount of the FIRST rent payable immediately before such Review Date by the Tenant to the Landlord and (b) the Revised Rent assessed in accordance with the following provisions of this Schedule.

3. (a) Determination For the purposes of this paragraph 3 "Surveyor" shall mean a Chartered Surveyor of recognised standing and having experience in letting and valuation of premises of a like kind and character to the Premises who shall be agreed upon by the parties hereto or in the event of failure so to agree to be nominated on the application of either party at any time after the relevant Review Date by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors and who shall act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979.

3. (b) If the Landlord and the Tenant shall not agree on the amount of the Rack Rental Market Value by the relevant Review Date then at the election of the Landlord or the Tenant the amount thereof shall be decided by a Surveyor PROVIDED THAT any reference to a Surveyor shall not prevent the Landlord and the Tenant from agreeing the Revised Rent at any time and from withdrawing the reference to the Surveyor subject to payment of the Surveyor's proper charges up to the date of withdrawal.

3. (c) If the Surveyor shall die or becomes unwilling or unable to act before giving his determination the Rack Rental Market Value shall be decided by a further Surveyor and the process shall be repeated as often as necessary until a determination is made.

4. Upwards only In no event shall the FIRST rent payable by the Tenant after any Review Date be less than the FIRST rent payable by the Tenant immediately before such Review Date.

5. (a) Payment after Review Date In the event that by any Review Date the amount of the Revised Rent has not been agreed between the parties hereto or determined as aforesaid then in respect of the period of time (hereinafter called "the Interval") beginning with such Review Date and ending on the quarter day immediately following the date upon which the amount of the Revised Rent is agreed or determined as aforesaid (which date is hereinafter called "the Late Payment Date") the Tenant shall continue to pay to the Landlord in manner hereinbefore provided the FIRST rent at the yearly rate thereof payable immediately before the relevant Review Date.

5. (b) Provided that on the Late Payment Date there shall be due as a debt payable by the Tenant to the Landlord (without any requirement for any demand therefor by the Landlord) an amount equal to the shortfall between the amount which would have been payable on each quarter day had the Revised Rent been determined by the relevant Review Date and the amount payable by virtue of paragraph 5(a) above during the Interval apportioned on a daily basis in respect of the Interval together with interest at four percent below the Prescribed Rate on the amount of such shortfall on and from the quarter day upon which each instalment thereof would have been due had the Revised Rent been agreed before the relevant Review Date.

6. Statutory restrictions If at any Review Date the Landlord shall be obliged to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord's right to revise the FIRST rent in accordance with the terms of this Underlease or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the FIRST rent from time to time payable under this Underlease then the Landlord shall on each occasion that any such enactment is removed relaxed or modified be entitled on giving notice in writing to the Tenant expiring after the date of each such removal relaxation or modification to specify such date as an intermediate review date (hereinafter called "the Intermediate Review Date") and the rent payable hereunder from an Intermediate Review Date to the next succeeding Review Date or Intermediate Review Date (whichever shall first occur) shall be determined in like manner as the rent payable from each Review Date as hereinbefore provided.

7. Memorandum As soon as the amount of FIRST rent payable after each Review Date has been agreed or ascertained in accordance with the terms hereof the Landlord and the Tenant will forthwith sign a memorandum thereof specifying the yearly amount of the Revised Rent.

8. Time not of essence Time shall not be of the essence for the purposes of this Schedule.

                               THE SIXTH SCHEDULE
                                 Service Charge
                                     PART I

1.    In this Schedule:-

      (i) "Financial Year" shall mean the year ending on 31 December or such other period of not less than six months or more than eighteen months as the Management Company or the Landlord may in its reasonable discretion from time to time determine as being that in respect of which the accounts of as the Management Company or the Landlord relating to the Building shall be made up PROVIDED THAT the Financial Year current on the date on which the Landlord assumes responsibility for the provision of the Services under Clause 6(3) hereof shall end on that date and the next Financial Year shall commence on the following day and end on the subsequent 31 December;

      (ii) "First Year" means the period from the     day of        One thousand
      nine hundred and     to the end of the then current Financial Year;

      (iii) "Last Year" means the period to the determination of the Term from the end of the preceding Financial Year;

      (iv) "the Service Expenditure" means the total cost at market rates of the services and expenses mentioned in Part II of this Schedule taking account (inter alia) of disbursements of a periodically recurring nature (by regular or irregular periods) incurred before during or after the Term;

      (v) "the Service Charge Proportion" means a fair proportion to be determined from time to time by the Surveyors taking into account the use made of and the benefit received from the Services and to be calculated by reference to metering or similar means of direct allocation where reasonably practicable subject as mentioned in paragraph 3 of this Part of this Schedule and for the avoidance of doubt different Service Charge Proportions may be applied to the various Services;

      (vi) "the Surveyors" means in relation to any Financial Year before a Landlord's notice under Clause 6(3) hereof takes effect the Management Company's surveyors or managing agents (who may be an employee of the Management Company or a company within the same group of companies as the Management Company) and in relation to any Financial Year thereafter the Landlord's Surveyors.

2. (a) The Service Charge shall in relation to any full Financial Year during the Term be the Service Charge Proportion of the Service Expenditure in respect of such Financial Year.

      (b) The Service Charge shall in relation to the First Year and Last Year be such part of the Service Charge Proportion in respect of the relevant Financial Year as the Surveyors shall properly certify as being fair having regard to the length of the First Year or the Last Year (as the case may be) in relation to the relevant Financial Year.

3. The Landlord and the Management Company shall each have the right and duty to adjust the Service Charge Proportion to make fair allowances for differences in the services and facilities provided or supplied to or enjoyable by any Lettable Units;

4. (a) The Tenant shall pay the amount notified in writing to the Tenant by the Surveyors as being their reasonable estimate of the Service Charge for the First Year by equal instalments on the date of commencement of the First Year and the subsequent quarter days in the First Year.

      (b) The Tenant shall pay the amount notified in writing to the Tenant by the Surveyors as being their reasonable estimate of the Service Charge for each subsequent Financial Year on account by equal instalments on the usual quarter days Provided that:-

      (i) if the Tenant shall not have received notice of such estimate in respect of any Financial Year it shall on such quarter days pay an amount equal to the last quarterly payment on account in the preceding Financial Year and any requisite adjustment shall be made to the first quarterly payment after such notice is given;

      (ii) if the Surveyors shall notify the Tenant of any reasonable revision to their estimate of the Service Charge for any Financial Year after the Financial Year has begun the amount of such increase or decrease shall be added to or deducted from the instalments payable on the subsequent quarter days during such Financial Year equally;

5. (a) The amount of the Service Charge shall be ascertained by the Surveyors and certified by a certificate (hereinafter called "the Certificate") signed by the Surveyors acting as expert and not as arbitrator so soon after the end of each Financial Year as may be practicable.

      (b) A copy of the Certificate for a Financial Year shall be supplied to the Tenant without charge to the Tenant and the Tenant shall be entitled by appointment (which the Surveyors shall not unreasonably withhold) to inspect at the offices of the Surveyors (or as they may direct) the accounts relating to the Service Charge Expenditure and all relevant supporting vouchers and receipts.

      (c) The Certificate shall contain a summary of the Service Expenditure incurred by the Management Company or the Landlord (as the case may be) during the Financial Year to which it relates together with a summary of the relevant details and figures forming the basis of calculation of the Service Charge and the Certificate (or a copy thereof duly certified by the Surveyors) shall be conclusive evidence for the purposes hereof of the matters of fact which it purports to certify save for any manifest errors.

      (d) If the estimated Service Charge is less than the Service Charge so certified the Tenant shall within seven days of demand pay to the

Management Company or the Landlord (as required under Clause 6(4) hereof) the difference between the estimated Service Charge and the Service Charge so certified.

      (e) If the estimated Service Charge is in excess of the Service Charge so certified the overpayment shall forthwith be refunded to the Tenant.

      (f) The provisions of this paragraph shall continue to apply notwithstanding the termination of the Term for the purpose of ascertaining whether there has been any underpayment or overpayment of Service Charge for the Last Year and any preceding Financial Year.

      (g) PROVIDED THAT to the extent that the Tenant shall have made payment to the Management Company in respect of the Service Charge Proportion of any Service Expenditure the Tenant shall not be obliged to make payment to the Landlord in respect of such Service Charge Proportion of such Service Expenditure.

                                     PART II
                                  (A) Services

(1) Inspection maintenance and repair (including rebuilding reinstatement and replacement so far as necessary to comply with the covenants on the part of the lessee contained in the Superior Lease as at the date hereof) of the structure and exterior of the Building including (without limitation):-

      (a) the foundations and roofs;

      (b) all structural columns (other than the plaster and surface finish of such of the same as are within the Lettable Units);

      (c) all exterior walls including the doors and door frames and window frames and window glass therein; and

      (d) all floor and ceiling slabs;

But excluding:-

      (i) all non-structural walls wholly within the Lettable Units;

      (ii) the plaster and surface finish within the Lettable Units of the structural columns and of the walls separating the Lettable Units from the Retained Areas;

      (iii) the suspended ceilings and the lighting therein and the screed on the floor slab and the floor covering in the Lettable Units.

(2) Inspection maintenance repair (including rebuilding reinstatement and replacement so far as necessary to comply with the covenants on the part of the lessee contained in the Superior Lease as at the date hereof) of the Retained Areas (excluding the structure thereof and the Landlord's Plant therein).

(3) Inspection maintenance servicing repair insurance and where appropriate decoration and (so far as necessary to comply with the covenants on the part of the lessee contained in the Superior Lease as at the date hereof) renewal and replacement of the Landlord's Plant.

(4) Provision of heating cooling and ventilation to the Building through the Landlord's Plant sufficient to meet statutory requirements and otherwise as the Management Company or the Landlord considers appropriate.

(5) Decoration and cleaning of the exterior of the Building and the external and internal Retained Areas (including in each case the windows thereof) as often as the Management Company or the Landlord considers appropriate.

(6) Lighting the Retained Areas including at the discretion of the Management Company or the Landlord external lamps and floodlighting and decorative lighting.

(7) Provision of security services (including security guards and electronic surveillance as the Management Company or the Landlord considers appropriate).

(8) Provision of general reception facilities in the main lobby of the Building (but excluding reception facilities for individual occupiers) and furnishing and equipping such facilities and maintaining directory boards listing the tenants and permitted occupiers of the Building in such lobby and in the main entrance hall from Fleet Street.

(9) Provision maintenance repair renewal and decoration of such seats benches sculptures displays flags flagpoles decorative or drinking fountains bins ashtrays public pay telephones clocks and other amenities as the Management Company or the Landlord shall at its discretion provide for the benefit of the tenants and occupiers of the Building generally and their visitors invitees and employees and the amenity of the Common Parts and the Building.

(10) Provision of mail and messenger room facilities for the receipt of incoming letters and parcels.

(11) Supplying cultivating maintaining replacing tending and keeping tidy such plants and decorative landscaping in and on the Common Parts and the exterior of the Building as the Management Company or the Landlord consider appropriate.

(12) Disposal of refuse from the Building including compaction thereof.

                                     PART II
                                  (B) Expenses

(1) The cost of supply of electricity gas oil or other fuel or energy supplies or power sources from time to time used in providing the Services.

(2) All costs fees expenses and other outgoings in connection with:-

      (a) the employment or engagement of such independent contractors agents consultants professional advisers or other personnel as the Management Company or the Landlord considers necessary or desirable for the provision of the Services (including the cost of negotiating and entering into contracts with such persons);

      (b) the employment of staff for the mail and messenger room security guards receptionists and any others employed in connection with the provision of the Services including their wages salaries pensions and pension contributions and other emoluments statutory and other insurance health and welfare payments National Insurance and other payments required to be made by statute and benefits;

      (c) the provision of uniforms working and protective clothing tools appliances cleaning and other materials bins receptacles fixtures fittings and equipment properly required for use in connection with the provision of the Services.

(3) All solicitors' surveyors' accountants' and other fees and disbursements properly incurred by the Management Company or the Landlord in connection with the administration and general management of the Services (but excluding the collection of rents) and the enforcement of any contract entered into by or on behalf of the Management Company or the Landlord with any third party in connection with the provision of the Services.

(4) The fees and disbursements of the agents retained by the Landlord to manage the Services (but excluding the collection of rents and other management of the Landlord's interest in the Building) (or where the Management Company or the Landlord itself manages the Building amounts in lieu of and equivalent to such agents' fees and disbursements) including without limitation costs in respect of keeping records and accounts of the Services and the Service Expenditure and the preparation of all appropriate accounts statements and certificates in relation thereto but excluding costs in respect of the collection of rent.

(5) The cost of the mail and messenger room the reception area the management suite the workshops and plant rooms and such other premises as the Management Company or the Landlord considers it necessary or desirable to provide in connection with the provision of the Services and the management of the Building from time to time including without limitation workshop and office accommodation for staff employed in relation thereto and fixtures fittings furniture and equipment therein the rent first reserved from time to time by the underlease whereunder the Management Company holds the Management Premises and notional rent in respect of any such reasonable additional or alternative premises within the Building owned by the Management Company or the Landlord and (if the Landlord shall have assumed responsibility for the provision of the Services and/or the underlease whereunder the Management Company holds the Management Premises shall have been terminated for whatever reason) in respect of the Management Premises equivalent to the open market rental value thereof assuming them to be available for use as storage space within the Building.

(6) Any costs of leasing plant machinery or equipment used in connection with the provision of the Services.

(7) The cost of any maintenance or service agreements or insurance contracts in respect of any of the plant machinery and equipment used in connection with the provision of the Services.

(8) Premiums incurred by the Landlord in insuring against property owners' liability employers' liability and liability to third parties including members of the public and any other insurance properly maintained by the Management Company or the Landlord from time to time in respect of the Common Parts and the Building (save to the extent that the cost of such premiums is within the rent thirdly reserved hereby).

(9) The cost of any contribution properly paid by the Management Company or the Landlord toward the cost of maintaining repairing (and where necessary to comply with the covenants on the part of the Lessee contained in the Superior Lease renewing or rebuilding) any roads ways pavements Conduits party walls party structures party fence walls and other conveniences serving the Building (whether or not used in common by any adjoining or neighbouring premises from time to time).

(10) All existing or future taxes rates charges duties assessments impositions and outgoings of whatever nature in respect of the Retained Areas and any other premises referred to in paragraph (5) above including any charge by the local or other competent authority in respect of refuse collection but excluding any taxes imposed on the Management Company or the Landlord in respect of the grant of this Underlease any dealing by the Management Company or the Landlord with its interest therein or in any part thereof or the receipt of the rents hereby reserved.

(11) Amounts properly paid as a contribution in respect of the main entrance hall through 133 Fleet Street toward the cost of cleaning the external stonework of the facade of Daniel House adjacent thereto.

(12) The cost of taking all steps reasonably required in the interests of all occupiers of the Building for complying with or making representations against the incidence of any legislation or notice order or requirement thereunder concerning town planning compulsory purchase public health highways drainage or other matters relating or alleged to relate to or affecting the Common Parts or the Building.

(13) The cost of establishing and maintaining financial reserves to meet the future costs (as from time to time reasonably estimated by the Surveyors) of providing the Services.

(14) The payment of all Value Added Tax properly payable on any item of Service Expenditure (excluding this paragraph) save to the extent that the Management Company or the Landlord recovers the same from H.M. Customs and Excise.

(15) The cost of providing such other services and facilities as the Management Company or the Landlord considers necessary or desirable for the benefit of the tenants and occupiers of the Building as a whole and in the interests of good estate management from time to time.

                              THE SEVENTH SCHEDULE

                              Guarantor's covenants

1     Covenant and Indemnity by the Guarantor

The Guarantor hereby covenants with the Landlord and the Management Company each as a primary obligation that the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Underlease) duly perform and observe all the covenants on the part of the Tenant contained in this Underlease including the payment of the rents and all other sums payable under this Underlease in the manner and at the times herein specified.

2     Guarantor jointly and severally liable with Tenant

The Guarantor hereby further covenants with the Landlord and the Management Company that the Guarantor is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Tenant under this Underlease and agrees that the Landlord or the Management Company in the enforcement of its rights hereunder, may proceed against the Guarantor as if the Guarantor was named as the Tenant in this Underlease.

3.    Waiver by Guarantor

The Guarantor hereby waives any right to require the Landlord or the Management Company to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord or the Management Company before proceeding against the Guarantor.

4.    Postponement of claims by Guarantor against Tenant

The Guarantor hereby further covenants with the Landlord and the Management Company that the Guarantor shall not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord or the Management Company and shall remit to the Landlord or the Management Company (as the case may be) the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord and the Management Company all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord and the Management Company remain outstanding.

5.    Postponement of participation by Guarantor in security

The Guarantor shall not be entitled to participate in any security held by the Landlord or the Management Company in respect of the Tenant's obligations to the Landlord or the Management Company under this Underlease or to stand in the place of the Landlord or the Management Company in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord and the Management Company under this Underlease have been performed or discharged.

6.    No release of Guarantor

None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Underlease or otherwise prejudice or affect the right of the Landlord or the Management Company to recover from the Guarantor to the full extent of this guarantee:-

      (a) any neglect delay or forbearance of the Landlord or the Management Company in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Underlease;

      (b) any refusal by the Landlord or the Management Company to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises;

      (c) any extension of time given by the Landlord or the Management Company to the Tenant;

      (d) any variation of the terms of this Underlease (including any reviews of the rent payable under this Underlease) or the transfer of the Landlord's reversion or the assignment of this Underlease;

      (e) any change in the constitution structure or powers of any of the Tenant the Guarantor the Landlord and the Management Company or the liquidation administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor:

      (f) any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord or the Management Company) or the fact that any dealings with the Landlord or the Management Company by the Tenant may be outside or in excess of the powers of the Tenant;

      (g) any other act omission matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord or the Management Company).

7.    Disclaimer or forfeiture of Underlease

(a) The Guarantor hereby further covenants with the Landlord and the Management Company that:-

      (i) if a liquidator or trustee in bankruptcy shall disclaim or surrender this Underlease; or

      (ii) if this Underlease shall be forfeited; or

      (iii) if the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within three (3) months after such disclaimer or other event so requires accept from and execute and deliver to the Landlord a counterpart of a new underlease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new underlease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Underlease.

(b) If the Landlord shall not require the Guarantor to take a new underlease the Guarantor shall upon demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Underlease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of three (3) months therefrom or until the Landlord shall have granted an underlease of the Demised Premises to a third party (whichever shall first occur).

8.    Benefit of guarantee

This guarantee shall enure for the benefit of the successors and assigns of the Landlord and the Management Company under this Underlease without the necessity for any assignment thereof.

ON ORIGINAL

THE COMMON SEAL of GOLDMAN SACHS        )
INTERNATIONAL LIMITED was hereunto      )
affixed in the presence of              )


                        Director


                        Secretary


THE COMMON SEAL of GOLDMAN SACHS        )
PROPERTY MANAGEMENT LIMITED was         )
hereunto affixed in the                 )
presence of:-                           )


                        Director


                        Secretary


ON COUNTERPART

THE COMMON SEAL of                      )
                             was        )
hereunto affixed in the                 )
presence of:-                           )


                        Director


                        Secretary

                           RENT REVIEW SPECIFICATION

                               PETERBOROUGH COURT

                              PROPOSED GSIL TENANCY

                                   RENT REVIEW

                        (BASE FITTING OUT SPECIFICATION)


8 JUNE 1990

INTRODUCTION

STANDARDS

The following specification represents the basis of cost, and minimum standard acceptable to the Developer, for the works by tenant in finishing off the usable office areas, i.e. Lessee's Works carried out on behalf of the Developer.

General standards applicable to the Base Building specification (see pages 5 and 6) shall apply again here.

FINISHES

Suspended Ceilings

The suspended ceiling system is to be fully accessible and would be comprised of white polyester powder coated perforated pressed metal tiles fixed into a suspension system with Sound absorbent mineral wool padding above. The suspension grid to be suitable for partitioning on a 1500 x 1500 module.

On office floors the minimum ceiling height shall be 2.6 m (8 ft 6 in).

The ceiling specification will be developed to achieve the sound rating of NC 35 (from noise sources within the building) in offices with the exception of within 3 m from the on-floor plantrooms where NC-38 shall apply. It will act as a plenum void for the extraction of smoke from any floor in the event of fire.

Light fittings are to be independently supported from the soffit of the slab above.

The attached drawing showing notional ceiling layout is the basis on which the tenant is to plan his ceiling and light fittings.

The abutment of suspended ceiling and external wall is formed by a perimeter strip of suspended drylining installed in the Shell and Core Phase.

The area of ceiling between cores forming lift lobbies will be painted suspended drylining construction with recessed lighting and is to be capable of relamping from below. An access panel to the lift motor room must be allowed for in this


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      ceiling at 10th floor level.

      The ceiling void is to act as a return air plenum for the variable volume air conditioning system. Due to its use for smoke extraction, no plenum barriers are to be installed.

      FLOOR FINISHES

      Fully accessible raised access flooring will be provided in office areas. Enclosed lobbies adjacent to fire stairs and fire lifts are screeded. The shell and core contract will leave the main lift lobby area on each floor at 80 mm below the general FFL to allow choice of finish to be applied commensurate with a high quality office development. Developer finish in these areas will be concrete screed.

      Good quality carpet tiles will be laid to all office areas and upper lift lobbies.

      The floor system comprises a cementitious core with galvanized sheet steel bonded to all faces supported on adjustable jacks at 600 mm centres. The floor system is 150 mm deep (overall inclusive of floor tile) on typical office floors and 300 mm deep (overall inclusive of floor tile) on office floors at 1st, 2nd, 3rd and 6th. The floor should meet the medium duty specification of the PSA standards.

      All necessary plenum barriers, fire breaks and closure details around the perimeter and columns would need to be provided during installation of the access floor.

      GENERAL DECORATIONS

      Vinyl wall covering on dry lining will be provided on core walls and internal and external columns and other exposed walls in net office areas.

      The inner dry wall surface of the curtain walling system is to receive a paint finish.

      Floor skirtings of 100 mm PVC are to be provided throughout.

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      SERVICES

      Sprinkler Installation

      Sprinklers and associated pipework protecting the usable office areas are extended from the 2 No. sprinkler valves per floor left in the base building. Sprinkler heads to be of the recessed and concealed type.

      The building has been approved without ceiling void sprinkler heads. The Tenant must not install combustible material within this void.

      Connection is required to the sprinkler distribution system of the sprinkler branches left at the perimeter stairs on typical floors. Sprinklers within Base Building toilet accommodation will require to be connected to the tenant's sprinkler system.

      MECHANICAL SERVICES

      Variable air conditioning system consists of the following:

      -     Thermostats for control of VAV boxes within usable office area.

      - Variable air volume air conditioning supply air ductwork within the usable office areas extending from the main ring ducts left by the Developer to the VAV units. Interior VAV boxes will be either fan-assisted, series-flow or throttling type, with DDC controls compatible with the base building system controls.

      - Perimeter VAV units for background heating provided by the Developer will be connected to the tenants air supply ductwork and diffusers in the perimeter margin. They will be of the fan assisted, series-flow type, with hot water heating coil and DDC thermostat compatible with the base building system controls.

      A VAV air conditioning system will be installed by the tenants on behalf of the Developer, based on a cooling load (lighting and power) throughout the building of 5 watts/ft(2).

      All VAV boxes are to be pressure independent and will have an overall installed noise rating less than or equal to NC-35.

      All thermostats are master controllers and are linked to the BMS system.

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

      When perimeter VAV boxes are added, heating coils must also be provided with the VAV boxes.

      The density of VAV boxes should be no less than 1 per 100 m2 with one provided per 9 m length of external wall plus one in each corner exposure.

      Any new systems proposed by the tenant shall be designed to the following criteria taken from the Base Building specification:

      DESIGN CRITERIA

      The building conditioning systems shall be capable of maintaining the following environmental standards:

i)    Air Conditioned Areas (Base Building)

      Winter

      Outside temperature:       - 4(degrees)C (24.8(degrees)F)
      Inside conditions:         20(degrees)C (68(degrees)F) +/- 1.5(degrees)C
                                 (controls will be capable of +/- 0.5(degrees)C)

      The winter humidification will be provided to maintain relative humidity levels between 40% and 50%.

      Summer

      Outside design conditions: 28(degrees)C (82.8(degrees)F) DB,
                                 20(degrees)C (68(degrees)F) WB

      Inside conditions:         22(degrees)C (71 .6(degrees)F) +/-
                                 1.5(degrees)C (controls will be capable of +/- 0.5(degrees)C)

      Relative humidity:         40% - 60%

      Note:The above criteria applies to office space and main reception areas.

ii)   Non Air Conditioned Areas (Base Building)

      The following spaces will have less stringent inside temperature requirements and are as follows:

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

      Lift motor rooms           Winter 19(degrees)C (66(degrees)F)
                                 Summer 32(degrees)C (90(degrees)F) DB

      Toilet areas               Winter 20(degrees)C (68(degrees)F)
                                 Summer ventilation only

      Plant rooms and            Winter: frost protection only
      truck dock area            Summer: ventilation only

iii)  Ventilation Rates

      Outdoor air quantities will be introduced as follows:

      Office floors G and 4-10   1.3 1/s per m(2)
      inclusive                  12.5 1/s
                                   per person

      Office floors 1, 2 and 3   2.00 1/s per m(2)
                                 15.0 1/s per person

      Kitchen extract riser      1 kitchen extract riser is provided
      (shared by floors 3-6      with a total potential rating of 15,000 cfm
      inclusive)

      Commercial/public spaces:  As offices

      Garage/Toilet Areas        6 air changes per
                                 hour minimum

iv)   Load Densities (Heat Rejection Rate) for cooling

      Capacity will be included in the air handling, chilled water, refrigeration and condenser water/cooling tower systems for the following load densities:

      Typical Office Floors:

      Lighting                   21.5 watts per m(2)
                                 (2 watts/ft(2))

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      Equipment                  32.3 watts per m(2)
                                 (3 watts/ft(2))

      Cooling medium availability exists on floors 1, 2 and 3 to serve the following possible loads:

      Lighting                   21.5 watts per m(2)

      Power                      108 watts per m(2)

v)    Occupancy Criteria

      Typical Office Areas

      1 person per 9.6 m(2) (100 ft(2))

      Floors 1, 2 and 3

      1 person per 7.5 m(2) (80 ft(2))

vi)   Acoustic Criteria

      Typical Offices: NC-35 (except within 3 m of on floor plantrooms where NC-38 shall apply).

      Toilets, Public Areas, Retail and Circulation Space: NC-40

      Thermal Insulation

      Thermal insulation with vapour barrier will be provided to the variable air volume, air conditioning supply, air ductwork and all other chilled services within the building up to the VAV boxes.

      All insulation material should be sealed or otherwise stabilized to prevent migration of fibre particles into the return air ceiling plenum and building.

      No CFC containing materials for insulation purposes are to be used.

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

      Electrical Installation

      Lighting distribution service is comprised of all trunking, conduit, wiring control switching and tenant distribution boards located in electrical rooms at each floor level.

      Typical light fittings to be provided would be 1200 mm by 300 mm parabolic-type return air handling fixtures. The fittings shall be provided with low brightness louvres of a minimum 75 mm depth and high frequency ballasts. Layout of fixtures shall provide 500 lux maintained lighting level at the work surface. (Note that the notional ceiling layout is purely diagrammatic in this respect and that tenants would require to carry out checks on their own ceiling layouts in this respect.)

      Emergency lighting is to be connected to the Base Building standby generator back up.

      The tenant must make use of the 0.25 watts/ft(2) of emergency power allocated for his use from the statutory standby generators for emergency lighting.

      Tenant light fittings should be supplied with three core flexible cable connection and 3 pin plug for attachment to plug-in ceiling roses above the suspended ceiling.

      Tenants must provide junction boxes around the perimeter of their layouts to allow for wiring of individual switches for lighting.

      Telephones

      Tenants shall make their own applications to British Telecom and Mercury for external lines. Within the building, tenants shall connect from the MDF room at B2 level and direct cables on agreed routes to tenant risers.

      Equipment and Fitting Out

      Statutory Signs

      Internal signs are provided to exits, hosereels, etc., as necessary to comply with Statutory/Local Authority requirements. Tenants shall extend the provision of such statutory signs where required by their internal layout to comply with local authority requirements.

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

      Security

      Tenants are to fit security hardware consistent with the conduit provisions installed in advance by the developer.

      Fire Alarms

      All devices shall be identical in manufacture and model to those used in base building, including smoke detectors, heat detectors, voice communication speakers, manual call points and remote indicators, compatible and integrated with the Base Building system.

      Commissioning

      The Base Building systems will be commissioned prior to Practical Completion of the Base Building works other than those items dependent upon tenant fitting out works. This includes the chiller plant and main air handling plants, boilers, cooling towers and controls. The tenant will need to provide by-pass piping on each of his floors for his heating pipe loop during his installation of additional perimeter VAV boxes. The tenant shall also be responsible for commissioning all of his VAV boxes, heating loop and coils, ductwork, auxiliary heating/cooling equipment and controls for his equipment.

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

                               PETERBOROUGH COURT

                                  FLEET STREET

                           Base Building Specification


8 JUNE 1990

                               PROFESSIONAL TEAM

Architects:                     Kohn Pederson Fox Associates
                                111 W. 57th Street
                                New York, NY 10019

in association with:            EPR Partnership
                                21 Douglas Street
                                London SW1P 4PE

Consulting Engineers:           Ove Arup & Parmers
                                13 Fitzroy Street
                                London W1P 6BQ

Consulting Mechanical &         Flack & Kurtz
Electrical Engineers:           475 5th Avenue
                                New York, NY 10017

Project Managers &              Trench Farrow & Partners
Cost Consultants                32 Chapter Street
                                London SW1

in association with:            Gardiner & Theobald
                                49 Bedford Square
                                London WC1


Specification - 8.6.90                                                    Page 2

                                    CONTENTS

                                                                            Page

PURPOSE ...................................................................... 5

GENERAL PROVISIONS AND SPECIFICATIONS ........................................ 5

GENERAL DESCRIPTION OF THE BUILDING .......................................... 7

STRUCTURE ....................................................................10

EXTERNAL WALLS ...............................................................12

ROOFS ........................................................................13

PARTITION WALLS ..............................................................14

SUSPENDED CEILINGS ...........................................................14

FLOOR FINISHES ...............................................................14

INTERNAL DOORS, FRAMES AND IRONMONGERY .......................................15

SHUTTER AND FIRE DOORS .......................................................15

BALUSTRADES AND HANDRAILS ....................................................15

INTERNAL GALLERY SCREEN ......................................................16

REFUSE DISPOSAL ..............................................................16

CLADDING CLEANING SYSTEM .....................................................16

SPECIFIC AREAS AND FACILITIES ................................................17


Specification - 8.6.90                                                    Page 3

CLEANER'S CUPBOARD ...........................................................21

PLANT ROOMS ..................................................................22

BASEMENT STORAGE .............................................................22

CAR PARK .....................................................................23

SECURITY AND MANAGEMENT ENGINEERING STAFF.....................................23

FRAME ROOM ...................................................................24

SECURITY SYSTEM ..............................................................24

EXTERNAL WORKS ...............................................................24

LIFT CAR INTERIORS ...........................................................24

ESCALATOR ....................................................................30

ELECTRICAL ENGINEERING SERVICES ..............................................31

MECHANICAL AND SANITARY SERVICES .............................................36

PUBLIC HEALTH, DOMESTIC WATER AND GAS SERVICES ...............................45

FIRE PROTECTION SYSTEMS ......................................................48


Specification - 8.6.90                                                    Page 4

PURPOSE

The purpose of this document is to define the scope and quality of the base building works to be carried out by the developer.

GENERAL PROVISIONS AND SPECIFICATION

The works described herein are to be carried out in accordance with the detailed drawings and specifications prepared by the architects and other consultants. They are also to be carried out in accordance with the works contractor's shop drawings and specifications comprising the works contractor's tender documents.

British Standards

The developer's works are to comply with current British Standards or British Standard Codes of Practice and all statutory regulations and conditions applicable to the works.

Agrements Certificates

Where possible materials or processes with Agrements Certificates will be used.

Deleterious Materials

The use of deleterious materials will not be permitted. Deleterious materials mean:

(a)   high alumina cement in structural elements;

(b)   wood wool slab as permanent shuttering;

(c)   calcium chloride in admixtures for use in reinforced concrete;

(d) aggregates for use in reinforced concrete which do not comply with the requirements of British Standard 882 (1983) and aggregates for use in concrete which do not comply with the relevant provisions of British Standard 8110 (1985);


Specification - 8.6.90                                                    Page 5

(e)   asbestos or asbestos-based products;

(f) other materials which at the time of specification are generally known to be not in accordance with good building practice.

Environmental Performance

The building envelope will be thermally insulated with all necessary vapour barriers in accordance with the current building regulations.

The windows, spandrel panels and walls are designed to achieve acoustic attenuation of 37 db.


Specification - 8.6.90                                                    Page 6

GENERAL DESCRIPTION OF THE BUILDING

Location

The site is north of Fleet Street behind the partially retained former Daily Telegraph office buildings and bounded by Shoe Lane, Wine Office Court North and Wine Office Court West.

Access

Pedestrian access will be available from Wine Office Court West, Shoe Lane and via a covered way through No. 133 Fleet Street. Vehicular access will be confined to Shoe Lane except for a taxi drop off facility in the courtyard behind the Daily Telegraph building. This courtyard is accessed through the re-use of the existing van ways on to Fleet Street. The servicing of the building shall be accessed from Shoe Lane.

Emergency access for fire tenders is along the full length of Wine Office Court North and Shoe Lane.

The Building

The rear of the existing Telegraph office buildings has been demolished back to the line that is the rear elevation of the Fleet Street frontage wing of Telegraph House. No. 131 Fleet Street has been demolished and will be rebuilt as an infill structure to Fleet Street.

The new building, on the land released by demolition, with basements accommodated on three levels, including a car park accessed from Shoe Lane and ground plus 10 floors providing general office space plus specific areas for financial trading. The following table indicates the target gross and nett areas of each floor.


Specification - 8.6.90                                                    Page 7

                             Gross Sq.Ft.   Nett Sq.Ft.
                             ------------   -----------
Basement B-3                 37450          11595

Basement B-2                 35315          24660

Basement B-1                 34520          12300      Plus 32 No. car parking
                                                       spaces (occupying 10,980
                                                       sq ft)

Ground Floor                 47510          22678      (Excludes: gallery,
                                                       entrances, upper and
                                                       lower lobbies)

General Mezzanines            4900           2565

Level   1                    41170          34190
        2                    41170          34190
        3                    41090          34075
        4                    40230          33315
        5                    33030          26715
        6                    27470          21735
        7                    26780          21140
        8                    26780          21140
        9                    26780          21140
       10                    22500          12980      (420 sq ft. allowed in
                                                       the gross calculation for
                                                       toilet construction)
       11                      ---            ---
       12                     3970            ---

================================================================================
TOTAL                       490665         334418


Specification - 8.6.90                                                    Page 8

The building will be served from one central lift core approached from an entrance hall by escalator. The core will provide a total of 8 high speed lifts serving ground floor and all upper floors with a more limited service to basement areas. Disabled access is provided to the lift lobby via a dedicated disabled lift.

The structure and cladding will allow for offices to be divided generally on a module of 1500 mm.

The office areas will be finished on a shell and core basis giving the tenant (subject to landlord's consent where required) flexibility to plan and finish the space to his requirements. The individual plant areas will be fully equipped and connections available for tenants' air conditioning units, electrical fittings, etc., and a contribution will be made by the developer to reflect the standards required in the Notional Fitting Out Specification. A glazed gallery at ground level will link the entrances from Fleet Street, Shoe Lane and Wine Office Court West providing a central cloistered area focused on private use associated with the office accommodation.

An independent retail area comprising ground and mezzanine fronting on to Shoe Lane, will be provided as a shell.

Valved and capped chilled water and hot water supplies are available for connection by the retail tenant at the ground or mezzanine level for their air conditioning (or heating) equipment. Some ducted air supplies are also available for connection. The electrical distribution board has supplies available for this unit capable of handling up to 20w/ft2 of power consumption in the retail space.

Telephone services would be available from the main MDF rooms on B2 level. (Retail Unit)

No provisions have been made for gas, drainage, domestic water supply, sprinklers or hosereels. (Retail Unit)

Windows and doors to Shoe Lane will be installed by the developer to match the remainder of the facade. (Retail Unit)

The building, subject to detailed tenant design, provides for an internal clear dimension from finished floor level to underside of ceiling level of 2.6 m (8 ft 6 in) for typical office space and levels of 3.05 m (10 ft) for floors 1,2 and 3 and 2.9m (9 ft 6in) on the 6th floor.


Specification - 8.6.90                                                    Page 9

Floor to floor and Slab elevation heights as follows:

           Level          Structural Slab    Finish Floor   Structural Slab
           -----          ---------------    ------------   Slab to Slab
                                                            ------------
B-3   Plant/Storage            3,200          3,300               3,350
B-2   Storage                  6,550         Varies               3,850
B-l   Parking Storage         10,400         10,450               4,450
G     Gallery                 11,920         12,000                  --
L     Lobby/Ground            14,850         15,000               5.330
1     Office                  20,180         20,480               4,770
2     Office                  24,950         25,250               4,770
3     Office                  29,720         30,020               4,770
4     Office                  34,490         34,640               4,140
5     Office                  38,630         38,780               4,140
6     Office                  42,770         43,070               4,640
7     Office                  47,410         47,560               4,140
8     Office                  51,550         51,700               4,140
9     Office                  55,690         55,840               4,140
10    Office/Plant            59,830         59,910               4,415

12    Cooling Towers          69,030         69,160                 N/A
R     Top of Vault Roof       70,420            N/A                 N/A

STRUCTURE

Enabling Works

The site contained a wide variety of buildings, dating from late 19th century and early 20th century to very recent infill blocks, with a mixture of foundations, ranging from shallow pads and strips to massive and deep underpinned retaining walls, infilled basements and print machine pits and bases. The buildings forming the printing works have been demolished under a first phase contract.

Enabling works included the demolition of all superstructures to the rear of the Fleet Street buildings, as a second phase demolition, and removal of most existing foundations. Temporary works requirements during demolition included stabilisation of all perimeter, and some internal retaining walls, and bracing of the front (remaining) section of Mersey House.

Some archaeological investigations were required by the Museum of London during and after the removal of ground obstructions. Their role was to maintain a 'watching brief' which involved minimal interference.

Foundations

All necessary soil tests and ground investigations pertinent to the design of the foundations were carried out prior to site commencement. The new building is founded on piles in the London Clay, to control settlement and superstructure distortion. Some areas have a ground-bearing basement slab with piles, notably at the perimeter of the site to reduce soil movements affecting neighbouring


Specification - 8.6.90                                                   Page 10
properties. A heave space is provided in the design except in ground bearing slab areas. The entire slab has provision for groundwater drainage using the heave space.

Basements

Basements are designed on three levels over the north part of the site, one in the south. A secant pile retaining wall has been installed on east and west boundaries through a hardcore berm and topped with a reinforced concrete ground beam to ground level. Drained cavity wall construction is employed for the whole perimeter.

The lowest basement floors (B2 and B3) will be of reinforced concrete construction. Ground floor and B1 level will be of reinforced concrete slab placed on steel beams. Fire proofing will be provided to the beams in accordance with the District Surveyor and building regulation requirements.

All basements will be water resistant and walls will comprise of inner blockwork skin with a cavity to enable flexibility for fixings by the tenant. Allowances have been made in the basement structure for all incoming services, drainage, earthing and lightning protection pits.

The Superstructure

The superstructure will comprise steel floor beams and steel colums, with a lightweight concrete topping slab on metal deck formwork, acting compositely with the beams. In typical long-span areas, both primary and secondary beams will be 610 mm series UB, with shallower beams in core areas. Service runs will pass below, not through, beams. In a few isolated instances a load transfer will require deeper beams with service penetrations.

Columns will generally be standard UC sections, except that some heavily-loaded colums, at lower storeys of the building, will be fabricated from plate.

Lateral stability and stiffness against sway forces is provided by the reinforced concrete walls to the perimeter cores and the reinforced concrete walls surrounding the lift shafts of the central core.

The column grid allows a (generally) 13.5 m clear span zone surrounding the central core. Beyond this, twin columns step back at 4.5 m spacing to provide the means for several setbacks in the facade above.

The perimeter structure will be set inside the wall insulation and vapour barrier, so that concrete encasement for corrosion protection will not be required.

The floor slabs are designed to accommodate the following loads.

Typical office floors           - 4 KN/m(2) + 1 KN/m(2) extra for
                                lightweight partitions (80 PSF + 20 PSF)

Office floors (Levels 1,2,3)    - 4 KN/m(2) + 1 KN/m(2) (80 PSF + 20 PSF)


Specification - 8.6.90                                                   Page 11

Loading dock                    - 12 KN/m(2) (250 PSF)

Mechanical Plant rooms          - 7.5 KN/m(2) (155 PSF) + Service hanging loads
                                on slabs over.

Public areas at ground level    - 5 KN/m(2) (100 PSF)

Parking area                    - 3 KN/m(2) (60 PSF)

An area north of the core has been designed to take a load of 7.5 KN/m(2) which caters for any future technical support or archive requirement.

Allowance has been made for loadings resulting from external cladding maintenance and window washing systems.

Perimeter steel fire escape staircases are constructed within slipformed concrete walls. Staircase design is based upon a maximum occupancy of 320 persons for ground floor and on each of levels 5 to 10 inclusive; levels 1 to 4 have a maximum occupation of 480 persons on each floor. These occupancy figures have been agreed with the building control officer.

Fire Protection

Structural steel members will be protected using concrete encasing to columns at levels below the ground and lightweight dry casing or mineral fibre spray to column and beam elements above ground level. Fire separation is provided between areas of different uses and as required by statute.

EXTERNAL WALLS

The ground floor storey shall be clad in hand set granite providing a base up to the first floor and incorporating double-glazed stainless steel framed windows, aluminium grilles and architectural metalwork. The backing wall will be insitu concrete. All fixings shall be non-ferrous in accordance with the District Surveyor's requirements. From the first floor upwards cladding will be a high quality curtain walling system using a pre-finished and pre-glazed rain screen panel system.

Primary weather sealing of all cladding is to be based on a combination of EPDM seal technology and high performance silicone/polysulphide or urethane seals.

The design life of the curtain wall is to be 60 years assuming it is regularly maintained. Double glazing will be of hermetically sealed units comprising 10 mm outer pane and 12 mm air space and a 6 mm inner pane. Double glazed spandral glass units will have a ceramic frite on the 4th surface. The curtain walling will incorporate within its depth the insulation capable of exceeding the current regulations with an integral vapour barrier and an integral dry wall finish to the internal face. The system will be designed to meet or exceed current building regulations and the District Surveyor's


Specification - 8.6.90                                                   Page 12
requirements in respect of fire breaking out of the building and radiant heat from adjacent buildings should they be subject to fire. The entire curtain wall is designed to comply with ASTM static water penetration test of 719 Pascales. The curtain walling will be coated with a high performance paint finish on aluminium alloys and incorporate external granite panels fastened with concealed non-ferrous fixings. Windows will be fitted as integral units within the curtain wall and shall incorporate a thermal break as necessary.

The principal variations and types of external fabrics are as follows:

1. Typical floors above level 4 comprise individual windows set in stone faced panels.

2.    A faceted glass faced wall will address the courtyard at levels 6-9.

3. Large windows extending from levels 1-4 with stone piers and glass spandrel panels between them.

4. A glass wall with individual panes set in a strongly expressed rectangular grid of frames forming the gallery wall and turret around the courtyard inset with double doors with entrance canopies at ground level.

5. Individual stones set on reinforced concrete backing wall to the stair towers.

6. Curved stainless steel clad roof over the 10th floor dining and plant facilities.

7. Hand set granite base up to first floor incorporating windows, grilles and architectural metals.

ROOFS

The structure for the various roofs or terraces created by the steps back on plan will be as for the general floors but laid to falls to roof outlets. The perimeter condition of the roofs will include the provision of support/guide rails for the window cleaning cradles. Roof construction generally will be 50 mm Roofmate under concrete paving slabs on a Terrain filter sheet on 25 mm of asphalt. The roof over the 10th floor office and plant facilities will comprise curved stainless steel facing on a composite construction.

Roof plant room equipment will be isolated from structure born vibration. Space and structural loadings will be available for the future installation of a satellite dish of 1 tonne with acceptable oscillation transference. The roof space will allow for additional tenant future plant such as kitchen extract plant (area allocated 5 m(2) at high level). All plant rooms and routes to cleaning cradle maintenance points at roof level will be provided with paved access routes 1 metre wide. 150 mm minimum high skirtings and upstands will be provided where required at roof edges and around plant rooms. The roofing system has an insulation value in accordance with the current building regulations.


Specification - 8.6.90                                                   Page 13

PARTITION WALLS

Generally below ground slab level all non-loadbearing partition walls will be formed in 140 or 190 mm medium weight blockwork, or where required for specific services and fixings, in 220 mm brickwork.

Block walls will be provided above ground around the main entrance lobby as a back-up wall for the granite, around the central core (toilets, plantrooms) and at the interior penthouse plant level. Other partitions will generally be formed of dry wall construction.

All lift shafts, and service risers not formed in structural reinforced concrete will be constructed in "shaftwall" consisting of 2 hour fire rated dry construction.

The walls surrounding any communication staircases adjacent to the central core will be constructed in dry wall. Roof plantroom walls shall be constructed in concrete block.

SUSPENDED CEILINGS

A 475mm plasterboard margin with integral blind box will be provided at the perimeter of tenant office areas adjacent to the curtain walling. Painted dry lining or similar suspended ceilings will be provided at the fireman lift lobbies and in stair lobbies. Access where required will be provided in suspended ceilings in all common areas. Metal ceilings will be provided in the lobby areas to toilets. Toilet finishes - suspended plasterboard with skim coat, painted emulsion finish. Painted drylined soffits to staircases.

Entrance lobbies and semi-circular reception hall to have aluminium leaf applied finish on plasterboard. Gallery ceilings shall have painted plasterboard set out on a concealed grid to suit the overall design.

Blinds shall be 35mm blade venetian type to all windows.

FLOOR FINISHES

The following floor finishes are provided in locations as follows:

Office areas, lift lobbies on the       - Floated concrete to
office floors electrical rooms,           receive tenant finishes
telephone rooms

Loading bay                             - Water resistant sealed concrete
                                          laid to falls to drainage.


Specification -8.6.90                                                    Page 14

Car parking area, lift motor rooms,     - Water resistant sealed concrete
storage areas, plant and fan rooms,
BT and LEB incoming service rooms
and staircases

(Ground floor common areas and toilets are defined separately.)

INTERNAL DOORS, FRAMES AND IRONMONGERY

All doors to be solid timber core with a natural Anigre veneer and matching hardwood lippings. All hardwood doors and frames shall be sealed with one coat of catalysed vinyl sealer at works prior to delivery. Final finish on site. Doors within circulation routes will incorporate vision panels.

Where steel doors are required to meet the fire rating of the building regulations, they shall be factory primed, galvanised steel and shall be degreased and washed and etched and primed to receive finish coat prior to site delivery.

Plant and duct access doors shall be 1 hour fire rated where necessary and shall be of the same construction as internal office area doors. However where both faces are within plant areas they shall be paint finished.

Ironmongery shall be of lacquered stainless steel supplied by Elite Architectural Ironmongery to office areas and aluminium to plantspaces. All locks shall be suited to suit landlord and multi tenants' facilities.

SHUTTER AND FIRE DOORS

Roller shutters will be provided to the loading bay and fire resisting shutters to the basement and car park levels as required by statute. All fire resistant roller shutters will be fitted with fuseable links to self-close in the event of fire and be fitted with gears for operation by hand. A security barrier to the car park ramp will also be provided, capable of electronic control. It will also have the capability of being operable by a card feeder control. A safety mechanism will be designed to prevent the barrier closing on the roof of vehicles. Minimum headroom clearance of shutters and fire doors to the car park shall be 2100 mm.

BALUSTRADES AND HANDRAILS

Handrails and balustrading will be provided with painted steel finish. 2 undercoats, 1 gloss coat.

Roof and plant access ladders and staircases will be provided as necessary in


Specification - 8.6.90                                                   Page 15
painted galvanised steel. Guards and crash rails to the car park will also be provided in galvanised steel as required.

External handrails to match cladding finish as an integral installation are provided to all roof terraces to provide safety for maintenance access.

INTERNAL GALLERY SCREEN

Between the entrance gallery connecting with three principal entrance points and the office accommodation, a screen wall will be erected. The lower levels of this will be predominantly profiled in granite and hardwood panels and above will be a dry wall construction with glazed openings from offices on first and second floor levels overlooking the gallery. The screen's construction incorporating fire resisting elements plus drencher sprinklers at glazed portions has been agreed with the District Surveyor.

REFUSE DISPOSAL

A storage area formed in the truck dock will be provided with two compaction and container units connected to the necessary power supplies.

An area within the truck dock will be set aside as a refuse collection point servicing the buildings fronting Fleet Street.

CLADDING CLEANING SYSTEM

Provision for cleaning all windows and general external maintenance will be via a system of roof/parapet mounted trolleys.

All track fixings to the structure shall be of stainless steel. Electrical points and water standpoint supplies will be installed at various roof levels at convenient locations for the use of operatives using the systems. The maximum distance between electrical points will be 40 m and water will be provided to outlets to an agreed layout.

Equipment for staircases shall be independent cradles for each location. The equipment will be designed to carry one operative in a cradle. All movement and operations of the system shall be capable of being controlled from the cradle by the operative. The curved screen on the south elevation shall be provided with a cradle rail at 10th floor level. The courtyard glazing will be accessed by


Specification - 8.6.90                                                   Page 16
cradle from its own roof level gantry. Cradles and their suspension systems shall be designed to minimise the possibility of damage to the building fabric. Materials and finishes of the exposed equipment will be designed to withstand corrosion and deterioration and special protection will be provided where there is any possibility for electrolytic action occurring due to dissimilar metals coming in contact with each other.

SPECIFIC AREAS AND FACILITIES

Toilets

Toilet accommodation will be constructed within concrete blockwork enclosures which shall be constructed and rendered internally to suit wall and floor tiling tolerances. The quantity of sanitary fixings provided is generally based on an occupancy level of 110 square feet per person on any one floor and to be in the ratio of male to female 60:60. The above calculations include the provisions for disabled persons which are provided in accordance with statutory requirements. In addition to toilet facilities described, an additional soil stack and water supply/fire protection is provided at each core in a position which enables extra provision for the extension of toilet facilities in the future. The internal finishes scheduled to be installed in the toilets are as follows:

Floors and Walls

Ceramic tiles:     Manufacturer               Silex SPA
                                              36041 Alte
                                              Vlcenza
                                              Italy

                   UK Distributor             Ceramique International
                                              The Porticos
                                              386 Kings Road
                                              London, 5W3

Floors:            Floor and 150 mm skirting
                   Quadro 50 x 50 mat mosaic GK 585 (2) 'Granito'

Walls:             Quadro 50 x 50 mat
                   Ref 510 (1)

Ceilings Suspended plasterboard with skim coat painted emulsion finish.


Specification - 8.6.90                                                   Page 17

Sanitary Ware      Manufacturer               Caradon Twyfords Ltd
                                              Cliffe Vale
                                              Shelton New Road
                                              Stoke on Trent
                                              ST4 7AL

W.C.               Olympian wall hung W.C. suite - white vitreous china
                   Ref. No. 11059

Urinal             Clifton bowl urinal - white  vitreous  china
                   Ref. No. 13001 WHO
                   (Screens   between  urinals  shall  be  provided  in  white
                   vitreous china to match)

Basin              Aria recessed  washbasin  (white  vitreous  china)
                   Ref. No. 14038 WHO

Disabled basin     'Sola' white vitreous china
                   No. 14053 WHO wash basin
                   No. 54099 CPO supply fitting 1/2" with swivel nozzle 4 and divided flow

Disabled grab/support rails and mirror - all grab rails and support bars to be brushed stainless steel

Taps (or equivalent)  Manufacturer                        Speakman

                      S.3040 Heronton
                      Speakman Comm II 8" spread lav. fitting   }
                      4" wrist shape handles/chrome             }
                      plated indexes/concentric nozzle base     } or equivalent
                      (gooseneck depth 5 3/8"                   }
                                                                }
                      Sprout 25/090 brushed chrome              }
                      2 controls 550 brushed chrome             }


Specification - 8.6.90                                                   Page 18

Hygiene systems    Manufacturer               Franke Ltd
                                              CH-4663 Aarburg
                                              Switzerland

                   UK Agent                   Saville Stainless Ltd
                                              P0 Box 74
                                              Altrincham
                                              WA14 3RP

Toilet paper holder   Ref. FHS 036 Wall hung - brushed stainless steel

Sanitary towel dis-   Franke FHS 02.3
posal container       (Women only)

                      Surface mounted brushed stainless steel

Towel disposal        Manufacturer            F C Frost Ltd
                                              Bankside Works
                                              Benfield Way
                                              Braintree, Essex

                      Towel disposal Purpose designed (brushed stainless steel on slide tray)

Towel dispenser/mirror/vanity light

                      Purpose designed and integral with the vanity unit by specialist

                      Brushed stainless steel unit with acid etched glass vanity light, untinted mirror and paper towel dispenser made to design specification

Cubicle Doors         Purpose made by specialist joinery contractor
                      16G brushed stainless steel on ply door with rib detail

Cubicle partitions    16G brushed stainless steel on ply core with rib detail
                      supported on stainless steel brackets


Specification - 8.6.90                                                   Page 19

Counter top           Manufacturer               Claude La Croix & Fils
                                                 Granit Ltee,
                                                 Megantic-Compton Cte,
                                                 Quebec, Canada,
                                                 GOY 1MO.

Counter top and front 20 mm Atlantic Black Granite

Partition             50 mm Atlantic Black Granite
                      supported on stainless steel brackets

Services provisions for the disabled include grab rails.

Ventilation ductwork and grilles within the units will be connected to the main base building riser ducts.

Sprinkler heads with related pipework for future connection to tenants' installation will be installed where in a remote position to the base building riser installation.

Entrance Hall Gallery and Main Lobbies

Main Entrance Lobby: North of gallery; lower ground level.

Walls: Granite with stainless steel doors and cast glass panels. Wall adjacent to escalator wood panelled

Ceiling: Aluminium leaf on plaster; continuous perimeter stainless steel and glass light fixture

Floors:           Terrazzo (2 colours) including base and skirting mouldings

Other Metal, stone and glass security desk and building reception and directory.

Lift and escalator
lobby:            Upper ground level

Walls: Wood veneer and granite with stainless steel mouldings, drywall above and decorative glass

Ceiling: Continuous metal ceiling complete with sprinkler heads and lighting

Floor:            Terrazzo (2 colours) including base and skirting mouldings


Specification - 8.6.90                                                   Page 20

Gallery

Walls: Granite and wood veneer up to first floor. Decorative acid etched glass panels set in aluminium frames. Painted drywall with glazed openings between

Ceiling: Applied finish to plasterboard with integral lighting and air grilles

Floor:            Terrazzo (2 colours) including base and skirting mouldings

Other             Granite and wood veneer seating between piers

                  Custom made light fittings and air grilles to piers

Fleet Street and Shoe Lane Entrance and Wine Office Court West Entrance

Walls:            Granite with metal trim.

Ceiling:          Applied finish to plasterboard.

Floors:           Terrazzo (2 colours) including base and skirting mouldings

Other             Stainless steel custom made light fittings and handrails

CLEANER'S CUPBOARD

Walls

Painted drylining with the addition of wall tiling splash back.

Floors

Screeded and tiled as toilet lobbies.

Ceilings

Suspended drylined ceiling painted.


Specifcation - 8.6.90                                                    Page 21

Fixtures

Belfast sink with tiled splash back. Cleaner's storage cupboard.

PLANT ROOMS

Walls

3 coats of emulsion on fair face blockwork/brickwork, or drylined board to roof plant areas.

Floors

Asphalt to water tank areas in bund walls.

Bull float concrete generally with surface hardener to corridors.

Ceilings

Underside of slab over painted.

Electrical fittings

Surface mounted conduit and luminaires.

Doors

Painted finish where both sides are in plant areas.

BASEMENT STORAGE

Walls

New storage areas painted 3 coats of emulsion on fairfaced blockwork, with applied vapour check to external walls.


Specification - 8.6.90                                                   Page 22

Floors

Bull floated concrete.

Ceilings

Underside of slab over painted.

Electrical Fittings

Surface mounted conduit and luminaires.

CAR PARK

Walls

Fairfaced blockwork.

Floor

Concrete slab laid to falls with surface hardener.

Ceiling

Underside of ground floor slab painted.

SECURITY AND MANAGEMENT ENGINEERING STAFF

A management and security office is located adjacent to the loading bay with direct viewing and surveillance of the main bay area and car park ramp. A CCTV camera system will be provided to cover all entrances, the loading dock and arriving cars. Control monitors will be incorporated in the central control room.

An engineer's office will be provided at basement level which will be adjacent to a building management services control room. The basement will also house a maintenance workshop room. Toilets for maintenance staff shall be provided as a separate facility.


Specification - 8.6.90                                                   Page 23

FRAME ROOM

Main frame rooms will be provided for incoming services by British Telecom and Mercury.

SECURITY SYSTEM

The provision for a fully comprehensive security system shall be installed for local installation by tenants, based upon recommendations by specialist consultants. CCTV monitoring shall be provided at all main access points.

EXTERNAL WORKS

Courtyard

This comprises a stone paved yard for pedestrian and taxi access around which the entrance gallery is arranged. The west wall to this courtyard will be erected as a screen to the Cheshire Cheese as a free standing wall clad in stone and metal to reflect the new building's cladding system. Individual feature lighting will also be provided in the courtyard and at the canopied taxi drop-off point.

Wine Office Court West and North

New paving for all surrounding footpaths to the new development will be provided and agreed with the City Engineer. There will be a formation of trellis work in stainless steel to the north-west as an extension of the base of handset stone and upon which landscape planting such as ivy will be encouraged to grow. Planting and special light fittings will also be a feature of the external works.

Shoe Lane

Two new vehicle cross-overs will be formed and paved in accordance with the requirements of the City Planning and Highways Department.

LIFT CAR INTERIORS

PL 1 to 8

The passenger car sides shall be constructed of sheet steel to receive decorative panels by a specialist contractor. The panels shall be manufactured of particle board with all surfaces finished in toned Anigre wood veneer. The reveals shall be fitted with solid mahogany stained to match veneer. The vertical mahogany spaces shall


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be inlaid with stainless steel strips.

FL 1 to 3 and SL 1 and HL 1

16 swg formed stainless steel panels from floor to canopy with reinforcing to prevent sagging and deflection. Panels shall be bolted together with lock washers. Prior to bolting, joints shall receive a sealant bead which shall not be visible after bolts.

Doors

Door panels shall be faced as follows:

PL 1 to 8 and HL 1

Decorative stainless sheet steel fitted with stainless steel edge channels shall be used at ground floor level to the passenger lifts. Upper floors shall be primed only to receive decor by tenant's contractors.

FL 1 to 3 and SL 1

Stainless steel with satin finish.

Base

PL 1 to 8 and HL 1

Granite base.

Concealed vent slots above the base to allow the proper amount of air to infiltrate the cab based on the capacity of the exhaust fan.

FL 1 to 3 and HL 1

100mm high stainless steel with vent slots.

Front Return Panels, Entrance Post and Headers:

PL 1 to 8 and HL 1

The front return panels shall be manufactured of particle board with all surfaces finished in toned Anigre wood veneer. The reveals shall be fitted with solid mahogany. The entrance posts and header shall be constructed of stainless steel with No. 4 finish.


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Flooring

PL 1 to 8 and HL 1

Recess platform to receive carpet flooring with black granite border, separated by 5mm wide stainless steel strip.

FL 1 to 3 and SL 1

6mm thick aluminium checkered plate.

Ceilings and Lighting

PL 1 to 8 and HL 1

Frosted plexiglass ceiling panels with stainless steel frame and spline. Four
(4) incandescent down lights and FCLV batten luminaries. The luminaries shall be as follows:

Down Lights - Manufactured by ERCO, Model No. 83006.

Batten Luminaries - Single tube units as manufactured by Thorn EMI Lighting.

FL 1 to 3 and SL 1

The ceiling panels shall be constructed of sheet steel and painted. Fluorescent luminaries.

There shall be not less than two fluorescent tube in parallel so that the car is not in compelte darkness due to a single lamp failure.

The illuminance level shall be designed to provide normal lighting of at least 50 lux on the vertical pane of the car control panel.

If, after a predetermined time, no calls are registered, the lift car lighting shall be automatically switched off. On responding to a hail call, the lift car lighting shall be turned on again.

There will be emergency lighting.

Handrail

PL 1 to 8 HL 1

30mm diameter stainless steel handrail with matching mounting hardware. The handrail shall be located at rear of the cab and shall have three points of attachment.


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Pad Hooks and Protective Pads

All lifts shall be provided with a set of protective pads which covers sides, rear and front panels. Stainless steel studs for FL 1 to 3 and SL 1. Use stainless steel "S" hooks hanging from the stainless steel header channel on PL 1 to 8 and HL 1.

Engraving

Special markings, "No Smoking" sign and the capacity of the elevator shall be directly engraved to the car operating panels.

Accessory Equipment

Each and every cab shall be constructed to accommodate all accessory equipment, including door operators, hangers, interlocks and possibly CCTV.

Passenger Lifts Specification

The central core shall have a bank of 8 passenger lifts serving all floors above ground, providing an average waiting interval service of less than 25 seconds and a handling capacity of 15% providing the latest technology in lift design. The following is a Schedule of Information in respect of the passenger lifts:

      -     Lift number - PL 1 to PL 8
      -     Quantity - 8
      -     Lift use - Passenger
      -     Capacity (kg) - 1800
      -     Speed (m/x) - 2.5m/sec
      -     Machine type - Geared Traction
      - Operation - (Eight (8) car) Microprocessor based group supervisory system
      -     Travel (mm) - PL 2 to PL 7: 44960
                          PL 1 and PL 8: 53410
      -     Dispatch terminal - Ground floor
      -     Levels served - PL 2 to PL 7: 11 @ G, 1 to 10
                            PL 1 and PL 8: 13 @ B2, B1, G, 1 to 10
      -     Machine location - Overhead
      -     Openings Front - All
      -     Car-lift shaft door (size) - 1200 mm W x 2600 mm H
      -     Car-lift shaft door (type) - single speed center opening
      -     Lift shaft sill (ground floor) - Nickel silver
      -     Lift shaft sill (typ floor) - Extruded aluminium
      -     Lift entrance material (ground floor) - Stainless steel
      -     Lift entrance material (typ floor) - Painted furniture steel
      -     Counterweight safety - PL 2 to PL 7 only


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

      -     Self-levelling (two way)
      -     Voltage/Hertz - 415; 50
      -     Phase - 3
      -     Wires - 4
      -     Platform size (mm) (W D) 2430 x 1850
      -     Ceiling height (mm) 2850
      -     Sills - Extruded metal alloy
      -     Stand-by power
      -     Auto-return
      -     Lighting - incandescent and flourescent

Goods Lift Specification

The following specification applies to the single goods lift provided in the central core.

      -     Lift Number - SL 1
      -     Lift use - Service
      -     Capacity (kg) - 2500
      -     Speed (m/s) - 1.6
      -     Machine type - Geared Traction
      -     Operation - Duplex Selective Collective with Attendant Service
      -     Travel (mm)- 56710
      -     Dispatch terminal - Ground Floor
      -     Levels served - 14 @ B3, B2, B1, LD, 1 to 10
      -     Machine location - overhead
      -     Openings Front - All
      -     Car-lift shaft door (size) - 1300 mm W x 2600 mm H
      -     Car-lift shaft door (type) - two (2) speed side sliding
      -     Lift shaft sill (ground flr) - Extruded nickel silver
      -     Lift shaft sill (typ flr) - Extruded nickel silver
      -     Lift entrance material (ground flr) - Painted furniture steel
      -     Lift entrance material (typ flr) - Painted furniture steel
      -     Self-levelling (two way)
      -     Voltage/hertz - 415; 50
      -     Phase - 3
      -     Wires - 4
      -     Platform size (mm) - (W D) 1900 x 2990
      -     Ceiling height (mm) - 2900 - car height 3000 OA
      -     Ceiling access hatch
      -     Pads and hooks
      -     Floor covering - Fire retardant rubber
      -     Wall material - Brushed Stainless steel
      -     Car door material - Brushed Stainless steel
      -     Ceiling material - Painted furniture steel
      -     Lighting - Fluorescent


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

      -     Telephone cabinet and wiring
      -     Stand-by power
      -     Auto-return

Fire Fighting Lifts Specification

There will be three fire fighting lifts on the perimeter cores and their specification is as follows:

      -     Lift number - FL 1 to FL 3
      -     Quantity - three
      -     Lift use - Fire Fighting Lifts
      -     Capacity (kg) - 630
      -     Speed (m/s) - 1.0
      -     Machine type - Geared traction
      -     Operation - Simplex selective collective with fire fighter controls
      -     Travel (mm) - 56710
      -     Dispatch terminal - Lower level ground floor (LLG)
      -     Levels served - 14 @ B2, B1, G, 1 to l0, B3
      -     Machine location - Overhead
      -     Openings Front - All
      -     Car-lift shaft door (size) - 800 mm W x 2100 mm H
      -     Car-lift shaft door (type) - single speed center opening
      -     Lift shaft sill (typ flr) - Extruded aluminium
      -     Lift shaft sill (typ flr) - Extruded aluminium
      -     Lift entrance material (ground flr) - Painted furniture steel
      -     Lift entrance material (typ flr) - Painted furniture steel
      -     Self-levelling (two way)
      -     Voltage/Hertz - 415; 50
      -     Phase - 3
      -     Wires - 4
      -     Platform size (mm) - (W D) 1200 x 1660
      -     Ceiling height (mm) - 2300
      -     Ceiling access hatch
      -     Pads and hooks
      -     Floor covering - Fire retardant rubber
      -     Wall material - Brushed stainless steel
      -     Car door material - Brushed stainless steel
      -     Ceiling material - Brushed stainless steel
      -     Lighting - fluorescent
      -     Stand-by power
      -     Auto-return


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Lift for the Disabled

The specification for this lift is as follows:
      -     Lift number - HL 1
      -     Quantity - one
      -     Lift use - Passenger/Disabled Use
      -     Capacity (kg) - 800
      -     Speed (m/s) - 0.5
      -     Machine type - Holeless hydraulic
      -     Operation - Simplex Selective Collective
      -     Travel (mm) - 4600
      -     Dispatch terminal - Lower level ground floor (LLG)
      -     Levels served - 2, LLG, G
      -     Machine location - Level B1
      -     Openings Front - LLG
      -     Car-lift shaft door (size) - 800 mm W x 2600 mm H
      -     Car-lift shaft door (type) - single speed center opening
      -     Lift shaft sill (typ flr) - Extruded aluminium
      -     Lift shaft sill (typ flr) - Extruded aluminium
      -     Lift entrance material (ground flr) - Stainless steel
      -     Lift entrance material (typ flr) - Stainless steel
      -     Self-levelling (two way)
      -     Voltage/Hertz - 415; 50
      -     Phase - 3
      -     Wires - 4
      -     Platform size (mm) - (W D) 1450 x 1800
      -     Ceiling height (mm) - 2300
      -     Sills - Extruded aluminium
      -     Ceiling access hatch
      -     Auto-return
      -     Lighting - incandescent

ESCALATOR

An up and a down escalator have been provided in the main entrance foyer serving the lower ground and ground floor levels.

The following is a specification of the escalator:

      -     Escalator number - ESC 1 and 2
      -     Floors served - lower level ground (LLG) and ground floor (G)
      -     Vertical rise (mm) - 3000 with a 30 degree incline
      -     Step width (mm) - 1000
      -     Balustrade material - brushed stainless steel
      -     Step finish - Cast aluminium
      -     Balustrade skirting - Stainless steel with satin finish
      -     Landing cover plate (top) - terrazzo
      -     Landing cover plate (bottom) - terrazzo


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

ELECTRICAL ENGINEERING SERVICES

General

The electrical engineering services shall comply with the regulations and requirements of the Institution of Electrical Engineers, the Chartered Institute of Building Services Engineers and in all respects with the national and local statutory authority regulations, the Building Regulations as adopted by the City of London and in particular section 20 requirements, the London Electricity Board Regulations and British Standards.

Design Criteria

Base Building

i) Office floors at ground and 4th to 10th floors inclusive - lighting 21.5 watts per m(2) (2 watts/ft(2)). Miscellaneous small equipment 32.3 watts per m(2) (3 watts/ft(2)).

ii) Car park - lighting 10.75 watts per m2 (1 watt/ft(2)). Miscellaneous small equipment 5.38 watts per m(2) (0.5 watt/ft(2)).

iii) Mechanical plant spaces - lighting 21.5 watts per m(2) (2 watts/ft(2)). Miscellaneous small equipment 10.75 watts per m(2) (1 watt/ft(2)).

iv) Electrical capacity for floor by floor air handling equipment on office floors as well as other HVAC equipment is not included in the above electrical design criteria. Capacity for these systems would be in addition to the above indicated quantities. Capacity also exists for the installation by tenants of additional HVAC equipment on floors 1, 2 and 3 above the Base Building provision.

v) An additional 16.125 watts per m(2) (1.5 watts/ft(2)) of capacity over the entire building floor area is available at the transformers for distribution to areas where required.

vi) Office floors at 1st, 2nd and 3rd floors inclusive - lighting 21.5 watts per m(2) (2 watts/ft(2)). Miscellaneous small equipment 108 watts per m(2) (10 watts/ft(2)).

Electrical Services

Electrical services will be provided at 11 Kv, 3 Phase, 50 hertz from multiple feeders by the London Electricity Board (LEB) entering the building at Shoe Lane. The feeders will be sized such that upon the loss of one feeder, the remaining feeders will be capable of handling the entire building load. Electric consumption will be metered at high voltage under the Maximum Demand Rate Tariff.

Primary service switchgear will consist of multiple 11 Kv service circuit breakers and


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bus sectionalising breaker. Each service breaker will feed a lineup of primary circuit breakers which feed double-ended unit substations consisting of dry type cast resin transformers and low voltage distribution switchgear. Each transformer will be provided with fan cooling such that the loss of one transformer will not compromise the load the unit substation can carry.

Minimum clearance around equipment will be:

In front switchgear 1000mm
Behind switchgear 750mm
Between equipment 750mm
Operating aisles 1500mm
Ceiling vertical clearance 450mm

The estimated electrical demand load of the building is 7500 KVA.

Electrical Distribution

Incoming power will be transformed from 11 Kv, 3 Phase, 3 wire to 415/240 volt 3 Phase distribution. Mechanical equipment (motors) will be supplied at 415 volts 3 Phase, 3 Wire whereas motor starters, lighting and small power distribution panels will be supplied with 415/240 volts, 3 Phase, 4 Wire feeders. All power will be at 50 Hz.

All distribution boards shall contain miniature circuit breakers. Minimum of 25% of circuits in the board shall be left spare for future use having taken fitting out into account.

Base Building

Vertical distribution to the typical office floors will be via rising busbars for lighting and small power loads and floor by floor mechanical plant. Armoured cable in free-air tied to cable racks will be utilized for loads such as penthouse motor control centres, lift distribution, etc.

Emergency/Standby Power

The building will be provided with emergency/standby generating plant of the heavy duty diesel type rated for prime power. They will be provided with heat exchangers (cooling will be by cooling towers located at the roof) and will be complete with voltage sensing and control to provide automatic startup on loss of normal power. A complete diesel oil supply and storage system operation will be provided for the system. Adequate ventilation for combustion air and heat rejection will be provided.

A total of two 1200KW/1500KVA generator sets will be provided under the Base Building Contract to cater for statutory supplies, and additional space for four generators will be provided.

Access facilities within structure exist for the later installation of generators or any other


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

major items of plant.

Provision for flues, generator cooling, ventilation and oil storage has been allowed for a total of six generators.

A block wall conforming to a 4hr fire rating will be constructed at B3 level between the Goldman Sachs generator room and the other tenant's generator room to include all fire protection provisions. Costs to be met by the Developer.

Base Building

The emergency power distribution system will handle the basic life safety functions of the entire building, including escape lighting, car park extract, sewage ejection equipment, emergency lighting, wet riser, hosereel and sprinkler pumps, fire alarm and detection system, code required ventilation, code required lifts per bank of lifts, fireman's lifts, etc. Upon loss of utility power, the emergency system loads will be priority loads transferred to the generating plant.

Life Safety

A complete life safety system shall be installed to comply with the Fire Officer's Civil Defense Authority's and Local District Surveyor's requirements and the requirements of BS5839 Part 1 and BS3116 Part 4. It shall be a zoned, annunciated, selective signal, automatic and manual fire alarm and control system; to monitor automatic and manual alarm initiating devices, as well as supervisory devices such as sprinkler valves, tamper switches, sprinkler pump status, wet riser pump status, hosereel pump status, and emergency generator status. Smoke detectors shall be as per code requirements such as in return air plenums and unattended areas, i.e. telephone rooms, electric cupboards, storage rooms, mechanical rooms and lift machine rooms. A supervised, selective, automatic one way emergency voice alarm system shall be included for use by the fire officer in evacuating the building.

The operation of the system will be such that in the event of the activation of a manual or automatic alarm, a two stage alarm situation will result. The areas in which the call has been made will be indicated as the first stage, i.e. continuous bells and evacuation should commence. In other areas, the second stage alarm will sound, (pulsing bells) and the appointed fire marshalls for the areas will investigate the situation.

A central fire command station at the central security control room with operating controls, alarm and status indicators, for the alarm and one-way systems shall be included. A printer shall be provided as an integral part of the central fire command station and shall be capable of operation on the system standby batteries in the case of power failure. It shall provide an English language record of all events within the system, including time and date of occurrence as well as a description of the event and location. The remote annunciator shall provide an individual LED alarm indication for each initiating circuit as well as an audible and visual system trouble indication. A mimic diagram shall be provided showing the building in correct orientation indicating the location of fire zones and the various entrances. Drill and location signal silence


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

switches shall also be provided at the remote annunciator. The Fire Command Centre will be directly accessible from the outside via an escape corridor and will be contained with a 2 hour fire rated room.

Standby batteries shall be provided which will be capable of operating the fire alarm system in a normal mode of operation for a period of six hours plus thirty minutes of operation of the system at full alarm. The entire system can be integrated with the Building Management System as described in this section.

A fire alarm remote indicator panel with a mimic diagram shall be located at the Shoe Lane entrance to the building.

Telecommunications

Two duct banks shall be provided, from the property line to the main distribution frame rooms (MDF) of British Telecom and Mercury Communications. For high reliability, two physically separate service entrances will be provided with separate feeds to the MDF rooms. The telephone switch room shall be located adjacent to the main distribution frame rooms.

Two riser cupboards of internal area 2.2 m(2) each (riser opening in floor 1.2 m(2)) for routing of tenant cables shall be provided on each floor.

Lighting

Lighting will be provided in all public areas of the project including lobbies, circulation spaces, public toilets, and exterior building lighting. All common areas and external lighting will be controlled by a Landlord panel separately metered. Lighting to upper lift lobbies is not part of Base Building.

Public area exterior lighting shall be controlled by the Building Management System.

Ground floor public areas will have purpose made architectural light fittings.

Levels of illuminance and fixture types shall be as follows:-

Typical office floors - maintained minimum lighting level of 500 lux at the working plane - fluorescent parabolic for tenant fit out

Reception/Lobbies - 200 lux - incandescent

Car park - 50 lux - fluorescent

Mechanical spaces - 200 lux - industrial fluorescent

Stairwells - 200 lux wall mounted fluorescent

Water closets (toilets) - 200 lux - fluorescent


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

Stores - 250 lux

Telephone apparatus - 350 lux

Escape lighting will be provided in accordance with British Standards BS5266
Part 1-3, 1975.

Escape lighting will be supplied by the emergency generator upon loss of utility power and will be provided in designated egress corridors, stairwells, open areas with undefined escape routes, (entrance foyers, car parks, open plan offices, etc.), switchgear rooms, transformer vaults, emergency generator rooms, control and plantrooms, etc.

Control Energy Conservation

Control energy conservation will be achieved by:

1.    Control boxes (micro-computer based).

2.    Relay boxes.

3.    Illuminated switches.

Lightning Protection

A lightning protection system will be provided in accordance with the British Standard BS6651, 1985.

Earthing (grounding)

An earthing (grounding) system will be provided in accordance with the British Standard Code of Practice CP1O13, 1965.

Security

The specification for the Security System has been designed by Schiff & Associates.

The provision in the Base Building is restricted to the conduiting necessary to suit that design. The conduiting conditions will permit the security system to be installed by tenants in "layers" of security depending upon the sensitivity of the areas concerned.

In addition, conduiting is allowed to all doors leading to tenancy inter-connecting stairs where movement sensors and card control devices could be installed by tenants.

Conduiting is also provided to the main reception desk to permit the system to be monitored on a 24 hour basis if necessary.

The entrance to the car park also has provision of conduiting for card control devices. Closed Circuit TV monitors are provided to the most sensitive areas and


Specification - 8.6.90                                                   Page 35
entrance for remote surveillance. Check in systems for security guards are provided to ensure regular surveillance.

Speciality Wiring

Wiring will be provided for special systems such as window cleaning equipment and facilities at various roof levels all in accordance with British Standards.

Retail Unit

Shall have its own separate metered electrical supply and shall be left for the tenant to make its connection.

Car Park/Loading Deck

Shall have a vehicle barrier controlled by security and the loading deck areas shall have electrically operated shutters.

Metering

Services shall be installed to suit separate meters for common areas and tenant areas. Floors 3 through 6 as a group shall have the facility for separate metering.

Separate electric meters are to be provided to tenant services in addition to the current base building requirements.

MECHANICAL AND SANITARY SERVICES

Air Conditioning, Ventilation, Heating, Refrigeration and Associated Systems

General

The heating, ventilation and air conditioning systems shall comply with the requirements of the Chartered Institute of Building Services Engineers Guide and in all respects with the national and local statutory authority regulations, the Building Regulations as adopted by the City of London and in particular section 20 requirements, and British Standards.

Valved connections to all base building risers will be provided to enable tenant installation of services without interruption to the base building systems. Costs to be met by the Developer.

Design Criteria

The building conditioning systems shall be capable of maintaining the following environmental standards:


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

i)    Air Conditioned Areas (Base Building)

      Winter

      Outside temperature:          - 4(degree)C (24.8(degree)F)

      Inside conditions:            20(degree)C (68(degree)F) +/- 1.5(degree)C
                                    (controls will be capable of +/-
                                    0.5(degree)C)

      The winter humidification will be provided to maintain relative humidity levels between 40% and 50%.

      Summer

      Outside design conditions:    28(degree)C (82.8(degree)F) DB,
                                    20(degree)C (68(degree)F) WB

      Inside conditions:            22(degree)C (71.6(degree)F) +/-
                                    1.5(degree)C (controls will be capable of +/- 0.5(degree)C)

      Relative humidity:            40%-60%

      Note: The above criteria applies to office space and main reception areas.

ii)   Non Air Conditioned Areas (Base Building)

      The following spaces will have less stringent inside temperature requirements and are as follows:

      Lift motor rooms              Winter 19(degree)C (66(degree)F)
                                    Summer 32(degree)C (90(degree)F) DB

      Toilet areas                  Winter 20(degree)C (68(degree)F)
                                    Summer ventilation only

      Plant rooms and               Winter: frost protection only
      truck dock area               Summer: ventilation only

iii)  Ventilation Rates

      Outdoor air quantities will be introduced as follows:

      Offices                       1.3 1/s per m(2)
                                    12.5 1/s
                                    per person

      Office floors 1, 2 and 3      2.00 1/s per m(2)
                                    15.0 1/s per person


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

      Kitchen extract riser         1 kitchen extract riser is provided for the
                                    benefit of floors 3 to 6 inclusive with an overall potential rating of 15,000 cfm

      Commercial/public spaces      As offices

      Garage/Toilet Areas           6 air changes per
                                    hour minimum

iv)   Load Densities (Heat Rejection Rate) for cooling

      Capacity will be included in the air handling, chilled water, refrigeration and condenser water/cooling tower systems for the following load densities:

      Typical Office Floors:

      Lighting                      21.5 watts per m(2)
                                    (2 watts/ft(2))

      Equipment                     32.3 warts per m(2)
                                    (3 watts/ft(2))

      Cooling medium availability exists on floors 1, 2 and 3 to serve the following possible loads:

      Lighting                      21.5 watts per m(2)

      Power                         108 watts per m(2)

v)    Occupancy Criteria

      Typical Office Areas

      1 person per 9.6 m(2) (100 ft(2))

      Floors 1, 2 and 3

      1 person per 7.5 m(2) (80 ft(2))

vi)   Acoustic Criteria

      Typical Offices: NC-35 (except within 3 m of on floor plantrooms where NC-38 shall apply).

      Toilets, Public Areas, Retail and Circulation Space: NC-40

Chilled Water System


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

The building will have an independent chilled water plant located in B-3 level functioning with closed circuit evaporative cooling towers located in a roof top enclosure. The Base Building refrigeration plant (chillers, pumps and associated plant) shall comprise two 650 ton (2220 Kw) units. The Base Building cooling towers shall be sized to match the heat rejection from the refrigeration plant. Two towers shall be provided for the Base Building refrigeration plant.

The space and piping arrangements in the refrigeration plant, will be planned for ready addition of future units to accommodate load growth associated with tenants' additional cooling requirements, up to a nominal 650 tons capacity.

Chilled water and condenser water risers will be sized with capacity greater than the initial connected load. Capped and valved connections will be provided at every floor level for future expansion.

A Uvex U.V. system will be employed in the cooling towers to reduce the risk of Legionella bacteria developing.

Generator Cooling System

The standby generator cooling system shall comprise pumps, pipework, distribution pipework risers and open-cell cooling towers. One cooling tower, pump and heat exchanger are for standby duty.

Heating System

Heating shall be provided by a boiler plant comprising two units with standby capacity of gas-fired hot water boilers with associated pumps and auxiliaries located in the B-3 level plant room. Hot water will be circulated throughout the building to the individual heating elements appropriately designed for each of their individual applications.

Heating on the typical office floors will be accomplished through perimeter fan power VAV terminal units with integral LPHW heating coils.

Hot water will also be distributed to special heating devices at the various entrance points to the building, and to perimeter radiation outlets in the gallery, and the south facade of the 10th floor.

Air Conditioning Systems - General Office Access

i) Typical office floors shall be serviced by on floor packaged air handling units, distributed one per floor. Each air handling unit shall be of the medium pressure variable air volume type comprising filters, cooling coils, fans, sound attenuators and anti-vibration devices, and all electronic controls, and starting devices.

      Outside air for fresh air ventilation shall be supplied from roof level via medium pressure vertical ductwork systems, with ductwork connections to each air


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

      handling unit plantroom. Outside air shall be provided by an air handling unit located within the 10th floor plantroom which shall comprise filters, hot water heating coils, fans, sound attenuators and anti-vibration devices, and all electronic controls and motor starting devices.

      Humidification will be provided in each air handling unit plantroom.

      Return air shall be drawn from the conditioned space via attenuated transfer ducts. The air handling unit plantroom enclosure shall serve as a mixing plenum.

      Conditioned air shall be distributed through medium pressure connections extended into the office areas and terminated at the plantroom wall.

      The tenant fit out works installed under the base building works shall include a medium pressure primary ductwork loop installed within the designated ceiling void areas. A deduction from the landlord's fit out allowance will be made in this respect. Future connections to VAV terminals and secondary ductwork distribution including grilles and diffusers shall be provided by each tenant. The perimeter margin diffuser is provided under the base building contract for all floors.

ii)   Lift Motor Rooms

      These will be provided with low pressure, constant volume, recirculating air conditioning units located within the elevator machine room, maintaining the maximum temperature allowable in that space. The units shall consist of filters, cooling coils, motor starters, supply fans, vibration isolators and temperature controls.

Ventilation Systems

i)    Toilet Access

      There will be a central toilet exhaust system complete with a toilet make-up system. Vertical exhaust and make-up systems shall be provided serving the toilets on each floor with fans located in the level 10 mechanical room.

ii)   Plant Room Ventilation

      Ventilation and exhaust systems will be provided for switchgear and transformer rooms, mechanical rooms, and particularly for the emergency generator rooms where significant air quantities will be required.

      Ventilation provisions will be made to Landlord's maintenance workshops, the Engineer's Office and Security Office.

iii)  Kitchen Exhaust (space provisions only)


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      A route for a kitchen exhaust system will be provided in the Base Building
      Contract. System capacity will be appropriate for conformance with codes and good practice, including makeup air and life safety.

Parking Garage and Truck Dock Ventilation

Complete independent systems comprising of vaneaxial supply and exhaust fans, sound attenuators, duct distribution, motors, motor starters, air outlets and controls will be provided to serve the underground parking levels and the truck dock areas. The system shall supply 100% outside air and exhaust through outlets carefully integrated with the lower levels and ground level design of the building. Within the car park, the extract ductwork will be arranged to exhaust from both high and low level. A carbon monoxide (CO) monitoring alarm system shall be provided for these areas. Fans shall be fire rated for operation at 600(degree)C.

Building Management System (BMS)

A microprocessor based direct digital control building management systems will be provided to monitor, control and optimize the operation of all the building services systems, and it will be of the distributed intelligence type. The central control console shall function as the primary means of overall system control and monitoring and shall comprise:

      Central Processing Unit (CPU)
      Logging and alarm receive only printer
      Desk mounted hardwired telephone handset for communication with the life safety system
      One 40M Byte Winchester hard disk One 1.44M Byte floppy disk
      Audio tone generator to activate on reception of an alarm

The CRT is to be displayed in colour.

DDC's (Direct Digital Control) shall be provided for every other local plant room and each mechanical equipment room to control systems in that room only.

Each DDC shall control a maximum of two air conditioning systems. Where this arrangement cannot be implemented a separate DDC shall be provided for each system.

Each DDC shall include integral power supplies, communication channels, clocks and analog and digital input and output modules and a self-charging battery capable of supporting all memory, clock functions and DDC database and operating programs within the control unit for four hours in event of power failure or power interruption.

Each DDC shall have the capability on a stand alone basis at the DDC control unit itself to display status, set points and analog valves, adjust controller variables, start/stop


Specification - 8.6.90                                                   Page 41
motors and open/close valves and dampers, display system alarm conditions and acknowledge alarms.

Each DDC shall have resident all the necessary control software algorithms to permit any control modes in any combination to meet the needs of the application.

Each DDC shall have the ability to be locally interrogated by an operator by either:

a)    The DDC control unit integral display and control unit.

b) A separate hand held plug in display and control unit (at least two to be made available).

The entire BMS including the wiring system shall offer immunity to EM1 and RF1 radiated noise (eg walkie-talkies with a 3 metre radius of a closed DDC enclosure).

The BMS shall be linked to 300 landlord plant outstations.

The BMS shall be of an 'open protocol' type to allow connection to and interface with compatible systems installed as part of future fit out works. It shall have the facility to provide lighting control.

The system shall have the capacity of starting and stopping all of the compartment air handling systems as well as the miscellaneous air conditioning systems throughout the building. The status of all this equipment will also be reported.

Life Safety

A smoke control system will be provided throughout the building consistent with the Fire Officer's requirements. The system will include smoke evacuation for office floors, loading dock and public areas as well as stair pressurization throughout. Smoke evacuation for typical office floors will be accomplished by using a system of dedicated smoke extract fans and chambers reversing the office fresh air supply ducts to act as exhaust ducts. Additional smoke evacuation systems with complete redundancy will be provided for public areas and the loading dock as well as below ground spaces.

Major Plant Items

i)    Refrigeration Machines

      Refrigeration machines shall be electrically driven semi-hemetic centrifugal machines including condenser, evaporator, compressor, motor, purge system, control panel, starter and isolators.

ii)   Cooling Towers


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

      Cooling towers shall be of the closed circuit, forced draft type complete with fans, motors, spray pumps and vibration isolation, completely factory fabricated.

iii)  Pumps

      Chilled and condenser water and heating pumps shall be horizontally split case pumps, single stage, double suction.

      Pumps shall be completely non-overloading over the full range of the pump curve.

iv)   Fan Assisted VAV Boxes

      Perimeter VAV boxes shall be provided under the base building works to offset the building fabric heat losses. VAV boxes shall be of the electrically powered pressure independent type complete with a full time operating fan section and with a LPHW heating coil and all necessary automatic controls. The system shall be installed to suit a 1500mm partition module.

v)    Air Handling Units

      Factory fabricated air handling units shall be acoustically rated, and comprise of fans, filters, variable volume control, cooling coils, insulated galvanized double skinned sheet metal casing, vibration isolators, sound attenuators, dampers and automatic controls. Heating coils and humidification are provided on office floor air handling units.

vi)   Air Filters

      Air conditioning system filters shall be rated to Eurovent 45 (80-85% efficient) bag type with 50mm panel type with metal frame.

      All filters shall be provided with draft gauges.

vii)  Water Filters

      Water filters for the condenser water systems will be comprised of UVEX ultra violet filters with integral sand filter and automatic timed backwash cycle, differential pressure sensors, and alarms. Water filters for hot water heating and chilled water systems shall be of the in-line, self-cleaning type.

viii) Boilers

      Low pressure hot water boilers shall be packaged gas fire tube boilers with built-in forced draft system. Boilers shall be complete with burner, computerized burner controls, draft fan, draft controls, boiler water circulating pump, air compressor, gas booster, and other components assembled into a fully factory fire tested unit.

ix)   Boiler and Generator Flues


Specification - 8.6.90                                                   Page 43

      Boiler and generator flues shall be of internally stainless steel insulated double-wall construction, comprising prefabricated sections complete with all fittings, access doors, drawing connectors and other required accessories.

x)    Fans

      Centrifugal fans shall be V-belt drive, non-over-loading aerofoil section fans.

      Vaneaxial fans shall be variable pitch, direct drive, DDC operation.

      Fans for smoke extract duty shall be rated for operation at 300(degree)C. Fans for smoke extract duty in the car park and truck dock shall be rated for operation at 600(degree)C.

Vibration Isolation

A complete system of vibration isolation and sound attenuation shall be provided for all mechanical equipment including fans, chillers, cooling towers, pumps and emergency generator.

Pumps and fans shall be mounted on adequate inertia blocks.

All piping guides, anchors, and supports shall be isolated from building structure. All piping within 15m of rotating equipment shall be mounted on spring hangers.

Sound attenuators shall be provided downstream of all low velocity supply fans, upstream on all return and exhaust systems, or as required to maintain specific noise levels. As an alternative, purpose-made attenuators may be provided.

Variable air volume boxes shall be adequately treated for radiated and generated noise so as to maintain space NR levels.

Air conditioning supply and return fans shall be provided with attenuators both upstream and downstream of the fan section.

Automatic Temperature Controls

A complete system of electronic controls shall be provided for all plant systems. Plant systems shall be interlinked with the building BMS for remote monitoring control.

Building Controls

On office floors measures shall be taken to ensure that all base building controls are contained within central plantrooms leaving ceiling and floor voids free.


Specification - 8.6.90                                                   Page 44

PUBLIC HEALTH, DOMESTIC WATER AND GAS SERVICES

General

The public health systems shall comply with the requirements of the Building Regulations and Public Health Acts, in particular those aspects applicable within the City of London.

The systems shall also conform to the requirements and design recommendations of the Institution of Public Health Engineers, the Institute of Plumbing.

The domestic water systems shall comply with the requirements of Thames Water Authority.

The gas distribution systems shall comply with the requirements of British Gas.

All systems shall comply with the relevant British Standards.

Scope

Sanitary drain and vent systems serving all sanitary appliances. Provisions for future tenant drinking fountains have been provided at every office floor.

Drainage provision is made for one tenant kitchen on any floor between ground and level 10 inclusive. (But this shall exclude kitchenettes/tearooms which can be installed at the rate of two per floor throughout the building, provided that they use separate stacks at each level.)

Surface water collection system.

Water disposal from pits and lobbies to fire lifts.

Water disposal of groundwater entering the building basements including the Wine Office Court West chamber.

Domestic cold water system.

Domestic hot water system.

Gas distribution system.

Petrol interceptor and car park drainage.

Buildings utility services including water, gas, sanitary sewer and surface water sewer.


Specification - 8.6.90                                                   Page 45

Sanitary Drain and Vent System

A complete system of sanitary drains and vent piping shall be connected to all plumbing fixtures, mechanical equipment and floor drains. The system will be a gravity system discharging to the foul sewer system. Sanitary drains below the street level shall be collected and discharged by sewage ejectors. The ejectors shall be on emergency standby power.

A system of rising wet columns and vent stacks shall be provided with capped connections at each floor level to facilitate the future addition of tenants' facilities, e.g. vending area, additional executive toilets, etc.

Surface Water Collection System

Roof drains and area drains shall be collected in a rainwater pipe system conveying runoff to the combined local authority sewer via gravity. Surface water below the street level shall be collected and discharged by sump pumps. This shall include water collected in the cavity construction around all secant walls.

The sump pumps shall be on emergency standby power.

Domestic and Drinking Water System

The incoming water service shall be metered and will be extended to feed a storage tank in the lowest level of the building. The storage tank will be of the two compartment design to allow for routine maintenance of the tank, without interruption of service to the building.

A packaged, Triplex pumping unit shall be provided to take suction from the storage tanks and deliver water to all water using fixtures and equipment.

The pumps shall be on emergency standby power.

Permanently charged hydro-pneumatic tanks shall be provided in the mechanical penthouse of the building, and interconnected with the pump discharge, to supply water during periods of low flow and prevent excessive pump cycling.

Capped and valved domestic and drinking water connections shall be provided at each floor level for future tenants' use.

Water System

Hot water shall be produced by local pressurised electric water heaters, located within the cleaners' cupboard. The units shall serve the floor they are located on and pipework shall be trace heated on all deadlegs in excess of statutory requirements.


Specification - 8.6.90                                                   Page 46

The system shall be designed to deliver 50(degree)C (122(degree)F) water to all fixtures requiring hot water.

Gas Systems

A metered gas service shall be brought into the building and extended to the boiler plant. Where run through non serviced areas of the building the gas main shall be contained in a ventilated fire proofed enclosure.

No gas supply will be provided or permitted to tenant areas for kitchen or other use.

Major Plant Items

i)    Domestic Water Pumps

      Domestic water service pumps shall be of the packaged type complete with pressurisation vessels, controls and all necessary motor starters and contactors. The packaged set will include a running standby pump.

ii)   Water Storage Tank

      The domestic tank shall be of internally flanged glass reinforced plastic
      (GRP) construction, double compartment, with access manholes, ladders, steel drainage and flanged piping connections.

      The house tank shall contain the necessary float switches to accomplish: pump on, pump off for each pump, high water alarm, low water alarm. The water storage tank will be suitable for drinking water.

iii)  Sewage Ejectors

      Sewage ejector shall be of duplex design for installation in wet pit. Installation shall include pumps, motors, starters, mercury float switches pump controller, high water alarm, cover plate and frame, access opening, vent, discharge piping, check valves, gate valves and all accessories to make installation complete.

iv)   Sump Pumps

      Sump pumps shall be of the duplex design for installation in wet pit. Installation shall include pumps, motors, starters, mercury float switches pump controller, high water alarm, cover plate and frame access opening, discharge piping, check valves, gate valves and all accessories to make installation complete.


Specification - 8.6.90                                                   Page 47

v)    Sanitary Fittings

      Sanitary fittings shall be provided with all required traps, supports, stops, supply pipes, trim and all necessary accessories to make the installation complete.

      All sanitary fittings shall be white vitreous china. Wash basins shall be self riming for installation in countertops. (Further description under architectural section - toilets).

      Urinals shall be wall hung with high-level cisterns located within service ducts.

      All exposed piping shall be chrome plated.

      Disabled toilets shall be fitted with grab-rails.

FIRE PROTECTION SYSTEMS

General

The fire protection systems shall comply with the requirements of the City of London District Surveyor, the London Fire and Civil Defence Authority (LFCDA) and with the relevant sections of the Fire Officers Committee Rules (Loss Prevention Council), British Standards Codes of Practice and the Thames Water Authority.

Scope of Works (Base Building)

Sprinkler System                    (including pumps and suction tanks)

Wet Riser System                    (     "     "           "     "     )

Hosereel System                     (     "     "           "     "     )

Water Supplies

Water from the town's mains shall be brought into the building to serve the sprinkler system, hosereel system and wet riser system.

Sprinkler System

The entire building shall be protected with an automatic sprinkler system. A packaged sprinkler pump set comprising one jockey, one duty and one standby shall be provided


Specification - 8.6.90                                                   Page 48
and shall draw water from a separate 50 m(3) cold water suction GRP tank.

A two-zone high (levels 3-10) and low (levels B3-level 2) wet riser sprinkler system shall serve all areas not exposed to external weather conditions. A sprinkler zone ring assembly shall be provided at every floor level to control and limit the number of sprinkler heads allowable to conform to District Surveyor requirements. The sprinkler valves per floor will be provided under the Base Building for tenants to connect their sprinkler distribution systems.

A dry/wet alternative sprinkler protection system shall cover the car park and loading bay area.

A network of pipework and risers shall be distributed to the ceiling sprinkler heads located and positioned to conform to statutory approval.

The piping and all components shall be rated for the maximum system pressure.

The entire installation shall be electrically supervised by the fire alarm system.

The sprinkler pumps shall be provided with a standby power supply from diesel generators via the essential supplies distribution board.

Wet Riser System

Wet rising mains shall be provided in each fire shaft to serve landing valves at each level for fire brigade use. A wet riser pump installation complete with jockey pump shall draw water from the 90 cu metre concrete suction tank and pump into the rising mains.

The pump installation shall be electrically supervised by the fire alarm system.

The wet rising main pumps shall be provided with a standby power supply from the diesel generator via the essential supplies distribution board.

Hosereel System

First aid hosereels shall be provided in accordance with the requirements sited adjacent to means of escape and/or on escape corridor routes. The maximum hose length shall be 30 metres.

The hosereel system shall be provided with a storage cistern of 1,125 litres with duplicate electric pumps to provide 2 bar at the highest hosereel.

The storage cistern shall be fed via 50mm connection from the fire water supply fed by the town's mains.

The hosereel pumps shall be provided with a standby power supply from the diesel generator via the essential supplies distribution board.


Specification - 8.6.90                                                   Page 49

Halon Systems

Halon 1301 total flooding systems shall be provided in the transformer rooms.

Halon 1301 systems shall have a nominal concentration of 5% V/V.

The Halon system shall be complete with a detection system consisting of control panels, detectors within all areas and voids, and shall interface with the main building fire alarm system.

Special Systems

Areas subject to freezing shall be provided with pipework trace heated and lagged.

Sprinkler and Wet Rising Main Pumps

Fire pumps shall conform to the requirements of the FOC Rules and the relevant British Standard.

Fire pumps shall be witnessed tested prior to dispatch to site.

Electrically driven fire pumps shall be fed directly from the essential electrical supplies distribution board.

Sprinkler Heads

Sprinkler heads shall be of the concealed (flush) type in base building finished areas and conventional sprinklers (either upright or pendant) in areas without ceilings.

Sprinklers shall be 15 mm nominal discharge orifice and colours and finishes to concealing plates shall be as selected and approved by the architect to match ceiling colours and textures.

Valve Supervisory Switches (Tamper Switch)

Tamper switches shall be provided on all control valves. Alarm signals shall register on sprinkler alarm panel.

Water Flow Indicators

Water flow indicators shall be of a type with `FOC' approval or listing, Potter type VSRD or Notifier type WFD.


Specification - 8.6.90                                                   Page 50

Commissioning

The developer will, prior to Practical Completion, undertake testing and commissioning of the base building works services installations.

Signs

Identification shall be provided on all pipework in accordance with BS1710.

Identification signs to a standard design shall be attached to all valves, drains, test connections, etc.

Identification signs to a standard acceptable to the LFCDA shall be attached to all valve cupboards sprinkler chambers and rooms, etc.


Specification - 8.6.90                                                   Page 51

                   PETERBOROUGH COURT - PROPOSED GSIL TENANCY
                 SCHEDULE OF AGREED ADDITIONS TO AND OMISSIONS
                        FROM THE BASE BUILDING CONTRACT

ADDITIONS

The following list of items are to form part of the Base Building Contract installed by the developer with all increased costs to be met by GSIL, and are to be disregarded at rent review.

Structural

1. A mezzanine floor (known as level 11 mezzanine) will be constructed for GSIL under the Base Building Contract and shall consist of a concrete slab on profiled metal decking supported on additional steel beams back to main building columns.

      All access stairs, partitioning, services and other fitting out at this level shall be by the tenant.

2. 2 No. accommodation staircases serving ground level to level 2 inclusive and level 6 to level 10 inclusive, respectively, and referred to as staircases 5 and 6 respectively shall be installed under the Base Building Contract. Modifications of main ring ductwork to allow positioning of stairs shall also be included.

3. An additional staircase from upper lift lobby level at the ground floor to the proposed B1 level cafeteria shall be constructed by base building.

4. At B3 level, structural modifications to the suspended B3 slab shall be made to incorporate recesses to receive tenant's security vaults, plus revisions to blockwork and the provision of metal security doors to corridors in the immediate vicinity.

5. Level 10 slab height will be adjusted to provide for an overall floor system depth of 80 mm. This area will be finished by the tenant with screed and marble topping or equivelant. Reinstatement to the "Base Fitting Out Specification" will exclude the requirement to provide an overall floor system depth of 150 mm.

6. Construction of upstands around all openings in the level 3 floor slab as flood protection to the level 2 trading floor.

7. One combined voice and data communication riser cupboard of 2.2 m(2) (internal area) each (riser opening in floor 1.2 m(2)) for routing of GSIL cables shall be provided on each floor vertically aligned.

      In addition, one 3 m(2) (riser opening in floor 2.4 m(2)) cupboard shall be provided from level B1 to level 2 for GSIL for routing of technology support cables. All cupboards will be designed for access into the raised floor for distribution throughout the floor area.

8.    Provision of blockwork bund wall and concrete stair at tenant's UPS room.

9. Lift lobby screed alterations to align with core walls to suit tenant's details.

Architectural

1. At basement levels block partitions will be erected by base building to tenant layout and shall allow for revisions in base building walls to door sizes and the substitution of 1 1/2 leaf size doors in lieu of single doors, again to suit tenant layout. Some additional doors will also be provided in base building partitions.

2. Aluminium window extrusion extensions and spandrel beam bracketry to suit tenant dry lining to exterior curtain walling will be included as part of the Base Building Contract.

3.    Duranar finish to the internal surfaces of level 10 windows.

4. Base building toilet accommodation will be expanded in size on the B2 level to suit GSIL requirements.

5. Construction in blockwork of fan rooms on levels 1 and 2 for tenant auxiliary fans and at B1 level fan room.

6.    Upgrade visual quality of terrace paving at level 10.

Lifts

1. GSIL as principal tenant will have the facility to dedicate a lift from ground level to level 10, by installation of remote over-ride equipment.

2. For the purposes of the GSIL security vaults at level B3, GSIL will have the facility to isolate the freight elevator at periods of maximum security, by installation of a manual over-ride.

Mechanical

1.    Design criteria

      Telecommunications rooms, computer suites and other sensitive electronic plant areas for GSIL shall be designed to maintain an all year round condition of 22(degree)C +/-1(degree)C, 50% RH +/-5%. All additional mechanical equipment to achieve these criteria shall be provided as part of the fit out works (Goldman Sachs's tenancy) extended with the base building to levels 1 and 2.

      Ventilation Rates

      Outdoor air quantities will be introduced as follows:

      Offices/base building:        1.3 1/s per m(2)
                                    12.5 1/s per person

      Trading/dealing rooms:        2.0 1/s per m(2)

      (GSIL enhancement             15.0 1/s per person
      provided under Base
      Building Contract)

      GSIL kitchen/dining           Enabling facility provided for 2 cfm/ft(2)
      areas:
      (GSIL enhancement
      provided under Base
      Building Contract)

      Load densities/heat rejection rate for cooling:

      Typical office floors (base building)

      Lighting                      21.5 watts per m(2) (2 watts per ft(2))

      Equipment                     32.3 watts per m(2) (3 watts per ft(2))

      Designated trading floors (GSIL enhancement provided under base building)

      Lighting                      21.5 watts per m(2) (2 watts per ft(2))

      Equipment                     108 watts per m(2) (10 watts per ft(2))

      Other cooling (tenant enhancement provided under base building)

      850 kw chiller water capacity shall be provided to serve GSIL's equipment and telecommunication rooms.

      Occupancy Criteria

      Office areas      1 person per 9.6 m(2)
                        (100 ft(2))

      Designated trading floors (GSIL enhancement) 1 person per 7.5 (80 ft(2))

      Acoustic Criteria

      Typical offices:  NC35 (except within 3 m of on-floor fan rooms where NC38 shall apply)

      Trading (dealing) NC40
      areas:

      Toilets, public   NC40
      areas, retail &
      circulation spaces:

      The base building refrigeration plant (chillers, pumps & associated plant) shall comprise 2 No. 650 tonne (2220 kw) units. A third 650 tonne (2290 kw) unit shall be provided for the Goldman Sachs's tenant fit out works as part of the base building works. The base building cooling towers shall be sized to match the heat rejection from the refrigeration plant. Two towers shall be provided for the base building refrigeration plant and a third provided for the Goldman Sachs's tenant fit out chiller.

Trading/dealing floors (Goldman Sachs tenant fit out works)

      These areas will be served by the same air handling system serving the typical floors. However, they will also have supplemental compartmental fan units in addition to the air supplied from the core and shell systems to meet the increased load. The supplemental air handling systems will consist of packaged, medium pressure, variable air volume supply systems. Each will consist of filters, cooling coils, fans, sound attenuators and shall be supported on appropriate vibration isolation devices. Additional outside air ventilation rate will be supplied directly to match the high occupancy levels. Humidification will be added in the fan room. These air handling systems with their corresponding refrigeration capacity will be connected to a standby power system. The supplemental fan units will be inter-connected to the main base building systems with a normally closed duct link to provide backup in case of the failure of either fan system.

      UPS battery room exhaust (GSIL enhancement)

      A separate system of exhausts, connected to standby power will be provided for these areas in accordance with Code and Goldman Sachs's requirements.

      Halon Systems

      1. Halon 1301 total flooding systems shall be provided for the following locations:

      a)    Transformer rooms
      b)    UPS room for GSIL
      c)    B2 computer area for GSIL

            A separate halon exhaust system, connected to standby power, will be provided to those areas using halon or fire suppression (eg telecommunications equipment areas, UPS computer rooms, etc.). The halon exhaust system ductwork shall comprise a medium pressure ductwork installed in the base building works. The plant and extension of ductwork to the areas served shall form part of the fit out works.

      Electrical

      1.    Design Criteria

            Tenant enhancements

            (i) Levels 1 and 2 miscellaneous small equipment 75.4 w/m(2) (7 w/ft(2))

            (ii)  Levels 1 and 2 equipment and telecommunications areas 850 kw

            (iii) Kitchen - equipment power 150 kw

            (iv) Electrical capacity for floor by floor air handling equipment for enhancement of each VAV systems on dealing/trading floors and telecommunication areas. Capacity for these systems would be in addition to the above indicated quantities.

            Rising busbars for UPS power to communications rooms and trading support rooms on the trading floors will be installed under the Base Building Contract.

      The rising busbars, vertical risers and distribution panels will be accommodated within two electric cupboards in the core areas, each approximately 6.25 m(2) (67 ft(2)) in size. On dealing (trading) floors, additional tenant electric cupboards will be provided for housing distribution panel boards under the tenant fit out design. Feeders will be routed from the core electric cupboards to these satellite cupboards within the accessible ceiling on that floor under the tenant fit out design.

      For tenant fit out, horizontal distribution on typical floors will be under a raised floor for small power equipment and telecommunication needs. The distribution for lighting will be above the hung ceiling.

      Standby Power

      Three 1200 kw/1500 KVA generator sets will be provided under the base building contract at GSIL's cost. Provision will be made in the synchronising switchgear for expansion for an additional generator for GSIL's use at GSIL's cost.

      The GSIL tenant standby power distribution system has provision to handle 30% of their office area lighting and small power, 60% of the dealing (trading) floors, lighting and small power, dealing (trading) support and telecommunications equipment, and their attendant mechanical systems. The emergency generator distribution system will be provided with load shedding capabilities. A UPS system with 15 minute battery capacity for the support of dealing (trading) and telecommunications equipment will be inter-connected with the standby generator system.

      The UPS load will be fed from a 500 KVA system comprised of four 250 KVA UPS modules parallelled. The number of modules will be such that the loss of a single module will not compromise operation at full load. Capacity in the bus bars will be capable of supporting one additional 250 KVA module.

      The cost of the tenant's generators plus a share of the associated costs (eg cooling towers/flues, etc.) plus the total cost of the costs (eg cooling towers/flues, etc.) plus the total cost of the synchronisation switchgear shall be charged to GSIL. All electrical and associated works related to the tenant's UPS installation shall also be paid by the tenant.

      Power supplies, BWIC, etc., relating to tenant equipment will be charged to GSIL.

M&E General

1. Co-ordination and modification costs of M&E works (including works in progress) to suit fit out design development and installation shall be charged to GSIL.

2. Specialist testing, commissioning, record drawings, O&M manuals, etc., associated with certain tenant installations shall also be charged to GSIL.

Building Management System

1. Tenant's BMS controls integral with but additional to base building systems shall be installed under the Base Building Contract.

Communications

1. All works by base building associated with the tenant's communication system shall be charged to GSIL.

OMISSIONS FROM THE BASE BUILDING CONTRACT

The following list of items are to be excluded from the Base Building Contract installed by the Developer but nevertheless the same shall be taken into account at rent review as though installed:

1. Proposed base building toilet facilities on level 10 will be omitted from the Base Building Contract to be constructed as part of the fit out works as appropriate.

2. At level 10 on the south elevation base building blinds have been install "Mecho Shades" in preference to the base building specification.

3. At B2 level, one corridor has been modified in terms of lighting and sprinkler provision to suit tenant ceiling proposals.

4. The finishes (with the exception of terrazzo flooring) and joinery work within the base building messenger room will be installed as part of the fit out contract.

5. Preaction sprinklers for the BT/Mercury intake rooms on the B2 level shall be installed by the tenant, GSIL on behalf of the developer.

BVD/JRN
29 June 1990

                              REVIEW FORM OF LEASE

                            [REVIEW FORM OF LEASE]

                      DATED                         19
                      ----------------------------------

                      [                                ]
                                    - and -
                      [                                ]
                                     - to -
                      [                                ]

                      ----------------------------------

                                     LEASE

                                     - of -

                      premises on floors [    ] to [    ]
                      and part basement levels [ ] and [ ]
                     Peterborough Court, 133 Fleet Street,
                                   London EC4

                      ----------------------------------

                      TERM COMMENCES  :  25th March 1991

                          EXPIRES     :  24th March 2016

                      ----------------------------------

Note: This form to be read as modified mutatis mutandis for use in relation to Review Unit (iv) (Daniel House).

                           LINKLATERS & PAINES, (RGF)
                               Barrington House,
                             59-67 Gresham Street,
                                London EC2V 7JA.

                                     INDEX

Clause                                                                      Page
------                                                                      ----

1.    DEFINITIONS ................................................            1

2.    DEMISE AND RENTS ...........................................           10

3.    TENANT'S COVENANTS .........................................           11

      (1)  Rent ..................................................           11
      (2)  Interest on overdue moneys ............................           11
      (3)  Outgoings .............................................           12
      (4)  Utilities .............................................           12
      (5)  Repair ................................................           13
      (6)  Plant and Machinery ...................................           13
      (7)  Decoration ............................................           14
      (8)  Cleaning ..............................................           14
      (9)  Permit entry ..........................................           14
      (10) Notices to repair .....................................           15
      (11) Dangerous Substances and insurances ...................           15
      (12) Overloading floors and services .......................           16
      (13) Conduits ..............................................           17
      (14) Disposal of refuse ....................................           17
      (15) Not to cause obstructions .............................           17
      (16) User ..................................................           18
      (17) Regulations ...........................................           19
      (18) Signs .................................................           19
      (19) Alterations ...........................................           19
      (20) Alienation ............................................           22
      (21) Registration ..........................................           25
      (22) Easements .............................................           26
      (23) Landlord's costs ......................................           27
      (24) Statutory requirements ................................           28
      (25) Planning ..............................................           29
      (26) Notices affecting the Premises ........................           30
      (27) Defects and indemnity .................................           30
      (28) Reletting notices .....................................           31
      (29) Applications for consent ..............................           31
      (30) Observe covenants .....................................           31
      (31) Breaches by underlessees ..............................           31
      (32) Yielding up ...........................................           32
      (33) VAT ...................................................           33
      (34) Reimbursement of VAT ..................................           33

4.    LANDLORD'S COVENANTS .......................................           34

      (1)  Quiet enjoyment .......................................           34
      (2)  Insurance .............................................           34
      (3)  VAT ...................................................           36


                                      (i)

Clause                                                                      Page
------                                                                      ----

5.    PROVISOS ...................................................           37

      (1)  Forfeiture ............................................           37
      (2)  Implied easements .....................................           38
      (3)  Restrictions on adjoining property ....................           39
      (4)  Variation of and liability for Services ...............           39
      (5)  Cesser of rent ........................................           39
      (6)  Abandoned property ....................................           40
      (7)  Notices ...............................................           40

6.    SERVICES AND SERVICE CHARGE ................................           41

      (1)  Management Company's covenant .........................           41
      (2)  Landlord's covenant ...................................           41
      (3)  Services by Landlord ..................................           42
      (4)  Service Charge ........................................           42

FIRST SCHEDULE    -     The Premises .............................           43

SECOND SCHEDULE   -     Rights granted to the Tenant .............           44

THIRD SCHEDULE    -     Exceptions and reservations ..............           48

FOURTH SCHEDULE   -     Documents which affect or relate to the
                        Premises .................................           50

FIFTH SCHEDULE    -     Review of rent FIRST reserved ............           51

SIXTH SCHEDULE    -     Service Charge ...........................           55

SEVENTH SCHEDULE  -     Guarantor's covenants ....................           65


                                      (ii)

T H I S  L E A S E made the        day of                     One thousand nine
hundred and       BETWEEN [
                                                     ] (hereinafter called "the
Landlord") of the first part [                                                 ]
(hereinafter called "the Management Company") of the second part and
[                                                                              ]
(hereinafter called "the Tenant") of the third part.

      W I T N E S S E T H as follows:-

1. DEFINITIONS

      IN this Lease unless there be something in the subject or context inconsistent therewith:-

1. (1) (a) Where there are two or more persons included in the expression "the Tenant" covenants contained in this Lease which are expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

1. (1) (b) Any reference to an Act of Parliament shall include any modification extension or re-enactment thereof for the time being in force and shall also include all instruments orders plans regulations permissions and directions for the time being made issued or given thereunder or deriving validity therefrom;

1. (1) (c) (i) Any two companies shall be taken to be members of a group if and only if one is the subsidiary of the other or both are subsidiaries of a third company;

1. (1) (c) (ii) Any company corporation or partnership shall be taken to be "associated" with another if and only if one is a subsidiary of another or both are subsidiaries of a third company or partnership;

1. (1) (c) (iii) In determining whether any company is a subsidiary of another company the word subsidiary bears the meaning assigned to it by Section 736 of the Companies Act 1985 as originally enacted;

1. (1) (c) (iv) A partnership (which shall be construed as including a partnership under the laws of the United Kingdom or elsewhere) shall be taken to be a subsidiary of another partnership or of a company if that other partnership or company is entitled to more than one half of the assets or more than one half of the income of the first mentioned partnership;

1. (1) (c) (v) A company shall be deemed to be a subsidiary of a partnership if that partnership controls the composition of the board of directors of the company or holds more than half in nominal value of the issued equity share capital of the company;

1. (1) (d) Any covenant by the Tenant not to do any act or thing shall include an obligation not to permit allow or suffer such act or thing to be done;

1. (1) (e) References to any right of the Landlord to have access to the Premises shall be construed as extending to the Superior Landlord and to all persons properly authorised by the Landlord and the Superior Landlord;

1. (1) (f) Whenever the consent or approval of the Landlord is required or requested in relation to this Lease such provisions shall be construed as also requiring the consent or approval of the Superior Landlord where the same shall be required pursuant to the Superior Lease;

1. (1) (g) The titles or headings appearing in this Lease are for reference only and shall not affect the construction hereof;

1. (1) (h) Any reference to Value Added Tax shall include any tax of a similar nature that may be substituted for or levied in addition to it;

1. (2) The following expressions shall have the meanings hereinafter mentioned (that is to say):-

1. (2) (a) "the Building" means the land shown for the purpose of identification only edged green on the location plan marked "A" annexed hereto together with the courtyard and building thereon known as Peterborough Court 133 Fleet Street London EC4 and each and every part thereof and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor;

1. (2) (b) "Business Day" means any day from Monday to Friday (inclusive) other than Good Friday Christmas Day and bank and public holidays;

1. (2) (c) "the Car Parking Spaces" means the car parking spaces in the Building which the Tenant is entitled to use from time to time pursuant to paragraph 2 of the Second Schedule;

1. (2) (d) "Common Parts" means:-

1. (2) (d) (i) the main entrance hall through 133 Fleet Street;

1. (2) (d) (ii) the courtyard of Peterborough Court and the accessways linking the same to Fleet Street;

1. (2) (d) (iii) the galleries on the northern and eastern sides of the said courtyard and all other pedestrian entrances and lobbies linking them to Shoe Lane and Wine Office Court;

1. (2) (d) (iv) the main reception foyer and the escalators and stairs leading from it;

1. (2) (d) (v) the lift lobbies and all passenger and goods lifts (including firemen's and disabled lifts but excluding any within a Lettable Unit);

1. (2) (d) (vi) any lavatory and washroom facilities at ground floor and basement levels from time to time designated by the Landlord for common use;

1. (2) (d) (vii) the loading dock lorry berths refuse collection and/or compaction and other servicing areas the car parking areas all vehicle entrances accessways ramps and circulation areas;

1. (2) (d) (viii) all other entrances corridors passages stairs escalators landings balconies escape routes pavements landscaped or open areas within or serving the Building (excluding any within a Lettable Unit);

1. (2) (e) "Conduits" means all ducts shafts channels cisterns tanks radiators sewers drains watercourses gulleys gutters pipes wires cables meters valves and all other conducting media plant equipment and apparatus for the provision or supply of services serving the Building or any part thereof and where applicable serving in common any adjoining or neighbouring building or premises (other than any belonging to a relevant supply authority);

1. (2) (f) "Daniel House" means the land shown for the purpose of identification only edged blue on the location plan marked "A" annexed hereto together with the building thereon comprising numbers 131-141 Fleet Street London EC4 and each and every part thereof and all additions alterations and improvements thereto or reinstatements thereof or buildings substituted therefor;

1. (2) (g) "the Full Cost of Reinstatement" shall mean all costs (including the cost of shoring up demolition and site clearance Architects' Surveyors' and other professional fees) and Value Added Tax which would be likely to be incurred in rebuilding or reinstatement in accordance with the requirements of this Lease at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs expected or anticipated to take place at any time up to the date of completion of the rebuilding or reinstatement and shall be properly determined by the Superior Landlord or the Landlord;

1. (2) (h) "the Insured Risks" means risks in respect of loss or damage by fire lightning explosion earthquake aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom impact by vehicles or animals riot and civil commotion storm tempest flood bursting or overflowing of water tanks apparatus or pipes subsidence malicious damage and such other risks or insurance as may from time to time reasonably be required by the Superior Landlord or the Landlord subject to such exclusions and limitations as may be usual in the London insurance market and imposed by the Insurers;

1. (2) (i) "the Insurers" means the insurance office or underwriters of good repute with whom the insurance cover referred to in Clause 4(2) hereof is effected;

1. (2) (j) "the Landlord" shall include the person for the time being entitled to the reversion immediately expectant on the determination of the Term;

1. (2) (k) "the Landlord's Plant" means:-

1. (2) (k) (i) all escalators and passenger goods and emergency lifts;

1. (2) (k) (ii) the whole of the sprinkler system including sprinkler heads;

1. (2) (k) (iii) the whole of the fire alarm and detection systems (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (iv) the whole of the permanent fire fighting system (other than portable extinguishers in the Lettable Units);

1. (2) (k) (v) the whole of the chilled water system (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (vi) the whole of the perimeter heating system;

1. (2) (k) (vii) the whole of the Building Management System (other than any independent stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (viii) the central electrical supply system from mains supply up to and including the electrical riser busbars connecting to distribution boards to Lettable Units at each level;

1. (2) (k) (ix) the emergency standby generator and electrical system (but not any generator and/or uninterrupted power supply system serving exclusively the Lettable Units) up to and including riser busbars connecting to distribution boards to Lettable Units at each level;

1. (2) (k) (x) the air handling system limited at each level of office accommodation to air handling units at each such level and the electricity supply and control systems for the same and the air ducts leading from such air handling units to the point where such ducts enter the Lettable Units (other than any stand alone system additionally installed by tenants or other occupiers);

1. (2) (k) (xi) the closed circuit television and intruder alarm systems at all points of entry into the Building and other security systems to the Retained Areas;

1. (2) (k) (xii) the window cleaning/maintenance cradles carriages gantries and runways;

1. (2) (k) (xiii) all loading dock equipment;

1. (2) (k) (xiv) all mechanically or electrically operated doors barriers gates and shutters;

1. (2) (k) (xv) all refuse compactors and refuse disposal systems;

1. (2) (k) (xvi) all other plant machinery and equipment provided in connection with the provision of the Services;

1. (2) (k) (xvii) all other Conduits lying within the Building (up to and including the point of connection to but otherwise excluding Conduits exclusively serving Lettable Units);

1. (2) (1) "Landlord's Surveyors" means the surveyors or managing agents employed directly or indirectly by the Landlord (who shall be an independent firm of surveyors if the Landlord itself or any associated company corporation or partnership of the Landlord occupies any part of the Building but in other circumstances may be an employee of the Landlord or a company within the same group of companies as the Landlord);

1. (2) (m) "Lettable Unit" means any unit of accommodation forming part of the Building which is designed or adapted for separate occupation or letting from time to time (excluding such elements as are excluded by paragraphs (i)-(v) of the First Schedule and excluding the Management Premises);

1. (2) (n) "the Loss of Rent" means the loss of rent First and Fourthly reserved by this Lease and for the time being payable hereunder for five years (and subject to the same being available on reasonable terms in the London insurance market for an additional two years) or such longer period as may reasonably be required by the Landlord having regard to the likely period required for reinstatement in the event of either partial or total destruction in an amount which would take into account the Superior Landlord's or the Landlord's reasonable estimate of the potential increases in rent in accordance with the rent review provisions hereinafter contained and any Value Added Tax properly chargeable in respect thereof;

1. (2) (o) "Management Premises" means the management premises and the mail and messenger room at B2 and ground floor levels of the Building shown edged purple on drawing numbers A102 and A104 annexed hereto;

1. (2) (p) "Net Internal Area" means Net Internal Area as defined in the Code of Measuring Practice published by The Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Third Edition January 1990) as modified or superseded from time to time;

1. (2) (q) "Office Hours" means the hours of eight a.m. to eight p.m. on Mondays to Fridays except in any case Good Friday Christmas Day and bank and public holidays;

1. (2) (r) "Permitted Letting Unit" means:-

1. (2) (r) (i) the whole of each floor of the Premises;

1. (2) (r) (ii) any part of each floor of the Premises comprising not less than five thousand square feet of Net Internal Area which is reasonably located having regard to the provision of lavatory and washroom facilities lifts services cores and other common parts to be used in connection therewith;

together in each case with such part of the basement level of the Premises and the right to use such number of Car Parking Spaces as shall reasonably be required therewith;

1. (2) (s) "the Planning Acts" means the Town and Country Planning Act 1990; Planning (Listed Buildings and Conservation Areas) Act 1990; Planning (Hazardous Substances) Act 1990; and Planning (Consequential Provisions) Act 1990;

1. (2) (t) "the Premises" means the premises described in the First Schedule hereto and each and every part thereof together with all additions alterations and improvements thereto;

1. (2) (u) "the Prescribed Rate" means a rate of interest being four per centum per annum over the Base Rate from time to time of Barclays Bank PLC or over such other rate as may from time to time replace the same or over such other comparable rate as the Landlord may from time to time reasonably require;

1. (2) (v) "the Rent Review Specification" means the Base Fitting-Out Specification together with the Base Building Specification and the Schedule of Agreed Additions to and Omissions from the Base Building Contract annexed hereto detailing the standard of the Premises to be assumed on a review of the rent first reserved hereby;

1. (2) (w) "Retained Areas" means the Common Parts all structural and exterior parts of the Building all boundary and party walls of the Building and all other parts of the Building save for the Lettable Units;

1. (2) (x) "Review Date" means the Twenty-fifth day of March in the years One thousand nine hundred and ninety six Two thousand and one Two thousand and six and Two thousand and eleven;

1. (2) (y) "the Services" means the services set out in Part II(A) of the Sixth Schedule hereto;

1. (2) (z) "the Service Charge" means the service charge as provided in the Sixth Schedule hereto;

1. (2) (aa) (i) "the Tenant" shall include its successors in title and in the case of an individual shall include his personal representatives;

1. (2) (aa) (ii) "the Guarantor(s)" means the person(s) from time to time guaranteeing the obligations of the Tenant hereunder and in the case of an individual shall include his personal representatives Provided that for the purposes of Clause 5(1)(c)(d) and (e) hereof the expression shall mean only the guarantor(s) of the Tenant in whom this Lease is vested from time to time and not of any other Tenant who shall have assigned its interest hereunder;

and where there are two or more persons included in the expression "the Tenant" or "the Guarantor" such expression shall include each of such persons:

1. (2) (bb) "the Term" means the term of years hereby granted together with any continuation thereof (whether under an Act of Parliament or by the Tenant holding over or for any other reason);

1. (2) (cc) "this Lease" means this Lease and any document supplemental hereto or collateral herewith or entered into pursuant to or in accordance with the terms hereof;

2. DEMISE AND RENTS

      THE Landlord HEREBY DEMISES unto the Tenant ALL THAT the Premises TOGETHER WITH the easements and other rights contained or referred to in the Second Schedule hereto EXCEPT AND RESERVING as mentioned in the Third Schedule hereto TO HOLD the same SUBJECT to the provisions contained or referred to in the documents referred to in Part II the Fourth Schedule hereto (in so far as the same are still subsisting and capable of being enforced and affect the Premises but not further or otherwise) unto the Tenant on and from the Twenty-fifth day of March One thousand nine hundred and ninety-one for a term of years expiring on the Twenty-fourth day of March Two thousand and sixteen YIELDING AND PAYING therefor during the Term and in proportion for any less time than a year

      FIRST the clear YEARLY RENT of [                  ] POUNDS (pounds     )
      (subject to increase as set out in the Fifth Schedule) hereto to be paid in advance by equal quarterly payments on the usual quarter days (namely the Twenty-fifth day of March the Twenty-fourth day of June the Twenty-ninth day of September and the Twenty-fifth day of December) clear of all deductions whatsoever (except for deductions which the Tenant is by law bound to make) the first of such payments in respect of the period on
      and from the            day of            One thousand nine hundred and
                 to the quarter day next following to be made on
      the        day of          One thousand nine hundred and            ;

      SECONDLY by way of additional rent on demand the whole of the additional cost to the Landlord of providing any of the Services at the request of the Tenant outside Office Hours (or in the event of Services being provided outside Office Hours for the use of the Tenant and any other tenant(s) or occupier(s) of the Building a fair proportion thereof) as determined by the Landlord's Surveyors who shall act fairly and impartially;

      THIRDLY by way of additional rent on demand all sums which the Landlord may from time to time properly pay in respect of insurance of the Loss of Rent and a fair proportion determined by the Landlord's Surveyors (who shall act fairly and impartially) of the sums which the Landlord may from time to time pay in respect of insurance of the Building against loss or damage by the Insured Risks;

      FOURTHLY by way of additional rent the Service Charge payable to the Landlord pursuant to Clause 6(4) hereof;

      FIFTHLY by way of additional rent on demand the moneys referred to in Clause 3(2) hereof.

3. TENANT'S COVENANTS

      THE Tenant to the intent that the obligations hereby created shall continue throughout the Term HEREBY COVENANTS with the Landlord as follows:-

3. (1) Rent To pay the rents hereinbefore reserved at the times and in the manner aforesaid;

3. (2) Interest on overdue moneys If any sum payable by the Tenant under this Lease shall not be paid on the due date (in the case of the rent first hereinbefore reserved) or shall not be paid on the date seven Business Days following demand or (if later) the ascertainment thereof (in the case of other sums) to pay on demand to the Landlord interest thereon at the Prescribed Rate from the date when the same became due until payment thereof (as well after as before any judgment);

3. (3) Outgoings To bear pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or otherwise and whether or not of a capital or non-recurring nature) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon the Premises or the Car Parking Spaces or upon the owner or occupier in respect thereof other than:-

3. (3) (a) any tax assessed on the Landlord (other than Value Added Tax if applicable) in respect of any rent received by the Landlord under this Lease (unless the statute imposing such tax shall prescribe or intend that the tax is payable by the Tenant); and

3. (3) (b) any tax payable only as a direct result of the grant of this Lease or any dealing by the Landlord with its reversionary interest in the Premises;

Provided that if any assessment is made in relation to the Premises or the Car Parking Spaces together with other premises or areas the Tenant shall pay to the Landlord a fair proportion thereof to be determined by the Landlord's Surveyors who shall act fairly and impartially;

3. (4) Utilities To pay to the suppliers of and to indemnify the Landlord against all charges for water electricity gas all types of telephonic communication and other services used on or in relation to the Premises (including without limitation all charges for meters and all standing charges) Provided that if and in case the water electricity gas or other services shall be metered or charged jointly in respect of the Premises and other premises to pay to the Landlord on demand a fair proportion thereof to be determined by the Landlord's Surveyors who shall act fairly and impartially;

3. (5) (a) To repair To repair and to put and keep the Premises and the Conduits to the extent that they serve exclusively the Premises (but excluding such of the Landlord's Plant as is within the Premises and the point of connection to Conduits serving also other premises) in good and substantial repair and condition and as and when necessary to replace any of the landlord's fixtures and fittings in the Premises which are or become beyond repair with new ones which are similar in type and quality (damage by the Insured Risks excepted in each case save to the extent that payment of any insurance moneys be refused in whole or in part by reason of or arising out of any act omission neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control);

3. (5) (b) As often as shall be necessary in order to comply with the covenant contained in sub-clause (a) of this Clause 3(5) to rebuild reinstate or replace the Premises or any part or parts thereof (damage by any of the Insured Risks excepted in each case save to the extent that payment of any insurance be refused in whole or in part by reason of or arising out of any neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control);

3. (6) (a) Plant and Machinery To keep all plant machinery apparatus and equipment in the Premises (excluding Landlord's Plant) properly maintained and in good working order and condition and for that purpose:-

3. (6) (a) (i) to employ reputable contractors to inspect maintain and service the same regularly;

3. (6) (a) (ii) to renew or replace all working and other parts as and when necessary;

3. (6) (a) (iii) to use all reasonable endeavours to ensure by directions to the Tenant's staff and otherwise that such plant and machinery is properly operated;

3. (6) (b) When reasonably required by the Landlord following any alterations to the electrical circuits by the Tenant to produce to the Landlord a certificate issued by an electrical contractor (who shall first be approved in writing by the Landlord (such approval not to be unreasonably withheld)) that the electrical circuits within the Premises comply in all respects with the regulations of the Institute of Electrical Engineers current when the electrical circuits were installed or other amended standards (approved by the Landlord such approval not to be unreasonably withheld) or recommended current codes of practice (approved by the Landlord such approval not to be unreasonably withheld);

3. (7) Decoration As often as may be necessary and in any event not less frequently than once in every fifth year during the Term and also during the last year thereof (howsoever the same may be determined) properly to prepare and decorate the interior of the Premises throughout in a good and workmanlike manner in accordance with any instructions of the manufacturers of the products used and such decoration and treatment in the last year of the Term to be executed in such colours and with such materials as the Landlord may reasonably approve;

3. (8) Cleaning To keep the interior of the Premises properly cleaned and tidy and clear of all rubbish and to clean at least once in every month the inside of the window panes and frames of the Premises and all glass (if any) in the entrance doors thereto;

3. (9) Permit entry To permit the Landlord and all persons authorised by the Landlord at all times on giving reasonable prior written notice (except in emergency) to the Tenant to enter the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed to view the state of repair and condition thereof and to take a schedule of the landlord's fixtures and of any dilapidations and to exercise the rights herein excepted and reserved the person entering causing as little damage and inconvenience to the Tenant and/or other occupiers as reasonably practicable and making good any damage caused to the Premises thereby;

3. (10) Notices to repair To remedy all breaches and repair all defects of which notice in writing shall be given to the Tenant by the Landlord and for which the Tenant is liable hereunder and to commence the same as soon as reasonably practicable after receipt of such notice (or sooner if requisite) and thereafter diligently to proceed with and complete the same as soon as reasonably practicable and if the Tenant shall fail to comply with any such notice it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter the Premises to make good the same at the cost of the Tenant which cost (together with all Solicitors' and Surveyors' charges and other expenses which may be properly incurred by the Landlord in connection therewith) shall be repaid by the Tenant to the Landlord on demand and in default of payment the same shall be recoverable as rent in arrear;

3. (11) (a) Dangerous Substances and Insurances Not to bring into the Premises or the Building or to place or store or permit to remain therein any article or thing which is or may become dangerous offensive combustible inflammable radioactive or explosive and not to carry on or do thereon any hazardous trade or act in consequence of which the Landlord would be likely to be prevented from insuring the Premises or the Building at the ordinary rate of premium or whereby any insurance effected in respect thereof of which details have been supplied to the Tenant would be likely to be vitiated or prejudiced and not without the written consent of the Landlord (which shall not be unreasonably withheld if the Tenant pays any additional premium) to do anything whereby any additional premium becomes payable for the insurance of the Premises or the Building;

3. (11) (b) In the event of the Premises or any part of the Building bounding the Premises or any part thereof being destroyed or damaged by any peril or risk whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant;

3. (11) (c) To comply with all the proper requirements (and recommendations failure to comply with which would be likely to vitiate or prejudice any insurance on usual terms effected in respect of the Premises or the Building) of the Insurers relating to the Premises (save to the extent that the Landlord or the Management Company is obliged to comply with the same hereunder);

3. (11) (d) Not to effect any insurance relating to the Premises which would have the effect of causing the Insurers to refuse to make payment of any claim in full;

3. (11) (e) The Tenant shall notify the Landlord and the Superior Landlord in writing at the time of the installation thereof of the full reinstatement cost of any fixtures and fittings installed at any time by the Tenant and which may be or become landlord's fixtures and fittings for the purpose of enabling the Landlord or the Superior Landlord (as the case may be) to effect adequate insurance cover for the same;

3. (11) (f) If the Tenant shall become entitled to the benefit of any insurance on the Premises which causes the Insurers to refuse to make payment of any claim of the Landlord or the Superior Landlord in full then to the extent that the claim shall not be so met the Tenant shall apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received;

3. (11) (g) In the event of the Premises or the Building or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the irrecoverable insurance moneys;

3. (12) (a) Overloading floors and services Not to overload the floors of the Premises or suspend any excessive weight from the ceilings walls stanchions or structure of the Premises or the Building and not to overload the electrical wiring or installation or any other services or any supplies in or serving the Premises;

3 (12) (b) Not to do anything which may subject the Premises or the Building to any strain beyond that which they are designed to bear with due margin for safety and in the event of alterations being carried out by the Tenant to pay to the Landlord on demand all costs reasonably incurred by the Landlord or the Superior Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Premises or the Building is being or is about to be overloaded by reason of any act neglect or default of the Tenant or any person deriving title under the Tenant or any person under its or their control;

3 (12) (c) To observe the weight limits prescribed for all lifts in the Building with due margin for safety;

3 (13) Conduits Not to discharge into any Conduits in or serving the Premises any oil or grease or any noxious or deleterious effluent or substance whatsoever which may cause an obstruction or might be or become a source of danger or which might injure the Conduits or the drainage system of the Building or any adjoining property and not to do or omit any act or thing whereby the Landlord's Plant or any Conduits might be damaged;

3 (14) Disposal of refuse Not to deposit on any part of the Premises any trade empties rubbish or refuse of any kind other than in proper receptacles and not to burn any rubbish or refuse on the Premises;

3. (15) (a) Not to cause obstructions Not to use the courtyard of Peterborough Court or the accessways linking the same to Fleet Street for any purpose whatsoever other than by private cars or taxis for the purpose of setting down and picking up passengers and in particular not to park or wait thereon;

3. (15) (b) Not to park load or unload any goods or materials on to or from vehicles save in the loading bay or any other parts of the Building as shall have been designated by the Landlord for such purpose and not to cause any other obstruction of the Common Parts;

3. (16) (a) User Not to hold on the Premises any sale by auction or public exhibition or public show or spectacle or political meetings or gambling; and

3. (16) (b) Not to carry on or use the Premises for any noisy noisome offensive or dangerous trade manufacture business or occupation nor for any illegal or immoral purpose nor to sleep on the Premises nor to do on the Premises any act or thing whatsoever which constitutes a nuisance or causes damage (other than as a result of competition from any business carried on in the Premises) to the prejudice of the Landlord or to the owners or occupiers of any adjoining or neighbouring premises or any of them or which may be injurious to the character of the Premises; and

3. (16) (c) Not to use the Premises as a Post Office an Employment Exchange an office of the Department of Health or the Department of Social Security at which the general public call without appointment a staff or other employment agency a betting shop turf accountant's or bookmaker's office an undertaker a travel ticket or estate agency Provided Always that this covenant shall not operate to prevent the Tenant providing an executive selection service for its clients; and

3. (16) (d) Without prejudice to the provisions of paragraphs (a) to (c) of this sub-clause not to use the Premises otherwise than as offices with storage and other accommodation ancillary to such office use; and

3. (16) (e) The Tenant hereby acknowledges and admits that notwithstanding the foregoing provisions the Landlord does not thereby or in any other way give or make nor has given or made at any other time any representation or warranty that any such use is or will be or will remain a permitted use within the provisions of the Planning Acts nor shall any consent in writing which the Landlord may hereafter give to any change of use be taken as including any such representation or warranty and that notwithstanding that any such use as aforesaid is not a permitted use within such provisions as aforesaid the Tenant shall remain fully bound and liable to the Landlord in respect of the obligations undertaken by the Tenant by virtue of this Lease without any compensation recompense or relief of any kind whatsoever;

3. (17) Regulations To observe all reasonable rules and regulations for the proper management and security of the Building laid down by the Landlord or the Landlord's Surveyors from time to time for observance by occupiers of the Building generally and notified in writing to the Tenant including (without limitation) any such regulations controlling admission to the Building by means of a system of personal identity cards;

3. (18) Signs Not to erect or display in or upon any part of the Premises any pole flag aerial advertisement poster notice or other sign which shall be visible from the outside of the Premises or elsewhere in the Building except as permitted by paragraph 3 of the Second Schedule hereto without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) Provided Always that the Tenant shall be permitted to display the name and corporate logo of the Tenant its permitted underlessees and other permitted occupiers of the Premises in the lift lobbies forming part of the Premises;

3. (19) (a) Alterations Not to make any new aperture in any floor or ceiling slab or exterior wall of the Building or otherwise to alter divide cut maim injure or remove any of the principal or load-bearing walls floors beams or columns of the Building or other parts of the Building which bound the Premises nor to make any other alterations or additions of a structural nature to the Premises Provided that the Tenant may with the consent of the Landlord (which shall not be unreasonably withheld or delayed) make openings through the floor slabs dividing the floors of the Premises and dividing the basement levels of the Premises or fix anything to any part of the Building bounding the Premises or affix additional beams if there is a need for local strengthening or make minor alterations to the walls floors or columns and openings in the beams of the Building bounding the Premises where the same do not:-

3. (19) (a) (i) adversely affect the structural stability of the Building; or

3. (19) (a) (ii) affect the exterior (including the appearance) of the Building; or

3. (19) (a) (iii) materially and adversely affect the usage or functioning of the mechanical electrical sanitary heating ventilating life safety air-conditioning or other service systems within the Building; or

3. (19) (a) (iv) materially and adversely affect the use and enjoyment of the Premises;

3. (19) (b) Not to fix anything to any part of the Building bounding the Premises in such manner as to affect adversely the structure thereof or the functioning of any exterior walls doors door frames windows or window frames thereof;

3 (19) (c) (i) Not to make any alteration or addition to the Landlord's Plant or to lay any new Conduits outside the Premises other than in accordance with Clause 3(19)(c)(ii) hereof;

3 (19) (c) (ii) Not to make any connection with the Landlord's Plant or to lay any new Conduits in exercise of the rights granted by paragraph 8 [and 9] of the Second Schedule hereto or to make any other material variation to the Conduits without the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

[Note: Reference to paragraph 9 only applicable in relation to Review Unit (ii) and (iii)]

3 (19) (c) (iii) Not to make any other alteration or addition to the Premises which would materially adversely affect the operation of the Landlord's Plant or unreasonably increase the demands thereon;

3. (19) (d) Not (save as mentioned in sub-clause 3(19)(f) hereof) to make any alterations or additions of a non-structural nature to the Premises or to fix to any part of the Building bounding the Premises without obtaining the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);

3. (19) (e) The Landlord may as a condition of giving any consent required under this Clause 3(19) require the Tenant to enter into such covenants with the Landlord as the Landlord may reasonably require as regards the execution of any such works and an absolute covenant that the Tenant will immediately prior to the end or sooner determination of the Term to the extent that the Landlord so requests remove (without cost to the Landlord) such alterations (or such part thereof as the Landlord shall specify in its request to the Tenant) and reinstate the Premises and the Building to the condition they were in prior to the execution of such alterations;

3. (19) (f) Subject to Clause 3(19)(d) the Tenant may without obtaining the prior consent of the Landlord erect modify and remove internal demountable partitioning Provided That:-

3. (19) (f) (i) such partitioning does not materially adversely affect the efficient working of the service systems within the Building; and

3. (19) (f) (ii) such partitioning does not obstruct or block up the windows of the Premises; and

3. (19) (f) (iii) such partitioning does not violate any law or any regulation or requirement of any competent authority;

3. (19) (g) In relation to any alterations or additions to the Premises which the Landlord would be obliged by Clause 4(2) to insure once completed (whether or not the consent of the Landlord is required for such works) to give notice to the Landlord of the anticipated reinstatement cost thereof before commencement and also to notify the

Landlord on completion of the same;

3. (19) (h) In the event of the Tenant failing to remedy as soon as reasonably practicable after receipt of written notice from the Landlord any breach of Clause 3(18) or (19) in any respect it shall be lawful (but not obligatory) for the Landlord (without prejudice to the right of re-entry hereinafter contained) to enter the Premises and remove any unauthorised alterations or additions or signs and execute such works as may be appropriate to restore the Building and the Premises to their former state at the cost of the Tenant which cost (together with all Solicitors' and Surveyors' charges and other expenses which may be properly incurred by the Landlord in connection therewith) shall be repaid by the Tenant to the Landlord on demand as a debt and on a full indemnity basis;

3. (20) (a) Alienation Not to assign mortgage charge or grant any security interest over part only of the Premises or (save as hereinafter provided) to share or part with the possession or occupation of the whole or part only of the Premises Provided that any of the persons mentioned in Clause 3(20)(d)(v) hereof may occupy or share occupation of any part of the Premises on condition that:-

3. (20) (a) (i) such occupation or sharing of occupation does not create any relationship of landlord and tenant; and

3. (20) (a) (ii) such occupation or sharing of occupation shall not continue after the date upon which the occupying company or partnership ceases to be associated with the Tenant;

3. (20) (a) (iii) the Landlord is notified of such sharing and the identity of those sharing occupation with the Tenant;

3. (20) (b) Not to underlet or agree to underlet the Premises or any part thereof at a fine or premium or at a rent which is less than the open market rental value of the premises to be demised (taking into account such rent free periods as reflect market practice at the time of the underlease or as may otherwise have been approved by the Landlord) nor to permit the reduction of rent paid or payable by any underlessee;

3. (20) (c) Not to assign the whole of the Premises without on each occasion procuring:-

3. (20) (c) (i) that any intended assignee shall covenant direct with the Landlord and the Management Company (in respect of the respective obligations owed to them) that during the residue of the Term then subsisting the said assignee will pay the rent reserved by and will observe and perform the covenants and conditions on the part of the Tenant contained in this Lease;

3. (20) (c) (ii) that if the Landlord shall reasonably so require the obligations of the assignee shall be guaranteed by a person or persons approved by the Landlord (whose approval shall not be unreasonably withheld) who shall covenant with the Landlord (jointly and severally if more than one) as a primary obligation in the terms set out in the Seventh Schedule hereto (mutatis mutandis) or such other terms as the Landlord shall from time to time reasonably specify;

3. (20) (d) Not to underlet or agree to underlet the whole of the Premises or any Permitted Letting Unit without on each occasion procuring:-

3. (20) (d) (i) that any intended underlessee shall covenant with the Landlord as from the date of the underlease either to observe and perform the covenants and conditions herein contained in so far as the same relate to the underlet premises (excluding the covenants to pay the rents hereinbefore reserved and the sums due to the Management Company or the Landlord under Clause 6(4) hereof) or (in the case of underlettings not exceeding five years excluding Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954) to observe and perform the covenants and conditions contained in the Approved Form of Underlease;

3. (20) (d) (ii) that in any permitted mediate or immediate underlease the rent shall be payable no more than one quarter in advance and shall be subject to review in an upward direction only at such times and in such manner as to coincide with the rent review provided for under this Lease;

3. (20) (d) (iii) that in the case of a Permitted Letting Unit including part only of a floor of the Premises prior to the completion of any underlease and the occupation by any undertenant or proposed undertenant of the premises to be demised thereby (or any part thereof) an Order be obtained from the Court authorising the exclusion of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 in respect of such underlease (a declaration to that effect being contained therein) and that a certified copy of such Order (together with a certified copy of the form of underlease which accompanied the application therefor) be supplied to the Landlord and no such underlease shall be completed or occupation allowed before such an Order has been obtained and produced to the Landlord;

3. (20) (d) (iv) that any underlease including part only of a floor of the Premises shall contain an absolute prohibition against mortgaging charging underletting or parting with possession of part only of the premises to be demised thereby;

3. (20) (d) (v) that there shall at no time be more than [      ] separate units
of occupation within the Premises (including any part from time to time not underlet) and that none shall comprise less than five thousand square feet of Net Internal Area on any level Provided that the following persons in occupation in accordance with Clause 3(20) hereof shall for the purpose of this sub-clause be treated as one:-

[Note: number to be inserted for Review Unit (i) is twenty
                             for Review Unit (ii) is five
                             for Review Unit (iii) is two
                             for Review Unit (iv) is seven]

3. (20) (d) (v) (aa) the Tenant and any associated company or partnership of the Tenant;

3. (20) (d) (v) (bb) any permitted undertenant and any associated company corporation or partnership of such permitted undertenant;

3. (20) (d) (v) (cc) where this Lease or any underlease is held as a partnership asset but the Tenant or any permitted undertenant comprises some only of the members of a partnership:-

3. (20) (d) (v) (cc) (A) all members of such partnership; and

3. (20) (d) (v) (cc) (B) any associated company or partnership of such partnership;

3. (20) (e) Subject as aforesaid the Tenant shall be permitted to assign or underlet the Premises as a whole and to underlet any Permitted Letting Unit with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed;

3. (20) (f) Not to vary the terms of any underlease of the Premises or any part thereof in a manner inconsistent with this Clause 3(20);

3. (20) (g) To procure in any permitted underlease that the rent is reviewed under such underlease in accordance with the terms thereof but not to agree any reviewed rent with the undertenant nor any rent payable on any renewal thereof pending determination of the rent payable hereunder with effect from the relevant Review Date without the prior written consent of the Landlord (such consent not to be unreasonably withheld) save where the rent under any underlease is determined by an independent valuer acting as an expert or arbitrator or by the Court;

3. (21) (a) Registration Within twenty-one days after the date of any assignment of this Lease or the grant of any underlease of the Premises or any assignment of such an underlease or the execution of any mortgage or charge (other than a floating charge) affecting this Lease or any transfer of any such mortgage or charge or any devolution of the Term or of any such underlease as aforesaid by assent or operation of law or any surrender or variation of any such underlease to give written notice and to deliver a certified copy to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same and to pay or cause to be paid to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty pounds for the registration thereof;

3. (21) (b) Within twenty-one days after the creation of any floating charge affecting this Lease to give written notice to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with details of the chargee(s) and within twenty-one days after the crystallization of any floating charge to give written notice to the Landlord's Solicitors (or as the Landlord may from time to time direct) of the same with a certified copy of the instrument creating the floating charge and details of the circumstances of crystallization and to pay to the Landlord's Solicitors or as the Landlord may from time to time direct a reasonable fee of not less than Twenty Pounds for the registration thereof;

3. (22) (a) Easements Not by building or otherwise to stop up or darken any window or light in the Premises nor permit any new wayleave easement right privilege or encroachment to be made or acquired into against or upon the Premises and in case any such easement right privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and to permit the Landlord and its agents to enter the Premises for the purpose of ascertaining the nature of any such easement right privilege or encroachment and at the request and cost of the Landlord to join the Landlord in adopting such means as may be reasonably necessary for preventing any such encroachment or the acquisition of any such easement right privilege or encroachment;

3. (22) (b) Not to give to any third party any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings in the Premises by the consent of such third party nor to pay to such third party any sum of money nor to enter into any agreement with such third party for the purpose of inducing or binding such third party to abstain from obstructing the access of light to any windows or openings and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the Landlord forthwith upon the same coming to the attention of the Tenant;

3. (23) Landlord's costs To pay to the Landlord on demand all costs charges and expenses (including but without prejudice to the generality of the foregoing Solicitors' costs Counsels' Architects' and Surveyors' and other professional fees and commission payable to a bailiff) properly and (in the case of sub-clause (d) of this Clause) reasonably incurred by the Landlord:-

3. (23) (a) incidental to the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and/or in or in reasonable contemplation of any proceedings under Section 146 or 147 of the said Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said Section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the said Act and notwithstanding forfeiture is avoided otherwise than by relief granted by the court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notice;

3. (23) (b) incidental to or in reasonable contemplation of the preparation and service of a Schedule of Dilapidations at any time during or within six months after the expiration or earlier determination of the Term but relating in all cases only to wants of repair arising not later than the expiration or earlier determination of the Term;

3. (23) (c) in connection with or in procuring the remedying of any breach of covenant on the part of the Tenant or any person deriving title under the Tenant contained in this Lease;

3. (23) (d) in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not unreasonably to withhold consent and the withholding of consent is held to be unreasonable) or the application is withdrawn;

3. (24) (a) Statutory requirements At all times and from time to time (save in so far as the same shall be the responsibility of the Landlord or the Management Company pursuant to clause 6) and at its own expense to execute all works as are or may under or in pursuance of any Act of Parliament already or hereafter to be passed be directed or required to be done or executed upon or in respect of the Premises or the Tenant's user thereof whether by the owner and/or the Landlord and/or the Tenant thereof or any person deriving title thereunder and to comply with all notices relating to the Premises which are served by the public local or statutory authority and not to do on the Premises any act or thing whereby the Landlord may become liable to pay any penalty imposed or to bear the whole or any part of any expenses incurred under any such Act as aforesaid;

3. (24) (b) Without prejudice to the foregoing at all times during the Term at the Tenant's expense to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Premises in case of fire or other emergency and at the expense of the Tenant to keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type suitable in all respects to the type of user of or business or trade carried on upon the Premises such apparatus and appliances to be open to inspection and to be adequately maintained and also not to obstruct the access to or means of working such apparatus and appliances by its operations at or connected with the Premises;

3. (24) (c) To comply with the requirements and regulations of the respective supply authorities in relation to the use of water electricity gas all types of telephonic communication and other services at the Premises;

3. (24) (d) Not to operate equipment connected to the Landlord's Plant otherwise than in accordance with the manufacturers' instructions which have been notified to the Tenant;

3. (24) (e) Within fourteen days of receipt of the same (or sooner if requisite having regard to the requirements of the notice or order in question or the time limits stated therein) to produce to the Landlord a true copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Premises or the occupier thereof by any government department or local or public authority and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request of the Landlord to make (at a cost which shall be borne by the Landlord and the Tenant equally) or join with the Landlord in making (at the cost of the Tenant) such proper objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient;

3. (25) Planning In relation to the Planning Acts:-

3. (25) (a) At all times during the Term to comply in all respects with the Planning Acts;

3. (25) (b) Not to apply for nor implement any planning permission in respect of the Premises (save as necessary to comply with Clause 3(32) hereof) unless the application and permission shall have been approved by the Landlord (whose approval shall not be unreasonably withheld or delayed where under the other relevant provisions of this Lease the consent of the Landlord is not required or cannot be unreasonably withheld or delayed);

3. (25) (c) Unless the Landlord shall otherwise direct to carry out before the expiration or determination of the Term (howsoever the same may be determined) any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to and commenced to have been implemented by the Tenant;

3. (25) (d) If called upon so to do to produce to the Landlord all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause have been complied with;

3. (25) (e) Not without the consent of the Landlord (which shall not be unreasonably withheld or delayed) to enter into any agreement under Section 106 of the Town and Country Planning Act 1990 relating to the Premises;

3. (25) (f) Not without the consent of the Landlord to serve any notice under
Part VI of the Town and Country Planning Act 1990 in respect of the Premises;

3. (26) Notices affecting the Premises Upon the happening of any occurrence or upon the receipt of any notice order requisition direction or other thing which adversely affects the Landlord's interest in the Premises the Tenant shall forthwith at its own expense deliver full particulars or a copy thereof to the Landlord;

3. (27) Defects and indemnity To inform the Landlord in writing immediately upon the same coming to the Tenant's attention of any defect in the Premises or in the parts of the Building which bound the Premises which would be likely to give rise to a duty imposed by common law or statute on the Landlord in favour of the Tenant or any other person and to indemnify the Landlord in respect of all actions proceedings costs claims and demands which might be made by any tenant occupier adjoining owner or any other person whatsoever or any competent authority which may be incurred by reason of:-


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

3. (27) (a) any use of the Premises or any defect in the Premises or in the execution or existence of any alterations or additions to the Premises for which the Tenant is responsible hereunder;

3. (27) (b) the use of cars or other vehicles in the Common Parts by the Tenant or any person deriving title under the Tenant or their respective servants agents licensees and invitees;

3. (27) (c) any breach by the Tenant or by any person deriving title under the Tenant of any covenant on the part of the Tenant or any condition contained in this Lease;

3. (28) Reletting notices To permit the Landlord at all reasonable times during the last six months of the Term to enter upon the Premises and affix and retain without interference upon any suitable part of the Premises (but not so as materially to affect the access of light and air to the Premises) notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Premises at all reasonable hours in the daytime upon prior appointment having been made;

3. (29) Applications for consent Upon making an application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require;

3. (30) Observe covenants By way of indemnity only to observe and perform the agreements covenants and stipulations contained or referred to in the documents referred to in the Fourth Schedule hereto so far as any of the same are still subsisting and capable of taking effect and relate to the Premises;

3. (31) Breaches by underlessees In the event of a breach non-performance or non-observance of any of the covenants conditions agreements and provisions contained or referred to in this Lease by any underlessee or other person deriving title under the Tenant forthwith upon discovering the same to take and institute without expense to the Landlord all appropriate steps and proceedings to remedy such breach non-performance or non-observance;

3. (32) (a) Yielding up Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:-

3. (32) (a) (i) to remove from the Premises any moulding sign writing or painting of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects (including any demountable partitioning) and to make good all damage caused to the Premises by such removal; and

3. (32) (a) (ii) to the extent that the Landlord so requests to remove such parts of the Premises and such fixtures and fittings therein to carry out such works and to renew replace or install such items as are necessary to put the Premises in no lower standard of condition than shall accord with the description thereof in the Rent Review Specification (or such part of the Rent Review Specification as the Landlord shall specify in its request to the Tenant); and

3. (32) (a) (iii) upon removal of any such tenant's fixtures and fittings or plant and equipment as are connected to or take supplies from any Conduits to seal off such Conduits so as not to interfere with the continued functioning of the remainder of the Conduits;

3. (32) (a) (iv) for the avoidance of doubt and without prejudice to the generality of the foregoing the Landlord shall be entitled in making any such requests to require the Tenant to remove or (as the case may be) add to and put back the Premises without the "Additions" but with the "Omissions" (save where the contrary is specified) in the Schedule of Agreed Additions to and Omissions from the Base Building Contract included in the Rent Review Specification;

3. (32) (b) At the expiration or sooner determination of the Term (howsoever the same be determined) to yield up to the Landlord the

Premises in such condition as shall be in accordance with the covenants on the part of the Tenant contained in this Lease;

3. (33) (a) VAT Except where Clause 3(33)(b) applies to pay to the Landlord by way of additional rent any Value Added Tax at the rate for the time being in force properly chargeable in respect of any rent or other payment made or other supplies provided to the Tenant under the terms of or in connection with this Lease and in every case where the Tenant covenants to pay an amount of money under this Lease such amount shall be regarded as being exclusive of all Value Added Tax which may from time to time be legally payable thereon;

3. (33) (b) If any supplies made by the Landlord to the Tenant under or in connection with this Lease are subject to Value Added Tax by reason of an election to waive exemption under Schedule 6A of the Value Added Tax Act 1983 in breach of the Landlord's covenant contained in Clause 4(3)(a) but would not be subject to Value Added Tax if such an election had not been made any payment or other consideration covenanted to be provided by the Tenant under this Lease for such supplies shall be regarded as inclusive of all Value Added Tax which may be legally payable thereon;

3. (33) (c) For the avoidance of doubt supplies made by the Landlord in connection with this Lease which are subject to Value Added Tax by reason of an election made without breach of the Landlord's covenant contained in Clause 4(3)(a) shall be subject to the provisions of Clause 3(33)(a) and shall be exclusive of Value Added Tax;

3. (34) Reimbursement of VAT In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease that the Tenant shall also reimburse any Value Added Tax properly paid by the Landlord on such payment save to the extent to which the same is reasonably recoverable by the Landlord as input tax.

4. LANDLORD'S COVENANTS

      THE Landlord HEREBY COVENANTS with the Tenant as follows:-

4. (1) Quiet enjoyment That the Tenant paying the rents hereby reserved and performing and observing the covenants and agreements on the part of the Tenant hereinbefore contained shall and may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person rightfully claiming through under or in trust for it;

4. (2) Insurance That the Landlord will:-

4. (2) (a) At all times during the Term (save to the extent that such insurance shall be vitiated in whole or in part by any act neglect default or omission of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) insure or procure the insurance of the Building (except items in the nature of tenant's and trade fixtures and fittings installed by the Tenant and other tenants and occupiers of the Building) and the main entrance hall through 133 Fleet Street in such insurance office or with such underwriters and through such agency as the Landlord may from time to time decide (the interests of the Tenant and others having an interest in the Premises being noted on the policy) but at reasonably competitive rates against loss or damage by the Insured Risks in the Full Cost of Reinstatement thereof and the Loss of Rent; and

4. (2) (b) (i) If reasonably required by the Tenant produce to the Tenant sufficient details of the policy or policies of such insurance and evidence of the fact that the policy or policies is or are subsisting and in effect; and

4. (2) (b) (ii) If and so long as the same can be procured in the London insurance market to procure that the Insurers shall waive their rights of subrogation against the Tenant and that the policy shall be written on terms such that it would not be vitiated by any act or omission beyond the control of the insured;

4. (2) (c) In case of destruction of or damage to the Building (except as aforesaid) or the main entrance hall through 133 Fleet Street by any of the Insured Risks then (save to the extent that payment of the insurance moneys shall be refused in whole or in part by reason of or arising out of any act neglect or default of the Tenant or any person deriving title under the Tenant or of its or their servants agents licensees or invitees) with all reasonable speed subject to obtaining all necessary planning consents and all other necessary licences approvals and consents (which the Landlord shall use its reasonable endeavours to procure are obtained) and subject to the necessary labour and materials being and remaining available the Landlord shall cause all moneys received in respect of such insurance (other than in respect of rent and fees) to be paid out in the rebuilding and reinstatement of the same substantially as prior to any such destruction or damage and make up any deficiency in the insurance moneys from its own funds Provided that:-

4. (2) (c) (i) any liability of the Landlord hereunder to rebuild and reinstate shall so far as the Premises are concerned be deemed to have been satisfied if the Landlord provides accommodation substantially as convenient and (so far as the Landlord is able) in approximately the same location as but not necessarily identical to that previously existing and shall as regards the rest of the Building and the main entrance hall through 133 Fleet Street be deemed to have been satisfied if the Landlord rebuilds and reinstates the same to a standard reasonably equivalent to those parts which have been destroyed or damaged;

4. (2) (c) (ii) if during the last ten years of the Term the Premises or the essential means of access to the Premises shall be so destroyed or damaged by any of the Insured Risks as to render the Premises unfit for occupation and use the Landlord or the Tenant may determine this Lease by giving to the other not less than three months' notice in writing in that behalf and upon the expiration of such notice the Term shall determine without prejudice to any rights or remedies of the Landlord or the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease;

4. (2) (c) (iii) if the Term is determined pursuant to Clause 4(2)(c)(ii) hereof the Landlord shall retain absolutely out of the moneys payable by virtue of any such insurance a sum equal to the Full Cost of Reinstatement of the Building (excluding the Premises) and of the Premises to the standard detailed in the Rent Review Specification (less a sum equal to any deficiency in the insurance moneys for which the Landlord is responsible hereunder) and the balance of such moneys shall be paid to the Tenant and all proceeds of the insurance of the Loss of Rent shall be retained absolutely by the Landlord;

4. (3) (a) VAT That the Landlord shall not make an election to waive exemption for Value Added Tax in relation to the Building under paragraph 2 of Schedule 6A to the Value Added Tax Act 1983 unless the Landlord is at any time obliged to make such an election by law and if such an election is made the Landlord will supply to the Tenant a copy of the notification to Customs & Excise in respect of the election and if the same is acknowledged a copy of Customs & Excises's acknowledgement of it;

4. (3) (b) To issue a proper Value Added Tax invoice in respect of any rent upon which Value Added Tax is payable pursuant to this Lease to the Tenant forthwith following the payment by the Tenant of the relevant rent and Value Added Tax thereon;

4. (3) (c) That the Landlord will not convey or assign the reversion to the Premises or grant any concurrent lease thereof without procuring that the person acquiring the reversion or taking such lease enters into a direct covenant with the Tenant to observe and perform the covenants in sub-clauses (a) and (b) of this Clause.


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

5. PROVISOS

5. (1) Forfeiture

5. (1) (a) If the rents hereby reserved or any part thereof shall at any time be in arrear for fourteen days after the same shall have become due (whether formally demanded or not); or

5. (1) (b) If there shall be any breach non-performance or non-observance of any of the covenants and conditions on the part of the Tenant contained in this Lease; or

5. (1) (c) If the Tenant and/or the Guarantor (if any) (being a body corporate) has a winding-up petition or petition for an administration order presented against it or passes a winding-up resolution (other than in connection with a members' voluntary winding-up for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord) or calls a meeting of its creditors for the purposes of considering a resolution that it be wound up voluntarily or resolves to present its own winding-up petition or is wound up (whether in England or elsewhere) or the directors or shareholders of the Tenant or the Guarantor resolve to present a petition for an administration order in respect of the Tenant or the Guarantor (as the case may be) or an Administrative Receiver or a Receiver or a Receiver and Manager is appointed in respect of the property or any part thereof of the Tenant or the Guarantor; or

5. (1) (d) If the Tenant and/or the Guarantor (if any) (being a body corporate) calls or a nominee calls on its behalf a meeting of its creditors or any of them or makes an application to the Court under Section 425 of the Companies Act 1985 or submits to its creditors and any of them a proposal pursuant to Part I of the Insolvency Act 1986 or enters into any arrangement scheme compromise moratorium or composition with its creditors or any of them (whether pursuant to Part I of the Insolvency Act 1986 or otherwise); or

5. (1) (e) If the Tenant and/or the Guarantor (if any) (being an individual) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of his creditors or any of them or enters into any arrangement scheme compromise moratorium or composition with his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt (whether in England or elsewhere); or

5. (1) (f) If the Tenant is struck off the Register of Companies or is dissolved or (being a corporation or company incorporated outside Great Britain) is dissolved or ceases to exist under the laws of the country or state of its incorporation; or

5. (1) (g) If the Tenant being a company is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or if the Tenant being an individual appears to be unable to pay his debts within the meaning of
Section 268 of the Insolvency Act 1986;

then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and to have again repossess and enjoy the Premises as in their former estate and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies of the Landlord and the Tenant in respect of any antecedent breach of any of the covenants or conditions contained in this Lease;

5. (2) Implied easements Neither the granting of this Lease nor anything herein contained shall by virtue of Section 62 of the Law of Property Act 1925 or otherwise by implication of law or in any other way operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever save as expressly hereby granted and any additional privileges in fact enjoyed from time to time shall be and be deemed to be by the consent of the Landlord only;

5. (3) Restrictions on adjoining property Save as expressly provided in this Lease neither the granting of this Lease nor anything herein implied shall impose or be deemed to impose any restriction on the use of any land or premises not comprised in this Lease or give the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or by any lessee or occupier of the Landlord in respect of property not comprised in this Lease or prevent or restrict in any way the development extension or alteration of any land or premises not comprised in this Lease;

5. (4) (a) Variation of and liability for Services The Management Company or the Landlord may extend vary or make any alteration in the rendering of the Services or any of them from time to time if the Management Company or the Landlord (as the case may be) reasonably deems it desirable so to do for the more efficient conduct and management of the Building and for the general benefit of all occupiers thereof;

5. (4) (b) Notwithstanding anything contained in this Lease neither the Management Company nor the Landlord shall be liable to the Tenant nor shall the Tenant have any claim against the Management Company or the Landlord in respect of any temporary interruption in any of the Services or any loss or damage in consequence thereof by reason of inspection testing maintenance servicing repair renewal or replacement of any Landlord's Plant or damage thereto or destruction thereof by any cause beyond the Management Company's or the Landlord's reasonable control or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour Provided Always that the Landlord or the Management Company shall procure that the Services shall be restored as quickly as reasonably possible and shall use its reasonable endeavours to ensure that any disruption and inconvenience to the Tenant shall be minimised;

5. (5) Cesser of rent In case the Premises or any part thereof or the means of access thereto shall at any time during the Term be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit


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

or inaccessible for occupation and use in accordance with the terms and provisions of this Lease then (save to the extent that the insurance money payable under any policy of insurance effected or caused to be effected by the Landlord shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or any person deriving title under the Tenant or any of its servants agents licensees or invitees) the rents first and fourthly hereinbefore reserved and for the time being payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be rendered fit and accessible for occupation and use or until the loss of rent insurance effected or caused to be effected by the Landlord shall be exhausted (whichever shall be the earlier) and any dispute with reference to this proviso shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979;

5. (6) Abandoned property If at such time as the Tenant has vacated the Premises on the determination of the Term (either by effluxion of time or otherwise) any property of the Tenant shall remain in or on the Premises and the Tenant shall fail to remove the same within fourteen days after being requested by the Landlord so to do the Landlord may as agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act in that behalf) dispose of such property by way of sale (unless the sale proceeds would be unlikely to meet the costs of selling) and shall then hold the proceeds of sale (if any) after deducting the proper costs and expenses of removal storage and sale incurred by it and any other moneys due from the Tenant to the Landlord to the order of the Tenant Provided always that if such proceeds of sale shall be insufficient to meet the costs and expenses as aforesaid the Tenant shall pay the amount of the deficiency on demand;

5. (7) (a) Notices The provisions of Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended by the deletion of the final words of Section 196(4) "...

and that service ... be delivered" and the substitution of the words: " ... and that service shall be deemed to be made on the third Business Day after the registered letter has been posted";

5. (7) (b) Any notice or document shall also be sufficiently served if sent by facsimile transmission to the party to be served and such service shall be deemed to be made on the day of transmission if transmitted before four p.m. on a Business Day but otherwise on the next following Business Day;

6. SERVICES AND SERVICE CHARGE

6. (1) Management Company's covenant The Management Company hereby covenants with the Tenant and as a separate covenant with the Landlord that (unless and until the Landlord assumes responsibility for providing the Services in accordance with Clause 6(3) hereof) subject to the Tenant paying the moneys due under Clause 6(4) hereof the Management Company will provide the Services mentioned in paragraphs (1A) (1B) (2A) (2B) (3A) and (3B) of Part II (A) of the Sixth Schedule hereto and will act reasonably in response to the reasonable requests of the Tenant relating to the operation of the Building Management System in so far as such operation affects the Premises and will use its reasonable endeavours to provide the remainder of the Services;

6. (2) Landlord's covenant The Landlord hereby covenants with the Tenant that subject to the Tenant paying the moneys due under Clause 6(4) hereof the Landlord will provide the Services mentioned in paragraphs (1A) (1B) (2A) (2B)
(3A) and (3B) of Part II (A) of the Sixth Schedule hereto and will act reasonably in response to the reasonable requests of the Tenant relating to the operation of the Building Management System in so far as such operation affects the Premises and will use its reasonable endeavours to provide the remainder of the Services:-

6. (2) (a) in so far as the Management Company is in breach of its obligations under this Lease to provide the Services or any of them; and

6. (2) (b) if the Landlord assumes responsibility for providing the Services in accordance with Clause 6(3) hereof;

6. (3) Services by Landlord The Landlord may assume responsibility for the provision of the Services at any time and if and when the Landlord does so the Landlord shall forthwith give written notice thereof to the Tenant;

6. (4) (a) Service Charge The Tenant hereby covenants with the Management Company and as a separate covenant with the Landlord to pay the Service Charge in respect of any Financial Year during which the Management Company is responsible for providing the Services hereunder to the Management Company clear of all deductions (save for deductions which the Tenant is by law bound to make) at the times and in the manner set out in the Sixth Schedule hereto Provided always that if the Tenant shall not pay any sum in respect of the Service Charge within ten Business Days after the due date for payment thereof the Landlord shall be entitled (but not obliged) to pay the same to the Management Company in which case the Tenant shall repay the same to the Landlord on demand;

6. (4) (b) The Tenant hereby covenants with the Landlord to pay the Service Charge Proportion of any Service Expenditure incurred by the Landlord pursuant to Clause 6(2)(a) hereof (save to the extent that the Tenant shall have made payment to the Management Company in respect of the Service Charge Proportion of such Service Expenditure);

6. (4) (c) The Tenant hereby covenants with the Landlord to pay the Service Charge in respect of any Financial Year during which the Landlord is responsible for providing the Services hereunder (other than under Clause 6(2)(a) hereof) clear of all deductions (save for deductions which the Tenant is by law bound to make) at the times and in the manner set out in the Sixth Schedule hereto;

6. (4) (d) The definitions in Part I of the Sixth Schedule hereto shall apply for the purposes of this Clause 6.


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

      I N   W I T N E S S whereof the parties hereto have duly executed this
Lease as a deed the day and year first before written.

                               THE FIRST SCHEDULE

                                  The Premises

Those premises on the [      ] to [    ] floors and basement levels [      ] and
[      ] of the Building shown for the purpose of identification only edged red
on the plans reference [        and       ] annexed hereto (in this Schedule
called "the said premises") including:-

      (a) All walls wholly within the said premises;

      (b) The plaster and surface finish of the structural columns within the said premises and of all walls separating the said premises from the Retained Areas;

      (c) One half (severed vertically) of all walls separating the said premises from other Lettable Units within the Building;

      (d) The airspace above the floor slab below the said premises and the raised floors and the floor covering;

      (e) The airspace below the floor slab above the said premises and all suspended ceilings and all lighting in the said premises;

      (f) All landlord's fixtures and fittings within the said premises;

      (g) All Conduits which lie within and exclusively serve the said premises;

BUT EXCLUDING:-

      (i) all structural columns within the said premises (other than the plaster and surface finish thereof);

      (ii) all walls separating the said premises from the Retained Areas (other than the plaster and surface finish thereof);

      (iii) the exterior walls of the Building including the doors and door frames and window frames and window glass therein;

      (iv) the floor and ceiling slabs;

      (v) any part of the heating system serving the Building.

                              THE SECOND SCHEDULE

                          Rights granted to the Tenant

1. Subject to compliance with any reasonable applicable regulations laid down in writing by the Landlord from time to time for observance by occupiers of the Building generally the rights (in common with the Landlord and all other persons having the like rights):-

      (a) to pass and repass on foot only over and along the courtyard of the Building and the passageways linking the same to Fleet Street Shoe Lane and Wine Office Court the entrance halls foyers corridors lobbies and landings and the passenger lifts escalators and staircases of the Common Parts (other than the routes designated as fire escape routes only) leading to and from the Premises and the Car Parking Spaces;

      (b) to pass on foot only over and along the fire escape corridors landings stairs and exits of the Building at any time;

      (c) to pass and repass with private motor vehicles over the vehicle entrances ramps and circulation areas of the Common Parts leading between Shoe Lane and the Car Parking Spaces;

      (d) to use the lorry berths in the Common Parts and the goods handling equipment in the lorry berths and loading bay for the purposes of delivery and collection of goods to and from the Premises together with the rights for lorries to pass and repass over the vehicle entrances and circulation areas leading between Shoe Lane and such lorry berths and the right to use the goods lifts and service corridors and stairs (but not the public areas) of the Common Parts to convey goods to and from the Premises PROVIDED THAT the Tenant shall not cause any vehicle to park in or otherwise obstruct such entrances and circulation areas or to remain in the lorry berths longer than is reasonably necessary for loading or unloading or cause any goods to be left in the goods reception or goods handling areas the goods lifts or service corridors longer than reasonably necessary;

      (e) to use the refuse collection areas and refuse compactors in the Common Parts;

      (f) to enter the Common Parts and other areas in the Building (upon prior appointment (which will not be unreasonably withheld) with the Landlord and any lessee of any other Lettable Unit (except in case of emergency)) for the purpose of complying with the covenants on the Tenant's part contained in this Lease and for the purpose of exercising the rights enjoyed by the Tenant PROVIDED THAT the Tenant shall cause as little damage and inconvenience as reasonably possible and comply with all conditions reasonably imposed by the Landlord in relation to such entry and make good all physical damage caused in exercise of such right;

      (g) to use such lavatory and washroom facilities at ground floor and basement levels as the Landlord shall from time to time designate for common use Provided Always that the Landlord shall ensure that adequate lavatory and washroom facilities at ground floor and basement levels shall be designated at all times to comply with applicable public health requirements.

2. The right to park [      ] private motor cars in the Car Parking Spaces shown
edged purple on drawing No [      ] annexed hereto Provided Always
that the Landlord shall have the right to designate alternative Car Parking Spaces in the Building in place of those shown on the said drawing which are reasonably accessible and no smaller than those shown on the said drawing.

3. The right to display the name of the Tenant and its permitted underlessees of the Premises on a lessees' directory board in the main entrance hall from Fleet Street in such style and size as the Landlord shall from time to time reasonably prescribe.

[4. The right to instal an additional generator chiller and fuel storage supply tank in the areas shown hatched respectively green on drawing no. A101 and yellow on drawing nos. A101 and A102 and brown on drawing no. A101 annexed hereto in each case in such specific location and form as the Landlord shall approve in writing (such approval not to be unreasonably withheld) subject to the Tenant obtaining any requisite planning permission or other statutory consent and PROVIDED THAT the Landlord may at any time on giving reasonable prior written notice to the Tenant and on indemnifying the Tenant against all costs properly incurred require the Tenant to relocate or itself relocate such generator chiller or tank to a reasonably convenient location or locations with appropriate ancillary facilities causing as little damage and inconvenience as reasonably practicable and making good any physical damage caused.]

[Note: Para 4 to be included only in relation to Review Unit (ii)]

5. The right (in common with the Landlord and all others having the like rights) of free passage and running of water soil gas electricity telephone heating fuel exhaust gases and other services to and from the Premises through the Conduits now or during the period of eighty years from the date hereof (which shall be the perpetuity period "the Perpetuity Period" applicable to this Lease) in or under the Building or Daniel House PROVIDED THAT the Landlord may at any time during the Perpetuity Period alter the route of any such Conduits but adequate services to the Premises shall be maintained at all times.

6. The right of support and protection for the Premises from the other parts of the Building.

7. Subject to compliance with Clause 3(19) hereof the right to:-

      (a) Make openings through the floor slabs dividing the floors of the Premises and dividing basement levels of the Premises;

      (b) Make minor alterations to the structural columns and openings in the beams within or adjacent to the Premises;

      (c) Fix to any part of the Building bounding the Premises; and

      (d) Affix additional beams if there is a need for local strengthening.

8. Subject to compliance with Clause 3(19) hereof the right to enter the Common Parts and other areas in the Building (upon prior appointment (which shall not be unreasonably withheld) with the Landlord and any lessee of any other Lettable
Unit) to install and thereafter to use maintain repair replace and renew Conduits along routes to be approved in writing by the Landlord (such approval not to be unreasonably withheld) PROVIDED THAT the Tenant shall cause as little damage and inconvenience as reasonably possible and comply with all conditions reasonably imposed by the Landlord in relation to such entry and installation and make good all physical damage cause in exercise of such right.

[9. Subject to Clause 3(19) hereof the right to enter the Common Parts and other areas of the Building (upon prior appointment with the Landlord which shall not be unreasonably withheld) and any lessee of any other Lettable Unit to install antennae and ventilation equipment in the tenth floor plant room in each case in such specific location and form as the Landlord shall approve in writing (such approval not to be unreasonably withheld) subject to the Tenant obtaining any requisite planning permission or other statutory consent PROVIDED THAT the Tenant shall cause as little damage and inconvenience as reasonably possible and comply with all conditions reasonably imposed by the Landlord in relation to such entry and installation and make good all physical damage caused in exercise of such right.]

[Note; Para 9 to be included only in relation to Review Unit (ii) and (iii)]

                               THE THIRD SCHEDULE

                          Exceptions and reservations

In favour of the Landlord and all persons from time to time authorised by the Landlord and all others entitled thereto:-

      1. The rights of free passage and running of water soil gas electricity telephone heating and other services through the Conduits now or during the Perpetuity Period passing through the Premises to and from other parts of the Building

      2. The right upon reasonable prior notice (except in emergency) to enter or (during the Tenant's absence in emergency only) to break and enter the Premises:-

            (a) to inspect the Premises and prepare a schedule of any dilapidations or other breaches of covenants and conditions to be observed or performed by the Tenant under the terms of this Lease;

            (b) to inspect cleanse maintain repair replace relay or connect to any Conduit;

            (c) to carry out work to any other part of the Building and any adjoining or neighbouring land or buildings which cannot reasonably be carried out without access to the Premises;

            (d) to perform the obligations on the part of the Landlord and the Management Company contained in this Lease;

            (e) for any proper purpose connected with the safety and management of the Building or other reasonable and lawful purpose;

      the person or persons exercising such rights causing as little physical damage and inconvenience as reasonably possible and making good all physical damage caused in exercise of such rights;

      3. The right from time to time after reasonable prior notice to the Tenant to alter or temporarily restrict close or divert any part of the Common Parts in connection with the carrying out of any works thereto or to any other part of the Building or Daniel House or any adjoining or neighbouring property or for any other reasonable purpose provided that it shall be consistent with the proper management of the Building and provided further that reasonable means of access and delivery of goods to the Premises and means of escape from the Premises sufficient to comply with fire requirements remain available at all times;

      4. The right to build rebuild or execute any works upon any adjoining or neighbouring land or buildings (including other parts of the Building) and to maintain scaffolding and cranes and other equipment thereon for such purposes in such manner as shall be reasonable Provided Always that (a) there shall be no permanent material interference with the access of light and air to the Premises or to the rights granted to the Tenant pursuant to this Lease and (b) the person or persons exercising such rights shall cause as little damage and inconvenience as reasonably possible and shall make good all physical damage caused.

                              THE FOURTH SCHEDULE

                Documents which affect or relate to the Premises

Date              Document                      Parties
----              --------                      -------
                  The property and charges
                  registers of Title Nos.
                  NGL495895 and NGL495896
                  as at 30 July 1990

31.08.1989        Deed                          MEPC plc (1) Town
                                                Investments Limited (2)
                                                LDT Partners (3)

24.11.1989        Agreement                     LDT Partners (1)
                                                Astonwade Properties
                                                Limited (2)
                                                Wheatland Limited (3)

02.02.1990        Licence                       Guardian Assurance plc
                                                JC No.3 (UK) Limited
                                                Fleet Street Square
                                                Management Limited and
                                                Fleet Street Financing
                                                Limited (1) Express
                                                Newspapers plc (2)
                                                LDT Partners (3) Taylor
                                                Woodrow Construction
                                                Limited (4)

31.5.1990         Agreement                     LDT Partners (1) Allied
                                                Breweries Limited (2)
                                                Guildford Holdings
                                                Limited (3)

5.7.1990          Agreement                     LDT Partners (1) Ye
                                                Olde Cheshire
                                                Cheese (2)

                               THE FIFTH SCHEDULE

                                  Rent Review
                         Review of rent FIRST reserved

1. Definitions In this Schedule the following expressions have the following meanings:-

1. (A) "Rack Rental Market Value" means the yearly rent at which the Premises as a whole might reasonably be expected to be let in the open market with vacant possession at the relevant Review Date by a willing landlord to a willing tenant and without any fine or premium for a term equal to the residue of the Term remaining unexpired on the relevant Review Date or fifteen years (if longer) commencing on the relevant Review Date and otherwise on the terms and conditions of this Lease (other than the amount of rent but including these provisions for the review of rent); and

      (a)   on the assumptions (if not facts) that:-

            (i) the Premises are fit and available for immediate occupation and use for the uses permitted by this Lease or by any licence granted at the request of the Tenant pursuant hereto;

            (ii) any rent free period concessionary rent or other inducement whether by means of a capital payment or otherwise which it might be the practice in open market lettings for a landlord to give to an incoming tenant to facilitate the fitting-out of the Premises on the grant of a lease of the

            Premises at the relevant Review Date has been made and any such rent free period has expired prior to the relevant Review Date;

            (iii) no work has been carried out to the Premises whether before the commencement of or during the Term which has diminished the rental value of the Premises;

            (iv) if the Premises have been destroyed or damaged they have been fully rebuilt and reinstated;

            (v) the covenants on the part of the Tenant herein contained have been fully performed and observed;

      (b)   but disregarding:-

      (i) any effect on the rental value of the Premises of the fact that the Tenant or any sub-tenant has or their predecessors in title or other lawful occupier have been in occupation of the Premises;

      (ii) any goodwill attached to the Premises by reason of the business then carried on at the Premises by the Tenant or any sub-tenant or any of their predecessors in title or other lawful occupier;

      (iii) any improvement or other alteration to the Premises or any part thereof carried out by the Tenant or any sub-tenant or their predecessors in title or other lawful occupier before or during the Term otherwise than in pursuance of an obligation to the Landlord or its predecessors in title hereunder;

      (iv) all or any part of any rent free period originally granted to the Tenant hereunder on the grant of this Lease;

      (v) any rent free period concessionary or other inducement whether by means of a capital payment or otherwise which it might be the practice in open market lettings for a landlord to give to an incoming tenant to facilitate the fitting-out of the Premises but not otherwise on the grant of a lease of the Premises at the relevant Review Date;

1. (B) "the Revised Rent" means the Rack Rental Market Value of the Premises at the relevant Review Date.

2. Review With effect from each Review Date the FIRST yearly rent hereby reserved shall be such an amount as shall be the greater of (a) the yearly amount of the FIRST rent payable immediately before such Review Date by the Tenant to the Landlord and (b) the Revised Rent assessed in accordance with the following provisions of this Schedule.

3. (a) Determination For the purposes of this paragraph 3 "Surveyor" shall mean a Chartered Surveyor of recognised standing and having experience in letting and valuation of premises of a like kind and character to the Premises who shall be agreed upon by the parties hereto or in the event of failure so to agree to be nominated on the application of either party at any time after the relevant Review Date by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors and who shall act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979.

3. (b) If the Landlord and the Tenant shall not agree on the amount of the Rack Rental Market Value by the relevant Review Date then at the election of the Landlord or the Tenant the amount thereof shall be decided by a Surveyor PROVIDED THAT any reference to a Surveyor shall not prevent the Landlord and the Tenant from agreeing the Revised Rent at any time and from withdrawing the reference to the Surveyor subject to payment of the Surveyor's proper charges up to the date of withdrawal.

3. (c) If the Surveyor shall die or becomes unwilling or unable to act before giving his determination the Rack Rental Market Value shall be decided by a further Surveyor and the process shall be repeated as often as necessary until a determination is made.

4. Upwards only In no event shall the FIRST rent payable by the Tenant after any Review Date be less than the FIRST rent payable by the Tenant immediately before such Review Date.

5. (a) Payment after Review Date In the event that by any Review Date the amount of the Revised Rent has not been agreed between the parties hereto or determined as aforesaid then in respect of the period of time (hereinafter called "the Interval") beginning with such Review Date and ending on the quarter day immediately following the date upon which the amount of the Revised Rent is agreed or determined as aforesaid (which date is hereinafter called "the Late Payment Date") the Tenant shall continue to pay to the Landlord in manner hereinbefore provided the FIRST rent at the yearly rate thereof payable immediately before the relevant Review Date.

5. (b) Provided that on the Late Payment Date there shall be due as a debt payable by the Tenant to the Landlord (without any requirement for any demand therefor by the Landlord) an amount equal to the shortfall between the amount which would have been payable on each quarter day had the Revised Rent been determined by the relevant Review Date and the amount payable by virtue of paragraph 5(a) above during the Interval apportioned on a daily basis in respect of the Interval together with interest at four percent below the Prescribed Rate on the amount of such shortfall on and from the quarter day upon which each instalment thereof would have been due had the Revised Rent been agreed before the relevant Review Date.

6. Statutory restrictions If at any Review Date the Landlord shall be obliged to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord's right to revise the FIRST rent in accordance with the terms of this Lease or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the FIRST rent from time to time payable under this Lease then the Landlord shall on each occasion that any such enactment is removed relaxed or modified be entitled on giving notice in writing to the Tenant expiring after the date of each such removal relaxation or modification to specify such date as an intermediate review date (hereinafter called "the Intermediate Review Date") and the rent payable hereunder from an Intermediate Review Date to the next succeeding Review Date or Intermediate Review Date (whichever shall first occur) shall be determined in like manner as the rent payable from each Review Date as hereinbefore provided.

7. Memorandum As soon as the amount of FIRST rent payable after each Review Date has been agreed or ascertained in accordance with the terms hereof the Landlord and the Tenant will forthwith sign a memorandum thereof specifying the yearly amount of the Revised Rent.

8. Time not of essence Time shall not be of the essence for the purposes of this Schedule.

                               THE SIXTH SCHEDULE
                                 Service Charge
                                     PART I

1. In this Schedule:-

      (i) "Financial Year" shall mean the year ending on 31 December or such other period of not less than six months or more than eighteen months as the Management Company or the Landlord may in its reasonable discretion from time to time determine as being that in respect of which the accounts of as the Management Company or the Landlord relating to the Building shall be made up PROVIDED THAT the Financial Year current on the date on which the Landlord assumes responsibility for the provision of the Services under Clause 6(3) hereof shall end on that date and the next Financial Year shall commence on the following day and end on the subsequent 31 December;

      (ii) "First Year" means the period from the Ninth day of August One thousand nine hundred and ninety-one to the end of the then current Financial Year;

      (iii) "Last Year" means the period to the determination of the Term from the end of the preceding Financial Year;

      (iv) "the Service Expenditure" means the total cost at market rates of the services and expenses mentioned in Part II of this Schedule (save in so far as provided or incurred exclusively for the benefit of any single lessee or occupier) reasonably provided for the benefit of the Building as a whole taking account (inter alia) of disbursements of a periodically recurring nature (by regular or irregular periods) reasonably and properly incurred before during or after the Term;

      (v) "the Service Charge Proportion" means a fair proportion to be determined from time to time by the Surveyors (who shall act fairly and impartially) taking into account the use made of and the benefit received from the Services and to be calculated by reference to metering or similar means of direct allocation where reasonably practicable subject as mentioned in paragraph 3 of this Part of this Schedule and for the avoidance of doubt different Service Charge Proportions may be applied to the various Services;

      (vi) "the Surveyors" means in relation to any Financial Year before a Landlord's notice under Clause 6(3) hereof takes effect the Management Company's surveyors or managing agents (who shall be an independent firm of surveyors if the Landlord itself or any associated company corporation or partnership of the Landlord occupies any part of the Building but in other circumstances may be an employee of the Management Company or a company within the same group of companies as the Management Company) and in relation to any Financial Year thereafter the Landlord's Surveyors.

2. (a) The Service Charge shall in relation to any full Financial Year during the Term be the Service Charge Proportion of the Service Expenditure in respect of such Financial Year.

      (b) The Service Charge shall in relation to the First Year and Last Year be such part of the Service Charge Proportion in respect of the relevant Financial Year as the Surveyors shall properly certify as being fair having regard to the length of the First Year or the Last Year (as the case may be) in relation to the relevant Financial Year.

3. The Landlord and the Management Company shall each have the right and duty to adjust the Service Charge Proportion to make fair allowances for differences in the services and facilities provided or supplied to or enjoyable by any Lettable Units.

4. (a) The Tenant shall pay the amount notified in writing to the Tenant by the Surveyors as being their reasonable estimate of the Service Charge for the First Year by equal instalments on the date of commencement of the First Year and the subsequent quarter days in the First Year.

      (b) The Tenant shall pay the amount notified in writing to the Tenant by the Surveyors as being their reasonable estimate of the Service Charge for each subsequent Financial Year on account by equal instalments on the usual quarter days Provided that:-

      (i) if the Tenant shall not have received notice of such estimate in respect of any Financial Year it shall on such quarter days pay an amount equal to the last quarterly payment on account in the preceding Financial Year and any requisite adjustment shall be made to the first quarterly payment after such notice is given;

      (ii) if the Surveyors shall notify the Tenant of any reasonable revision to their estimate of the Service Charge for any Financial Year after the Financial Year has begun the amount of such increase or decrease shall be added to or deducted from the instalments payable on the subsequent quarter days during such Financial Year equally;

PROVIDED THAT to the extent that the Tenant shall have made payment to the Management Company in respect of the Service Charge Proportion of any Service Expenditure the Tenant shall not be obliged to make payment to the Landlord in respect of such Service Charge Proportion of such Service Expenditure.

5. (a) The amount of the Service Charge shall be ascertained by the Surveyors and certified by a certificate (hereinafter called "the Certificate") signed by the Surveyors acting as expert and not as arbitrator so soon after the end of each Financial Year as may be practicable Provided Always that if it so desires the Tenant shall be entitled to require the amount of Service Expenditure to be independently audited.

      (b) A copy of the Certificate for a Financial Year shall be supplied to the Tenant without charge to the Tenant and the Tenant shall be entitled by appointment (which the Surveyors shall not unreasonably withhold) to inspect at the offices of the Surveyors (or as they may direct) the accounts relating to the Service Charge Expenditure and all relevant supporting vouchers and receipts.

      (c) The Certificate shall contain a summary of the Service Expenditure incurred by the Management Company or the Landlord (as the case may be) during the Financial Year to which it relates together with a summary of the relevant details and figures forming the basis of calculation of the Service Charge and the Certificate (or a copy thereof duly certified by the Surveyors) shall be conclusive evidence for the purposes hereof of the matters of fact which it purports to certify save for any manifest errors.

      (d) If the estimated Service Charge is less than the Service Charge so certified the Tenant shall within seven days of demand pay to the Management Company or the Landlord (as required under Clause 6(4) hereof) the difference between the estimated Service Charge and the Service Charge so certified.

      (e) If the estimated Service Charge is in excess of the Service Charge so certified the overpayment shall forthwith be refunded to the Tenant.

      (f) The provisions of this paragraph shall continue to apply notwithstanding the termination of the Term for the purpose of ascertaining whether there has been any underpayment or overpayment of Service Charge for the Last Year and any preceding Financial Year.

      (g) PROVIDED THAT to the extent that the Tenant shall have made payment to the Management Company in respect of the Service Charge Proportion of any Service Expenditure the Tenant shall not be obliged to make payment to the Landlord in respect of such Service Charge Proportion of such Service Expenditure.

                                    PART II
                                  (A) Services

(1A) Inspection maintenance and repair of the structure and exterior of the Building including (without limitation):-

      (a) the foundations and roofs;

      (b) all structural columns (other than the plaster and surface finish of such of the same as are within the Lettable Units);

      (c) all exterior walls including the doors and door frames and window frames and window glass therein; and

      (d) all floor and ceiling slabs;

But excluding:-

      (i) all non-structural walls wholly within the Lettable Units;

      (ii) the plaster and surface finish within the Lettable Units of the structural columns and of the walls separating the Lettable Units from the Retained Areas;

      (iii) the suspended ceilings and the lighting therein and the screed on the floor slab and the floor covering in the Lettable Units.

(1B) So far as necessary in order to put and keep the Building in good and substantial repair and condition rebuilding reinstatement or replacement of the structure and exterior of the Building or any part or parts thereof.

(2A) Inspection maintenance and repair of the Retained Areas (excluding the structure thereof and the Landlord's Plant therein).

(2B) So far as necessary in order to put and keep the building in good and substantial repair and condition rebuilding reinstatement and replacement of the Retained Areas.

(3A) Inspection maintenance servicing repair insurance and where appropriate decoration renewal and replacement of the Landlord's Plant.

(3B) Keeping the Landlord's Plant in good working order and condition and for that purpose renewing and replacing all working and other parts as and when necessary.

(4) Provision of heating cooling and ventilation to the Building through the Landlord's Plant sufficient to meet statutory requirements and otherwise as the Management Company or the Landlord reasonably considers appropriate.

(5) Decoration and cleaning of the exterior of the Building and the external and internal Retained Areas (including in each case the windows thereof) as often as the Management Company or the Landlord reasonably considers appropriate.

(6) Lighting the Retained Areas including at the reasonable discretion of the Management Company or the Landlord external lamps and floodlighting and decorative lighting.

(7) Provision of security services (including security guards and electronic surveillance as the Management Company or the Landlord reasonably considers appropriate).

(8) Provision of general reception facilities in the main lobby of the Building (but excluding reception facilities for individual occupiers) and furnishing and equipping such facilities and maintaining directory boards listing the tenants and permitted occupiers of the Building in such lobby and in the main entrance hall from Fleet Street.

(9) Provision maintenance repair renewal and decoration of such seats benches sculptures displays flags flagpoles decorative or drinking fountains bins ashtrays public pay telephones clocks and other amenities as the Management Company or the Landlord shall at its reasonable discretion provide for the benefit of the tenants and occupiers of the Building generally and their visitors invitees and employees and the amenity of the Common Parts and the Building.

(10) Provision of mail and messenger room facilities for the receipt of incoming letters and parcels.

(11) Supplying cultivating maintaining replacing tending and keeping tidy such plants and decorative landscaping in and on the Common Parts and the exterior of the Building as the Management Company or the Landlord reasonably consider appropriate.

(12) Disposal of refuse from the Building including compaction thereof.

(13) Execution of works as are under or in pursuant of any Act of Parliament directed or required to be done upon or in respect of the Retained Areas and the compliance with notices relating to the Retained Areas which are served by a public local or statutory authority.

                                    PART II
                                  (B) Expenses

(1) The cost of supply of electricity gas oil or other fuel or energy supplies or power sources from time to time used in providing the Services.

(2) All costs fees expenses and other outgoings in connection with:-

      (a) the employment or engagement of such independent contractors agents consultants professional advisers or other personnel as the Management Company or the Landlord reasonably considers necessary or desirable for the provision of the Services (including the cost of negotiating and entering into contracts with such persons);

      (b) the employment of staff for the mail and messenger room security guards receptionists and any others employed in connection with the provision of the Services including their wages salaries pensions and pension contributions and other emoluments statutory and other insurance health and welfare payments National Insurance and other payments required to be made by statute and benefits;

      (c) the provision of uniforms working and protective clothing tools appliances cleaning and other materials bins receptacles fixtures fittings and equipment properly required for use in connection with the provision of the Services.

(3) All solicitors' surveyors' accountants' and other fees and disbursements properly incurred by the Management Company or the Landlord in connection with the administration and general management of the Services (but excluding the collection of rents) and the enforcement of any contract entered into by or on behalf of the Management Company or the Landlord with any third party in connection with the provision of the Services.

(4) The fees and disbursements at market rates of the agents retained by the Landlord to manage the Services (but excluding the collection of rents and other management of the Landlord's interest in the Building) (or where the Management Company or the Landlord itself manages the Building amounts in lieu of and equivalent to such agents' fees and disbursements at market rates) including without limitation costs in respect of keeping records and accounts of the Services and the Service Expenditure and the preparation of all appropriate accounts statements and certificates in relation thereto but excluding costs in respect of the collection of rent.

(5) The cost of the mail and messenger room the reception area the management suite the workshops and plant rooms and such other premises as the Management Company or the Landlord reasonably considers it necessary or desirable to provide in connection with the provision of the Services and the management of the Building from time to time including without limitation workshop and office accommodation for staff employed in relation thereto and fixtures fittings furniture and equipment therein Provided that such cost shall not include rent or notional rent other than the rent first reserved from time to time by the underlease whereunder the Management Company holds the Management Premises and notional rent in respect of any such reasonable additional or alternative premises within the Building or elsewhere owned by the Management Company or the Landlord and (if the Landlord shall have assumed responsibility for the provision of the Services and/or the underlease whereunder the Management Company holds the Management Premises shall have been terminated for whatever reason) in respect of the Management Premises equivalent to the open market rental value thereof assuming them to be available for use as storage space within the Building.

(6) Any costs of leasing plant machinery or equipment used in connection with the provision of the Services.

(7) The cost of any maintenance or service agreements or insurance contracts in respect of any of the plant machinery and equipment used in connection with the provision of the Services.

(8) Premiums at reasonably competitive rates incurred by the Landlord in insuring against property owners' liability employers' liability and liability to third parties including members of the public and any other insurance properly maintained by the Management Company or the Landlord from time to time in respect of the Common Parts and the Building (save to the extent that the cost of such premiums is within the rent thirdly reserved hereby).

(9) The cost of any contribution properly paid by the Management Company or the Landlord toward the cost of maintaining repairing rebuilding and renewing any roads ways pavements Conduits party walls party structures party fence walls and other conveniences serving the Building (whether or not used in common by any adjoining or neighbouring premises from time to time).

(l0) All existing or future taxes rates charges duties assessments impositions and outgoings of whatever nature in respect of the Retained Areas and any other premises referred to in paragraph (5) above including any charge by the local or other competent authority in respect of refuse collection but excluding any taxes imposed on the Management Company or the Landlord in respect of the grant of this Lease any dealing by the Management Company or the Landlord with its interest therein or in any part thereof or the receipt of the rents hereby reserved.

(11) Amounts properly paid as a contribution in respect of the main entrance hall through 133 Fleet Street toward the cost of cleaning the external stonework of the facade of Daniel House adjacent thereto.

(12) The cost of taking all steps reasonably required in the interests of all occupiers of the Building for complying with or making representations against the incidence of any legislation or notice order or requirement thereunder concerning town planning compulsory purchase public health highways drainage or other matters relating or alleged to relate to or affecting the Common Parts or the Building.

(13) The cost of establishing and maintaining financial reserves to meet the future costs (as from time to time reasonably estimated by the Surveyors) of providing the Services Provided Always that such reserves shall be held in a separate interest bearing account with the interest accruing thereto on trust for the purpose set out in this Schedule.

(14) The payment of all Value Added Tax properly payable on any item of Service Expenditure (excluding this paragraph) save to the extent that the Management Company or the Landlord can recover the same from H.M. Customs and Excise.

(15) The cost of providing such other reasonable and proper services and facilities as the Management Company or the Landlord reasonably consider necessary or desirable for the benefit of the tenants and occupiers of the Building as a whole and in the interests of good estate management from time to time.

                              THE SEVENTH SCHEDULE

                             Guarantor's covenants

1. Covenant and Indemnity by the Guarantor

The Guarantor hereby covenants with the Landlord and the Management Company each as a primary obligation that the Tenant or the Guarantor shall at all times during the Term (including any continuation or renewal of this Lease) duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents and all other sums payable under this Lease in the manner and at the times herein specified.

2. Waiver by Guarantor

The Guarantor hereby waives any right to require the Landlord or the Management Company to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord or the Management Company before proceeding against the Guarantor.

3. Postponement of claims by Guarantor against Tenant

The Guarantor hereby further covenants with the Landlord and the Management Company that the Guarantor shall not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord or the Management Company and shall remit to the Landlord or the Management Company (as the case may be) the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord and the Management Company all security and rights the Guarantor may have over assets of the Tenant whilst any liabilities of the Tenant or the Guarantor to the Landlord and the Management Company remain outstanding.

4. Postponement of participation by Guarantor in security

The Guarantor shall not be entitled to participate in any security held by the Landlord or the Management Company in respect of the Tenant's obligations to the Landlord or the Management Company under this Lease or to stand in the place of the Landlord or the Management Company in respect of any such security until all the obligations of the Tenant or the Guarantor to the Landlord and the Management Company under this Lease have been performed or discharged.

5. No release of Guarantor

None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Guarantor as principal debtor under this Lease or otherwise prejudice or affect the right of the Landlord or the Management Company to recover from the Guarantor to the full extent of this guarantee:-

      (a) any neglect delay or forbearance of the Landlord or the Management Company in endeavouring to obtain payment of the rents or the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease;

      (b) any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises;

      (c) any extension of time given by the Landlord or the Management Company to the Tenant;

      (d) any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease;

      (e) any change in the constitution structure or powers of any of the Tenant the Guarantor the Landlord and the Management Company or the liquidation administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

      (f) any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord or the Management Company) or the fact that any dealings with the Landlord or the Management Company by the Tenant may be outside or in excess of the powers of the Tenant;

      (g) any other act omission matter or thing whatsoever whereby but for this provision the Guarantor would be exonerated either wholly or in part (other than a release under seal given by the Landlord or the Management Company).

6. Disclaimer or forfeiture of Lease

(a) The Guarantor hereby further covenants with the Landlord and the Management Company that:-

      (i) if a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease; or

      (ii) if this Lease shall be forfeited; or

      (iii) if the Tenant shall cease to exist

THEN the Guarantor shall, if the Landlord by notice in writing given to the Guarantor within three (3) months after such disclaimer or other event so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Guarantor and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease.

(b) If the Landlord shall not require the Guarantor to take a new Lease the Guarantor shall upon demand pay to the Landlord a sum equal to the rents and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of three (3) months therefrom or until the Landlord shall have granted a Lease of the Demised Premises to a third party (whichever shall first occur).

7. Benefit of guarantee

This guarantee shall enure for the benefit of the successors and assigns of the Landlord and the Management Company under this Lease without the necessity for any assignment thereof.

ON ORIGINAL

THE COMMON SEAL of [LANDLORD]       )
was hereunto affixed in the         )
presence of:-                       )

                    Director

                    Secretary

THE COMMON SEAL of [MANAGEMENT      )
COMPANY] was hereunto affixed in    )
the presence of:-                   )

                    Director

                    Secretary

ON COUNTERPART

THE COMMON SEAL of [TENANT]         )
was hereunto affixed in the         )
presence of:-                       )

                    Director

                    Secretary


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